                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement

     [ ] Confidential, For Use of the Commission only (as permitted by
         Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                           WINK COMMUNICATIONS, INC.
                (Name of Registrant as Specified in Its Charter)

                                      N/A
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


     Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required.
     [X] Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

             Common Stock of the Registrant, par value $0.001
         -----------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

             34,263,309

         -----------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

             $3.00

         -----------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

             $102,789,927

         -----------------------------------------------------------------------

         (5) Total fee paid: $9,457

     [ ]  Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:
          (2) Form, Schedule or Registration Statement No.:
          (3) Filing Party:
          (4) Date Filed:

(WINK LOGO)

                                                                          [DATE]

To Our Stockholders:

     You are cordially invited to attend a special meeting of Wink Communications, Inc. stockholders to be held at 10:00 a.m., Pacific time, on [DATE], 2002, at Wink's corporate offices, 1001 Marina Village Parkway, Alameda, California 94501.

     At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 23, 2002, by and among Wink, Liberty Broadband Interactive Television, Inc., Liberty Broadband's wholly-owned subsidiary, Wink Interactive, Inc., and Wink Interactive's wholly-owned subsidiary, Walnut Merger Corp. Liberty Broadband is a subsidiary of Liberty Media Corporation, and Liberty Media has signed the merger agreement for the limited purpose of agreeing to use its best efforts to cause Liberty Broadband and Wink Interactive to perform their obligations under the merger agreement.

     If the merger contemplated by the merger agreement is completed, Wink will become an indirect wholly-owned subsidiary of Liberty Broadband, and each of your shares of Wink common stock will be converted into the right to receive $3.00 in cash.

     Based on the number of shares of Wink common stock and the number of "in the money" options and warrants to purchase shares of Wink common stock outstanding as of [DATE], the aggregate cash consideration to be paid by Liberty Broadband in the merger is approximately $100 million.

     The receipt of cash in exchange for your shares of Wink common stock in the merger will constitute a taxable transaction for United States federal income tax purposes. Please read this proxy statement carefully regarding the United States federal income tax consequences of the merger.

     This proxy statement gives you detailed information about the special meeting, the merger agreement and the merger, and it includes the merger agreement as Appendix A. We encourage you to read the proxy statement and the merger agreement carefully. In particular, please note that if the merger agreement is terminated under specified circumstances, we may be required to pay Liberty Broadband a termination fee of $3,500,000 and enter into a non-exclusive license agreement with Liberty Broadband.

     Your board of directors carefully considered and evaluated the merger. In connection with its evaluation of the merger, the board engaged Greenbridge Partners LLC to act as its financial advisor. Greenbridge has rendered its opinion stating that, as of June 23, 2002 and based upon and subject to the assumptions, limitations and qualifications set forth in its opinion, the merger consideration of $3.00 in cash per share of Wink common stock was fair, from a financial point of view, to our stockholders. The written opinion of Greenbridge is attached as Appendix C to this proxy statement, and you should read it carefully.

     Your board of directors unanimously has determined that the merger is in the best interests of Wink and its stockholders. ACCORDINGLY, YOUR BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, DECLARED THEM ADVISABLE, AND RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING.

     We cannot complete the merger unless holders of a majority of all of the outstanding shares of Wink common stock vote to adopt the merger agreement.

     Whether or not you plan to be present at the special meeting, please sign and return your proxy as soon as possible in the enclosed prepaid self-addressed envelope so that your vote will be recorded. You can also vote your shares of Wink common stock through the Internet or by telephone by following the instructions on the enclosed proxy card. Please do not send your stock certificates to us at this time.

                                         Sincerely,

                                         /s/ Mary Agnes Wilderotter
                                         Mary Agnes Wilderotter
                                         Chief Executive Officer

     This proxy statement is dated [DATE], and is first being mailed to stockholders on [DATE].

                                   IMPORTANT

     A proxy statement and proxy card are enclosed. All stockholders are urged to follow the instructions attached to the proxy card and vote via the Internet or telephone, or complete, sign, date and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any stockholder attending the meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

                    IT IS IMPORTANT THAT YOUR STOCK BE VOTED

                           WINK COMMUNICATIONS, INC.

                          ---------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           To Be Held on [DATE], 2002

Date:    [DATE], 2002
Time:    10:00 a.m., Pacific time
Place:   Wink's Corporate Offices, 1001 Marina Village Parkway,
         Alameda, California 94501

To the stockholders of Wink Communications, Inc.:

     We are pleased to notify you of, and invite you to, a special meeting of stockholders. At the meeting, you will be asked:

     - To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 23, 2002, by and among Liberty Broadband Interactive Television, Inc., Wink Interactive, Inc., a wholly-owned subsidiary of Liberty Broadband, Walnut Merger Corp., a wholly-owned subsidiary of Wink Interactive, Wink Communications, Inc. and Liberty Media Corporation. Under the merger agreement, Walnut Merger Corp. will be merged with and into Wink, and each share of Wink common stock, par value $.001, outstanding immediately prior to the merger (other than shares held by stockholders who properly dissent from the merger) will be converted into the right to receive $3.00 in cash; and

     - To consider any other matters that are properly brought before the special meeting or any adjournments or postponements of the special meeting.

     Only the stockholders of record at the close of business on [RECORD DATE] may vote at the special meeting.

     We urge you to read the accompanying proxy statement carefully as it contains details of the proposed merger and other important information related to the merger.

     Under Delaware law, stockholders who do not vote in favor of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and they comply with the other Delaware law procedures explained in the accompanying proxy statement. A copy of Section 262 of the Delaware General Corporation Law is attached as Appendix D to the proxy statement.

     Your vote is very important. Whether or not you plan to attend the special meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may also submit a proxy by Internet or telephone by following the instructions on the enclosed proxy card. If you attend the special meeting, you may revoke your proxy and vote in person if you wish to do so.

                                          By Order of the Board of Directors,

                                          /s/ MARY AGNES WILDEROTTER
                                          Mary Agnes Wilderotter
                                          Chief Executive Officer

Dated: [DATE]
Alameda, California

     IMPORTANT: TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE VOTE IN ONE OF THESE WAYS:

     - COMPLETE, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the prepaid envelope;

     - VISIT THE WEB SITE noted on your proxy card to vote via the Internet;

     - USE THE TOLL-FREE NUMBER shown on your proxy card; or

     - VOTE IN PERSON by appearing at the special meeting and submitting a ballot at the meeting.

                           WINK COMMUNICATIONS, INC.
                          1001 MARINA VILLAGE PARKWAY
                           ALAMEDA, CALIFORNIA 94501

                          ---------------------------

                                PROXY STATEMENT

              SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [DATE]

                          ---------------------------

                       SUMMARY TERM SHEET FOR THE MERGER

     This summary term sheet highlights selected information from this proxy statement regarding the merger agreement and the merger. This summary may not contain all of the information that is important to you as a Wink stockholder. We encourage you to carefully read this entire document and the documents to which we have referred you.

     We incorporate by reference important business and financial information about Wink into this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information."

THE PROPOSED TRANSACTION

     THE PROPOSAL (PAGE 1). You are being asked to consider and vote upon a proposal to adopt an agreement and plan of merger that provides for Wink to be acquired by Liberty Broadband. In the merger, Walnut Merger Corp., an indirect wholly-owned subsidiary of Liberty Broadband, will merge with and into Wink, with Wink continuing as the surviving corporation. As a result of the merger, Wink will cease to be an independent publicly-traded company and will become an indirect wholly-owned subsidiary of Liberty Broadband. Liberty Broadband is a subsidiary of Liberty Media Corporation, and Liberty Media has agreed in the merger agreement to use its best efforts to cause Liberty Broadband and its subsidiaries to perform their obligations under the merger agreement.

     WHAT YOU WILL RECEIVE (PAGE 15). Upon completion of the merger, you will be entitled to receive $3.00 in cash, without interest, for each of your shares of Wink common stock, unless you properly dissent from the merger. The $3.00 merger consideration represents a 70% premium over the average closing price of our stock during the ten trading days prior to the public announcement of the signing of the merger agreement. See "The Merger Agreement -- Merger Consideration." If the merger occurs, you will no longer be a stockholder of Wink.

THE PARTIES

     WINK (PAGE 1). Wink is a leading mass-market interactive television solution in North America, giving viewers a free and convenient way to interact with programs and advertisements while they continue to watch television. By clicking a button on their remote control during an enhanced program or advertisement, viewers can access program-related information (such as weather, sports updates, trivia and play-along games), request product samples, coupons and other free offers from advertisers or make purchases instantly.

     Our end-to-end system enables advertisers and programmers to process t-commerce transactions while offering viewers instant interactive entertainment and information retrieval. Wink's technology also collects, analyzes and routes viewer behavior and response data to give advertisers and broadcasters a tool to collect consumer and viewer research and to evaluate the success and value of their television campaigns.

     Introduced in June of 1998, Wink is currently available to satellite and cable households in North America and is distributed through agreements with major cable and satellite operators, network and cable broadcasters, national advertisers and manufacturers of consumer electronics equipment.

     LIBERTY BROADBAND (PAGE 1). Liberty Broadband, a newly-formed Delaware corporation and a subsidiary of Liberty Media, is focused on investing in and developing interactive services and products for advertisers, programmers and multi-channel video providers globally.

     WINK INTERACTIVE (PAGE 1). Wink Interactive, a Delaware corporation and a subsidiary of Liberty Broadband, owns all of the outstanding capital stock of Walnut Merger Corp.

     WALNUT MERGER CORP. (PAGE 1). Walnut Merger Corp., a Delaware corporation and wholly-owned subsidiary of Wink Interactive, was incorporated by Liberty Broadband solely for the purpose of merging into Wink.

     LIBERTY MEDIA (PAGE 1). Liberty Media has interests in a broad range of video programming, broadband distribution, interactive technology services and communications businesses in the United States, Europe, South America and Asia, with widely recognized brands such as Encore, STARZ!, Discovery, USA, QVC, Court TV and Sprint PCS.

MAILING OF PROXY STATEMENT

     This proxy statement is being first sent to you on or about [DATE], 2002.

WINK'S RECOMMENDATION TO STOCKHOLDERS (PAGE 5)

     After careful consideration, Wink's board of directors unanimously:

     - determined that the merger agreement and the merger are in the best interests of the Wink stockholders; and

     - declared the merger agreement to be advisable.

     The board, by unanimous vote, approved the merger agreement and the merger and recommends that you vote "FOR" the proposal to adopt the merger agreement at the special meeting.

     In the course of determining that the merger agreement and the merger are in the best interests of the Wink stockholders, the board consulted with Wink management, as well as its financial and legal advisors, and considered a number of factors in making its determination. To review our reasons for the merger in greater detail, please see pages 5 through 6.

OPINION OF GREENBRIDGE PARTNERS LLC (PAGE 6 AND APPENDIX C)

     In connection with the merger, Wink's board of directors considered the opinion of Wink's financial advisor, Greenbridge Partners LLC. Greenbridge delivered its written opinion to our board of directors on June 23, 2002. The opinion stated that, as of June 23, 2002, the merger consideration of $3.00 per share in cash to be received by the Wink stockholders in the merger was fair, from a financial point of view, to those stockholders. The full text of this opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Greenbridge in connection with its opinion, is attached as Appendix C to this proxy statement.

     Greenbridge provided its advisory services and its opinion for the information and assistance of the board in connection with the board's consideration of the merger. Greenbridge's opinion is not a recommendation as to how any Wink stockholder should vote at the special meeting. THE OPINION IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT. WE URGE YOU TO READ THE OPINION IN ITS ENTIRETY.

     Greenbridge will be paid fees of approximately $1.2 million in connection with the merger. Wink has also agreed to reimburse Greenbridge for its reasonable out-of-pocket expenses and provide customary indemnification to Greenbridge in connection with the rendering of its services.

THE SPECIAL MEETING

     DATE, TIME AND PLACE (PAGE 1). The special meeting will be held at [TIME], Pacific time, on [DATE], at Wink's corporate offices, 1001 Marina Village Parkway, Alameda, California 94501. At the special meeting, you will be asked to vote on a proposal to adopt the merger agreement. A copy of the merger agreement is attached as Appendix A to this proxy statement.

     REQUIRED VOTE (PAGE 2). Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Wink common stock.

     WHO MAY VOTE (PAGE 2). You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Wink common stock at the close of business on [RECORD DATE], the record date for the special meeting. On the record date, there were [NUMBER] shares of Wink common stock outstanding and entitled to be voted at the special meeting.

     PROCEDURE FOR VOTING (PAGE 2).  You may vote in any of four ways:

     - by completing, signing, dating and returning the enclosed proxy card by mail;

     - by appointing a proxy through the Internet to vote your shares, as outlined on the enclosed proxy card;

     - by appointing a proxy by telephone to vote your shares, as outlined on the enclosed proxy card; or

     - by appearing and voting in person by ballot at the special meeting.

     You may revoke your proxy at any time before it is voted at the special meeting:

     - by filing with the Secretary of Wink a written, later-dated notice of revocation;

     - by submitting a later-dated proxy relating to the same shares to the Secretary of Wink by mail, the Internet or telephone; or

     - by appearing and voting in person by ballot at the special meeting.

THE MERGER

     THE STRUCTURE (PAGE 15). Under the merger agreement, Walnut Merger Corp., an indirect wholly-owned subsidiary of Liberty Broadband, will merge with and into Wink. Wink will be the surviving corporation in the merger and will become an indirect wholly-owned subsidiary of Liberty Broadband. You will have no equity interest in Wink or Liberty Broadband after the merger. Each of your shares of Wink common stock will be canceled and converted automatically into the right to receive $3.00 in cash, without interest.

     MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES (PAGE 11). The merger will be a taxable transaction to you for United States federal income tax purposes, and you will generally recognize gain or loss in the merger in an amount determined by the difference between the amount of cash you receive and your tax basis in your shares of Wink common stock. Determining the tax consequences of the merger to you can be complicated, so you should consult your own tax advisor in order to understand fully how the merger will affect you.

     REGULATORY MATTERS (PAGE 12). Under United States federal antitrust law, the merger may not be completed until Wink and Liberty Media have made filings with the United States Federal Trade Commission and Department of Justice, and applicable waiting periods have expired or been terminated. Wink and Liberty Media filed the requisite notification reports with the Federal Trade Commission
and Department of Justice on July   , 2002. The applicable waiting period will
expire at 11:59 p.m., Eastern time, on August   , 2002, unless such period is
terminated earlier or extended.

     APPRAISAL RIGHTS (PAGE 14 AND APPENDIX D). Stockholders who do not wish to accept the merger consideration of $3.00 in cash per share may seek judicial appraisal of the fair value of their shares by the Delaware Court of Chancery under Delaware law. This value could be more than, less than or the same as the merger consideration of $3.00 in cash per share. This right of appraisal is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights you must, among other things:

     - not vote in favor of, or consent in writing to, adoption of the merger agreement;

     - make a written demand for appraisal in compliance with Delaware law before the vote on the proposal to adopt the merger agreement; and

     - hold your shares of record continuously from the time of making a written demand for appraisal until the effective time of the merger.

     Merely voting against adoption of the merger agreement will not preserve your right of appraisal under Delaware law. Also, because a submitted proxy not marked "against" or "abstain" will be voted for adoption of the merger agreement, the submission of a proxy not marked "against" or "abstain" will result in the waiver of appraisal rights. If you hold shares in the name of a broker or other nominee, you must instruct your nominee to take the steps necessary to enable you to assert appraisal rights. If you or your nominee fails to follow all of the steps required by the statute, you will lose your right of appraisal.

     Appendix D to this proxy statement contains the relevant portion of the Delaware statute relating to your right of appraisal.

     MERGER FINANCING (PAGE 14). The merger is not conditioned upon Liberty Broadband obtaining financing. Liberty Broadband expects to fund the transaction with cash received from Liberty Media in the form of a capital contribution.

THE MERGER AGREEMENT (PAGE 15 AND APPENDIX A)

     CLOSING OF THE MERGER (PAGE 19). Before we can complete the merger, a number of conditions must be satisfied or waived by the applicable party. The most important of these include:

     - adoption of the merger agreement by holders of a majority of the outstanding shares of Wink common stock;

     - expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

     - absence of any legal restraints or prohibitions preventing consummation of the merger or permitting consummation subject to conditions or restrictions that would have a material adverse effect;

     - accuracy, as qualified by materiality, of each party's representations and warranties under the merger agreement;

     - each party's material compliance with its obligations and agreements under the merger agreement;

     - absence of any laws, rules or judgments making the merger illegal, imposing material penalties in connection with the merger, requiring Liberty Media or its subsidiaries to divest assets or restricting their ability to operate their businesses or their ownership of the surviving corporation in the merger, prohibiting or delaying consummation of the merger, or materially increasing the liabilities or obligations of Liberty Media or its subsidiaries in connection with the merger;

     - obtaining third party consents, except as would not have a material adverse effect;

     - no material adverse change having occurred or being reasonably likely to occur; and

     - contracts with certain of our customers remaining in full force and effect.

     We expect to complete the merger as promptly as practicable after all of the conditions to the merger have been satisfied or waived.

     TERMINATION OF THE MERGER AGREEMENT (PAGE 21). The merger agreement may be terminated and the merger may be abandoned at any time prior to consummation of the merger by:

     - the mutual written consent of Wink and Liberty Broadband if the board of directors of each so determines;

     - either party, if the merger is not consummated by September 30, 2002 (which date may be extended by either party to October 31, 2002 in certain circumstances), unless the party seeking to terminate the merger agreement failed to fulfill its obligations in the merger agreement and that failure proximately contributed to the failure of the merger to be consummated by that date;

     - either party, if the Wink stockholders fail to adopt the merger agreement, unless the party seeking to terminate the merger agreement failed to fulfill its obligations in the merger agreement and that failure proximately contributed to the failure to obtain stockholder approval;

     - either party, if any order, decree or ruling that permanently restrains or prohibits consummation of the merger becomes final and non-appealable;

     - either party, if the other party has breached any representation, warranty, covenant or agreement contained in the merger agreement in a material respect, where that breach would allow the terminating party not to consummate the merger;

     - Wink, in order to enter into an agreement for an alternative acquisition proposal which our board of directors in good faith deems to be superior to the merger agreement with Liberty Broadband if, after receiving notice of that proposal, Liberty Broadband fails to match the terms of that proposal;

     - Liberty Broadband, if Wink's board of directors withdraws or adversely modifies its approval or recommendation of the merger agreement or fails to reaffirm its recommendation; or

     - Liberty Broadband, if Wink fails to comply with its agreements not to solicit or engage in discussions concerning an alternative acquisition proposals and not to provide confidential information to other potential acquirors.

     TERMINATION FEE IF MERGER IS NOT COMPLETED (PAGE 21). In the event of the termination of the merger agreement under the circumstances described below, Wink will be required to pay a termination fee to Liberty Broadband. A termination fee of $3,500,000 in cash will be payable to Liberty Broadband if:

     - an alternative acquisition proposal has been made to Wink or its stockholders or publicly announced, the merger agreement is then terminated by either party because the merger has not been consummated by September 30, 2002 (or in certain circumstances, October 31, 2002), and Wink subsequently enters into a definitive agreement for or consummates an alternative acquisition transaction within 18 months following termination;

     - our board of directors authorizes Wink to enter into a binding agreement concerning a superior proposal and Liberty Broadband does not match that proposal;

     - our board of directors withdraws or modifies in a manner adverse to Liberty Broadband its approval or recommendation of the merger or fails to reconfirm its recommendation of the merger within three business days following a request from Liberty Broadband to do so;

     - Liberty Broadband terminates the merger agreement as a result of our stockholders failing to adopt the merger agreement, and Wink subsequently enters into a definitive agreement for or consummates an alternative acquisition transaction within 18 months following termination; or

     - Wink breaches its obligation to call a stockholders meeting in the manner prescribed in the merger agreement or Wink willfully breaches its other obligations under the merger agreement.

     LICENSE AGREEMENT (PAGE 22). In the event the merger agreement is terminated under circumstances requiring us to pay a termination fee to Liberty Broadband or under circumstances in which we have breached our representations and warranties under the merger agreement as a result of our gross negligence, we have agreed to enter into a license agreement with Liberty Broadband on commercially reasonable terms and conditions that are as favorable to Liberty Broadband as the license terms and conditions that we have granted to our most favored licensees. See "The Merger Agreement -- License Agreement."

VOTING AGREEMENT (PAGE 23 AND APPENDIX B)

     On June 23, 2002, as an inducement to Liberty Media, Liberty Broadband and Liberty Broadband's subsidiaries entering into the merger agreement, certain of Wink's directors and executive officers and certain of their affiliates entered into a voting agreement with Liberty Broadband and Wink Interactive. Wink's directors and executive officers and these affiliates together hold approximately 20% of the outstanding shares of Wink common stock and, under the terms of the voting agreement, those stockholders have delivered proxies to Liberty Broadband that will allow Liberty Broadband to vote those Wink shares in favor of adoption of the merger agreement and against any alternative acquisition proposal. A copy of the voting agreement is attached as Appendix B to this proxy statement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 13)

     When our board of directors considered the merger agreement and the merger, the board was aware that certain of our officers and directors have interests and arrangements that may be different from, or in addition to, your interests as Wink stockholders. These interests and arrangements include:

     - Under the merger agreement, 50% of the unvested options issued to our directors under Wink's 1999 Director Option Plan and 25% of the unvested options issued to our directors and officers under Wink's 1999 Stock Plan will vest immediately upon consummation of the merger.

     - Under Wink's employment offer letter with Mary Agnes Wilderotter, our Chief Executive Officer, if Ms. Wilderotter is terminated without cause, she will be entitled to severance compensation for one year at a salary level of $300,000 per year or until she finds new employment, whichever is earlier.

     - Under the merger agreement, Liberty Broadband and Wink have agreed that Wink will indemnify present and former directors and officers of Wink and its subsidiaries after the merger. Wink, as the surviving corporation in the merger, will also maintain in effect directors' and officers' liability insurance policies for a period of six years following consummation of the merger. See "The Merger Agreement -- Indemnification and Insurance."

CONTACT INFORMATION

     If you have any questions regarding the merger agreement, the merger or any other matters discussed in this proxy statement, please contact:

       Timothy V. Travaille
        Wink Communications, Inc.
        1001 Marina Village Parkway
        Alameda, California 94501
        (510) 337-2950

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
THE COMPANIES...............................................    1
Wink Communications, Inc....................................    1
Liberty Broadband Interactive Television, Inc...............    1
Wink Interactive, Inc.......................................    1
Walnut Merger Corp..........................................    1
Liberty Media Corporation...................................    1

THE SPECIAL MEETING.........................................    1
The Proposal................................................    1
Record Date And Voting......................................    2
Required Vote...............................................    2
Proxies; Revocation.........................................    2
Adjournments................................................    3
Other Matters...............................................    3

THE MERGER..................................................    3
Background Of The Merger....................................    3
Wink's Reasons For The Merger; Recommendation Of The Wink
  Board Of Directors........................................    5
Opinion Of Wink's Financial Advisor.........................    6
Material United States Federal Income Tax Consequences......   12
Governmental And Regulatory Approvals.......................   13
Interests Of Certain Persons In The Merger..................   13
Merger Financing; Source And Amount Of Funds................   14
Appraisal Rights............................................   14

THE MERGER AGREEMENT........................................   15
Structure And Effective Time................................   15
Merger Consideration........................................   16
Payment Procedures..........................................   16
Treatment Of Wink Stock Options.............................   16
Directors And Officers......................................   16
Representations And Warranties..............................   17
Conduct Of The Business Of Wink Prior To The Merger.........   17
No Solicitation.............................................   17
Employee Benefits...........................................   18
Agreement To Cooperate......................................   18
Indemnification And Insurance...............................   18
Liberty Media...............................................   19
Wink Board Recommendation...................................   18
Conditions To The Merger....................................   19
Important Definitions.......................................   20
Termination.................................................   21
Termination Fee.............................................   21
License Agreement...........................................   22
Expenses....................................................   22

                                                              PAGE
                                                              ----
THE VOTING AGREEMENT........................................   23
Delivery of Proxies.........................................   23
Other Agreements............................................   23
Fiduciary Duties............................................   23
Termination.................................................   23

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS OF
  WINK......................................................   23

5% STOCKHOLDERS, DIRECTORS AND OFFICERS.....................   24

DIRECTORS AND NAMED EXECUTIVE OFFICERS......................   24

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP.............   24

MARKET PRICE OF WINK COMMON STOCK AND DIVIDEND
  INFORMATION...............................................   25

FUTURE STOCKHOLDER PROPOSALS................................   26

FORWARD-LOOKING STATEMENTS..................................   26

WHERE YOU CAN FIND MORE INFORMATION.........................   26

DOCUMENTS INCORPORATED BY REFERENCE.........................   27

APPENDICES
  Appendix A   Agreement and Plan of Merger, dated as of
     June 23, 2002
  Appendix B   Voting Agreement, dated as of June 23, 2002
  Appendix C   Opinion of Greenbridge Partners LLC
  Appendix D   Section 262 of the Delaware General
     Corporation Law

                                 THE COMPANIES

WINK COMMUNICATIONS, INC.

     Wink is a leading mass-market interactive television solution in North America, giving viewers a free and convenient way to interact with programs and advertisements while they continue to watch television. By clicking a button on their remote control during an enhanced program or advertisement, viewers can access program-related information (such as weather, sports updates, trivia and play-along games), request product samples, coupons and other free offers from advertisers or make purchases instantly.

     Our end-to-end system enables advertisers and programmers to process t-commerce transactions while offering viewers instant interactive entertainment and information retrieval. Wink's technology also collects, analyzes and routes viewer behavior and response data to give advertisers and broadcasters a tool to collect consumer and viewer research and to evaluate the success and value of their television campaigns.

     Introduced in June of 1998, Wink is currently available to satellite and cable households in North America and is distributed through agreements with major cable and satellite operators, network and cable broadcasters, national advertisers and manufacturers of consumer electronics equipment.

LIBERTY BROADBAND INTERACTIVE TELEVISION, INC.

     Liberty Broadband, a newly-formed Delaware corporation and a wholly-owned subsidiary of Liberty Media, is focused on investing in and developing interactive services and products for advertisers, programmers and multi-channel video providers globally. The mailing address of Liberty Broadband's principal executive offices is 2431 East 61st Street, Suite 800, Tulsa, Oklahoma 74134.

WINK INTERACTIVE, INC.

     Wink Interactive, a Delaware corporation and a wholly-owned subsidiary of Liberty Broadband, owns all of the outstanding capital stock of Walnut Merger Corp. The mailing address of Wink Interactive's principal executive offices is c/o Liberty Broadband Interactive Television, Inc., 2431 East 61st Street, Suite 800, Tulsa, Oklahoma 74134.

WALNUT MERGER CORP.

     Walnut Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Liberty Broadband, was incorporated by Liberty Broadband solely for the purpose of merging into Wink. The mailing address of Walnut Merger Corp.'s principal executive offices is c/o Liberty Broadband Interactive Television, Inc., 2431 East 61st Street, Suite 800, Tulsa, Oklahoma 74134.

LIBERTY MEDIA CORPORATION

     Liberty Media has interests in a broad range of video programming broadband distribution, interactive technology services and communications businesses in the United States, Europe, South America and Asia with widely recognized brands such as Encore, STARZ!, Discovery, USA, QVC, Court TV and Sprint PCS.

                              THE SPECIAL MEETING

THE PROPOSAL

     This proxy statement is being furnished to you in connection with the solicitation of proxies by our board of directors for use at a special meeting to be held on [DATE], at 10:00 a.m., Pacific time, at Wink's corporate offices, 1001 Marina Village Parkway, Alameda, California 94501. The purpose of the special meeting is for you to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 23, 2002, by and among Wink, Liberty Broadband Interactive Television, Inc., Wink Interactive, Inc., Walnut Merger Corp. and Liberty Media Corporation. The merger agreement provides for the merger of Walnut Merger Corp. with and into Wink. A copy of the merger agreement is attached as Appendix A to this proxy statement. This proxy statement and the enclosed form of proxy are first being mailed to you on or about [DATE].

RECORD DATE AND VOTING

     The holders of record of Wink common stock as of the close of business on the record date, which was [DATE], 2002, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were [NUMBER] shares of Wink common stock outstanding.

     The holders of a majority of the shares of Wink common stock outstanding on [DATE], 2002, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any shares of Wink common stock held in treasury by us are not considered to be outstanding for purposes of determining a quorum.

     You may vote your shares of Wink common stock in any of four ways:

     - by completing, signing, dating and returning the enclosed proxy card by mail;

     - by appointing a proxy through the Internet to vote your shares, as outlined on the enclosed proxy card;

     - by appointing a proxy by telephone to vote your shares, as outlined on the enclosed proxy card; or

     - by appearing and voting in person by ballot at the special meeting.

REQUIRED VOTE

     Each share of Wink common stock which is outstanding on the record date entitles its holder to one vote at the special meeting. Completion of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Wink common stock.

     Because the vote is based on the number of shares of Wink common stock outstanding rather than on the number of votes cast, failure to vote your shares is effectively a vote against the merger. In addition, although treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists, abstentions and "broker non-votes" will have the same effect as votes against adoption of the merger agreement.

     Under applicable NASDAQ rules, brokers who hold shares of Wink common stock in street name for customers and who are the beneficial owners of those shares are prohibited from giving a proxy to vote shares held for those customers in favor of adoption of the merger agreement without specific instructions to that effect from those customers. Accordingly, the failure of those customers to provide instructions to their broker will have the effect of their shares not being voted and will not be counted as a vote for or against the merger. However, the required vote is based on the number of shares of Wink common stock outstanding rather than the number of votes cast, so an uncounted "broker non-vote" will have the same effect as a vote against the merger. Those "broker non-votes" as well as abstentions will be counted as present for determining the presence or absence of a quorum for the transaction of business in accordance with Delaware law.

PROXIES; REVOCATION

     If you vote your shares of Wink common stock by signing a proxy, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your signed proxy card, your shares of Wink common stock will be voted "FOR" the adoption of the merger agreement. If you vote your shares of Wink common stock through the Internet or by telephone, your shares will be voted at the special meeting as instructed.

     You may revoke your proxy at any time before the proxy is voted at the special meeting. A proxy may be revoked prior to the vote at the special meeting in any of three ways:

     - by submitting a written revocation dated after the date of the proxy that is being revoked to the Secretary of Wink at 1001 Marina Village Parkway, Alameda, California 94501;

     - by submitting a later-dated proxy relating to the same shares to the Secretary of Wink by mail, the Internet or telephone; or

     - by appearing and voting in person by ballot at the special meeting.

     Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy. If you do not hold your shares of Wink common stock in your own name, you may revoke or change a previously given proxy by following the instructions provided by the bank, broker or other party that is the registered owner of the shares.

     Under the terms of the merger agreement, Wink and Liberty Broadband will share equally the filing fees for this proxy statement. We will pay the costs of soliciting proxies for the special meeting. Our directors, officers and employees may solicit proxies by mail, the Internet, telephone or in person. However, they will not receive additional compensation for soliciting proxies. We will also request that individuals and entities holding shares in their names, or in the names of their nominees, that are beneficially owned by others, send proxy materials to and obtain proxies from those beneficial owners, and will reimburse those holders for their reasonable expenses in performing those services.

ADJOURNMENTS

     The persons named as proxies by a stockholder may propose and vote for one or more adjournments or postponements of the special meeting to permit additional solicitation of proxies in favor of adoption of the merger agreement, but no proxy voted against adoption of the merger agreement will be voted in favor of any adjournment or postponement.

OTHER MATTERS

     Our board of directors is not aware of any business to be acted upon at the special meeting other than the proposal to adopt the merger agreement. If other matters are duly brought before the special meeting, or any adjournments or postponements of the special meeting, the persons appointed as proxies will have discretion to vote or act on these matters according to their best judgment.

                                   THE MERGER

BACKGROUND OF THE MERGER

     In January 2002, the management of Wink began informal discussions with a potential acquiror of Wink. On February 15, 2002, Wink engaged Greenbridge Partners LLC to act as its financial advisor in connection with a possible sale of or strategic alliance for Wink.

     Greenbridge, in consultation with our management, developed a list of companies who might be interested in acquiring or partnering with Wink. During the period from mid-February 2002 through mid-March 2002, Greenbridge approached eight potential acquirors, in addition to the party that was already in informal discussions with Wink. The responses received through these initial approaches were discussed with Wink's board of directors at a meeting held on March 18, 2002, and the board authorized management to negotiate an exclusivity agreement and explore a possible transaction with one potential acquiror who, at that time, had indicated the most interest in, and placed the highest valuation on, our business. At this point, we engaged Paul, Weiss, Rifkind, Wharton & Garrison to act as our legal counsel.

     During the week beginning March 11, 2002, we and our financial and legal advisors negotiated the basic terms on which this potential acquiror would acquire Wink in a stock-for-stock merger. We also negotiated the period of time during which we were prepared to deal with this potential acquiror on an exclusive basis. On March 18, 2002, we entered into an exclusivity agreement with this potential acquiror.

     During the period from March 20, 2002 until April 20, 2002, this potential acquiror conducted its due diligence investigation of our business, and we and our financial and legal advisors negotiated the key terms of a merger agreement and a voting agreement with this potential acquiror and its financial and legal advisors. On

April 20, 2002, the exclusivity agreement with this potential acquiror expired. Issues remained outstanding between the two parties, so we continued to negotiate these issues with this potential acquiror. In late April 2002, our Chief Executive Officer, Mary Agnes Wilderotter, was approached by Peter Boylan, now the Chief Executive Officer of Liberty Broadband, regarding a potential transaction in which Liberty Broadband would acquire Wink. Mr. Boylan also indicated that Liberty Broadband would require that Wink enter into an exclusivity agreement if Liberty Broadband were to proceed with its due diligence investigation and the negotiation of a merger agreement. Ms. Wilderotter invited Mr. Boylan to clarify his proposal, particularly in respect of the value of the consideration that would be paid to Wink stockholders.

     On May 7, 2002, Mr. Boylan again contacted Ms. Wilderotter regarding the potential acquisition of Wink. On May 10, 2002, Mr. Boylan proposed to Ms. Wilderotter a merger transaction in which Wink stockholders would receive $3.00 per share in merger consideration. On May 12, 2002, Wink's board of directors met to consider Liberty Broadband's acquisition proposal and the status of the negotiations with the other potential acquiror. Based on consultations with its management and advisors, the board concluded that it was far from certain, in light of issues outstanding with the other potential acquiror, whether or not any acquisition agreement could be reached with this potential acquiror. Therefore, the board instructed management to negotiate the terms of an exclusivity agreement with Liberty Broadband. On May 12, 2002, Liberty Broadband and Wink entered into that exclusivity agreement and Wink ended its discussions with the other potential acquiror.

     Representatives of Liberty Broadband commenced their due diligence investigation of our business at a meeting held at our offices beginning on May 13, 2002. Liberty Broadband's legal counsel, Baker Botts L.L.P., commenced its due diligence investigation on May 14, 2002. Concurrently with this due diligence process, we and our advisors negotiated the terms of a merger agreement and a voting agreement with Liberty Broadband and Baker Botts.

     On June 5, 2002, our board of directors met to discuss the status of the negotiations with Liberty Broadband. Our management and our financial and legal advisors updated the board on the status of Liberty Broadband's due diligence and the outstanding issues in the merger agreement. Based on the information presented and its discussions, the board provided guidance to our management concerning the negotiations with Liberty Broadband.

     During the period from June 5, 2002 until June 23, 2002, Wink, Liberty Broadband and our respective advisors negotiated the final terms of the merger agreement and voting agreement, and Liberty Broadband and Baker Botts finalized their due diligence review of our business.

     On June 23, 2002, our board of directors held a meeting with our financial and legal advisors to discuss the status of the negotiations with Liberty Broadband. Greenbridge and Paul, Weiss, Rifkind, Wharton & Garrison summarized the terms of the merger agreement and voting agreement and responded to questions from members of the board about the terms of those agreements. Greenbridge provided a presentation to the board regarding the financial aspects of the proposed merger, and responded to questions from board members regarding its financial analyses. Greenbridge also gave the board an oral opinion, which was confirmed by the delivery of a written opinion dated as of June 23, 2002, to the effect that, as of the date of the opinion and based on and subject to the assumptions, limitations and qualifications set forth in the opinion, the proposed merger consideration was fair, from a financial point of view, to Wink's stockholders. In addition, Greenbridge responded to questions from members of the board concerning its opinion. Following these presentations and a discussion of the proposed merger, the board concluded that the merger agreement and the merger were fair to Wink's stockholders and that the proposed merger was advisable and in the best interests of Wink and its stockholders. Accordingly, the board unanimously approved the merger agreement and the merger and authorized management to proceed with the execution of the merger agreement.

     On June 23, 2002, following the board meeting, we executed the definitive merger agreement with Liberty Broadband, its subsidiaries Wink Interactive and Walnut Merger Corp., and Liberty Media. A number of Wink stockholders, including directors and executive officers of Wink and entities affiliated with those individuals, executed the voting agreement and related proxies.

     On June 24, 2002, Wink and Liberty Broadband issued a joint press release announcing the execution of the merger agreement.

WINK'S REASONS FOR THE MERGER; RECOMMENDATION OF THE WINK BOARD OF DIRECTORS

     Wink's board of directors, at a meeting held on June 23, 2002, unanimously determined that the merger agreement and the merger with Liberty Broadband are in the best interests of the Wink stockholders. Accordingly, the board unanimously recommends that you vote "FOR" adoption of the merger agreement at the special meeting. In the course of determining that the merger agreement and the merger are in the best interests of the Wink stockholders, the board consulted with management, as well as its financial and legal advisors, and considered a number of factors in making its determination, including:

     - the board's familiarity with, and information provided by management as to, the business, financial condition, results of operations, current business strategy and prospects of Wink, the nature of the market in which we operate and our position in that market;

     - management's review of the risks associated with achieving growth targets and maximizing stockholder value through implementation of strategic alternatives;

     - the board's review of the competitive nature of our business, the increased consolidation in our industry, and the dynamic nature of the interactive television industry;

     - the scope and outcome of the various processes conducted by us and our financial advisor beginning in 2001 to identify and contact parties having a potential interest and ability to acquire Wink;

     - that the merger consideration is all cash, providing relative certainty of value to Wink stockholders in the context of recent volatility in the market price of technology-related shares, but also resulting in a taxable gain to stockholders whose basis is lower than the merger consideration;

     - that the merger consideration of $3.00 in cash per share represents a 70% premium over the average closing price of our stock during the ten trading days prior to the public announcement of the signing of the merger agreement;

     - the presentation and written opinion of Greenbridge that, as of June 23, 2002 and based upon and subject to the assumptions, limitations and qualifications set forth in the opinion, the cash consideration to be received in the merger by the Wink stockholders was fair, from a financial point of view, to those stockholders;

     - the terms and conditions of the merger agreement, including that the merger agreement proposed by Liberty Broadband did not include a financing condition;

     - the possibility that, under certain circumstances specified in the merger agreement, we could conduct negotiations with a third party and terminate the merger agreement if a superior alternative acquisition proposal were to be made by that third party. The board recognized that the termination fee payable and license agreement to be granted to Liberty Broadband upon such termination might discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, Wink (see "The Merger Agreement -- Termination Fee" and "The Merger
       Agreement -- License Agreement");

     - the terms and conditions of the voting agreement, including the fact that the voting agreement will terminate automatically upon termination of the merger agreement;

     - that gains arising from an all-cash transaction would be taxable to Wink stockholders for United States federal income tax purposes; and

     - that, following consummation of the merger, the current Wink stockholders, unless they reinvest their proceeds from the merger in Liberty Media securities, would no longer be able to participate, directly or indirectly, in any increases or decreases in the value of our businesses and properties.

     In addition, the board was aware of the interests of certain of our officers and directors described under "-- Interests of Certain Persons in the Merger."

     The foregoing discussion addresses the material information and factors considered by our board of directors in its consideration of the merger, including factors that support the merger as well as those that may weigh against it. In view of the variety of factors and the quality and amount of information considered, the board did not find it practicable to and did not make specific assessments of, quantify or otherwise assign relative weights, to the specific factors considered in reaching its determination. The determination to approve the merger agreement and the merger was made after consideration of all of the factors in the aggregate. Individual members of the board may have given different weight to different factors.

OPINION OF WINK'S FINANCIAL ADVISOR

     Wink engaged Greenbridge Partners LLC to act as its financial advisor in connection with the merger and to render an opinion as to the fairness, from a financial point of view, of the merger consideration to be paid by Liberty Broadband to Wink's stockholders. Wink chose Greenbridge because of Greenbridge's investment banking expertise, including its expertise in valuing businesses, and its knowledge of the interactive television industry. On June 23, 2002, Greenbridge delivered its oral and written opinion to the board of directors that, as of the date of the opinion and based upon and subject to the assumptions, limitations and qualifications described in the opinion, Greenbridge's experience as investment bankers, its work as described below and other factors Greenbridge deemed relevant, the merger consideration was fair, from a financial point of view, to Wink's stockholders.

     Greenbridge's opinion and the presentation of Greenbridge to the board, in connection with which Greenbridge was requested to evaluate the fairness, from a financial point of view, of the merger consideration to Wink's stockholders, was, as described above, only one of many factors taken into consideration by the board in making its determination to approve the merger agreement and the merger. The terms of the merger were determined through negotiations between Wink and Liberty Broadband, and were approved by the board. The decision to enter into the merger agreement and to accept the merger consideration was solely that of the Wink board of directors, and the Greenbridge analyses described below should not be viewed as determinative of the board's decision with respect to the fairness of the merger.

     The full text of Greenbridge's opinion, which sets forth the assumptions made, general procedures followed, matters considered and limitations on the review undertaken by Greenbridge, is attached hereto as Appendix C. Greenbridge has consented to the inclusion of the opinion and to the inclusion of the summary of the opinion in this proxy statement. In giving such consent, Greenbridge does not concede that it comes within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC under the Securities Act, nor does it concede that it is an expert within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the SEC under the Securities Act, with respect to any part of this proxy statement. Greenbridge's opinion should be read carefully and in its entirety. Greenbridge's opinion is directed only to the fairness, from a financial point of view, of the merger consideration to be received by Wink's stockholders and its analyses were prepared solely for the purposes of providing the opinion. The opinion does not constitute a recommendation to Wink's board of directors in connection with its consideration of the merger or address Wink's underlying business decision to effect the merger. The opinion was provided for the information of the board in its evaluation of the proposed merger and is not intended to be and does not constitute a recommendation to any Wink stockholder as to how that stockholder should vote on any matters relating to the merger. Greenbridge's opinion also does not imply any conclusion as to the likely trading range or value for Wink common stock following the announcement of execution of the merger agreement, which may vary depending upon various factors discussed in the opinion. The summary of Greenbridge's opinion set forth in this document is qualified in its entirety by reference to the full text of Greenbridge's opinion.

     In connection with rendering its opinion, Greenbridge, among other things:

     - Reviewed certain publicly available business and financial information relating to Wink that it deemed to be relevant;

     - Reviewed certain information, including financial forecasts, relating to the business, revenue, operating expenses, cash flow, assets, liabilities and prospects of Wink;

     - Conducted discussions with representatives of Wink concerning the matters described in the two clauses above;

     - Participated in certain discussions and negotiations among representatives of Wink, Liberty Broadband and Liberty Media and their respective financial and legal advisers;

     - Reviewed the market prices and trading history for Wink common stock and compared them with those of certain publicly traded companies that Greenbridge deemed to be relevant;

     - Reviewed the results of operations of Wink and compared them with those of certain publicly traded companies that Greenbridge deemed to be relevant;

     - Compared the proposed financial terms of the merger agreement with the financial terms of certain other transactions that Greenbridge deemed to be relevant;

     - Reviewed a draft of the merger agreement dated June 21, 2002 and related draft voting agreement dated June 21, 2002; and

     - Reviewed such other financial studies and analyses and took into account such other matters as Greenbridge deemed necessary, including its assessment of general economic, market and monetary conditions, as well as its experience in connection with similar transactions and securities valuation generally.

     In preparing its opinion, Greenbridge, with Wink's permission, assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Greenbridge, discussed with or reviewed by or for Greenbridge, or publicly available, and Greenbridge did not assume any responsibility for independently verifying such information and did not undertake an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Wink. In addition, Greenbridge did not assume any obligation to conduct any physical inspection of the properties or facilities of Wink. With respect to the financial forecast information furnished to or discussed with Greenbridge by Wink, Greenbridge was advised by management of Wink and assumed that they had been reasonably prepared and reflected the best then-currently available estimates and judgment of Wink's management as to the expected future financial performance of Wink. The foregoing notwithstanding, in Greenbridge's review of the long-term financial and operating projections of Wink furnished to it by Wink, Wink's management indicated that they believe there is significant risk and uncertainty in predicting and achieving those results. Based on this guidance from Wink and Greenbridge's understanding of the risks inherent in Wink's financial model, Greenbridge, with Wink's concurrence, did not place significant weight on that information in preparing its opinion. Greenbridge has made no independent investigation of any legal matters or accounting advice given to Wink and its board of directors, including, without limitation, advice as to the tax consequences of the merger. Greenbridge also assumed that the representations and warranties of each party contained in the merger agreement were true and correct in all material respects, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement, and that the merger would be consummated in accordance with the terms set forth in the merger agreement and without waiver of any of the material conditions to the merger set forth in the merger agreement.

     Greenbridge's opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Greenbridge as of, the date of the opinion. These conditions are subject to rapid, substantial and unpredictable changes and could impact Greenbridge's opinion. Greenbridge has assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the merger, no restrictions, amendments or modifications to the merger agreement or any other documents to which either Wink or Liberty Broadband is a party, will be imposed that will have a material adverse effect.

     In preparing its opinion to Wink's board of directors, Greenbridge performed financial and comparative analyses, the material portions of which are described below. The summary of analyses set forth below does not purport to be a complete description of the analyses underlying Greenbridge's fairness opinion or the presentation made by Greenbridge to the board. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. No company, business or transaction used in such analyses as a comparison is identical to Wink or the contemplated merger, nor is an evaluation of the results of such analyses entirely mathematical. The process of preparing a fairness opinion necessarily requires a broad range of complex considerations and subjective judgments with respect to appropriate comparable companies and transactions, appropriate multiples of various selected financial data and other financial, operating and other factors that could affect the merger, public trading or other values of the companies, business segments or transactions being analyzed.

     In arriving at its opinion, while Greenbridge considered the results of all of its analyses, Greenbridge did not attribute any particular weight to any analysis or factor considered by it, but rather made various subjective qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Greenbridge believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered therein, without considering all such analyses and factors, would create an incomplete view of the analyses and the process underlying its opinion. No particular portion of the analysis has any standing alone.

     In performing its analyses, Greenbridge made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Wink. The estimates contained in the analyses performed by Greenbridge and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such estimates and analyses. In addition, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Greenbridge also took into consideration other factors deemed relevant, such as Wink's stage of development and the state of the interactive television industry.

     The following is a summary of the material financial and comparative analyses performed by Greenbridge in arriving at its opinion and presented to Wink's board of directors. The Greenbridge opinion is based upon Greenbridge's consideration of the collective results of all such analyses, together with the other factors referred to in its opinion letter.

     TOTAL CONSIDERATION

     Under the terms of the merger agreement, each issued and outstanding share of Wink will be converted into and represent the right to receive $3.00 in cash, which is referred to as the "merger consideration." Greenbridge defined the term "Total Consideration" as (i) the product of (a) the merger consideration multiplied by (b) Wink's fully-diluted shares outstanding, less (ii) $64.7 million in cash on Wink's balance sheet as of March 31, 2002, the date of the most recent publicly filed balance sheet. Based on the foregoing, Greenbridge valued the Total Consideration at $35.9 million.

     COMPARABLE PUBLIC COMPANY ANALYSIS

     Greenbridge compared various measures of financial performance for Wink to certain publicly traded companies in the interactive television or "iTV" sector that Greenbridge deemed to be comparable to Wink. Noting the relative scarcity of directly comparable public companies, for the purposes of this analysis Greenbridge focused primarily on each company's business lines in the process of selecting comparable companies. These comparable iTV companies included ACTV, Inc., Gemstar-TV Guide International, Inc., Liberate Technologies, OpenTV Corp., WorldGate Communications, Inc., Concurrent Computer Corporation, SeaChange International and TiVo Inc. Greenbridge compared the Total Consideration as a multiple of certain selected financial data for Wink to the adjusted aggregate value of each of the comparable companies as of June 21, 2002 as a multiple of the corresponding selected financial data. Greenbridge defined adjusted aggregate value as fully-diluted equity value as of June 21, 2002 using the treasury stock method plus total debt, preferred stock and minority interest, less cash, cash equivalents and the estimated value of unconsolidated assets.

     In examining these comparable iTV companies, Greenbridge analyzed the adjusted aggregate value of the companies as a multiple of each company's last twelve months or "LTM" revenue, projected 2002 revenue and projected 2003 revenue. The financial projections used for the comparable iTV companies were based on Wall Street research estimates. In each case, Greenbridge compared the multiples of the comparable iTV companies to the implied multiples for Wink based on the Total Consideration. Greenbridge's analysis of the comparable iTV companies yielded the following information:

                                                              ADJUSTED AGGREGATE VALUE
                                                              AS A MULTIPLE OF REVENUE
                                                              ------------------------
                                                               LTM     2002E    2003E
                                                              ------   ------   ------
WINK (TOTAL CONSIDERATION)..................................  12.9x     3.6x     1.3x
COMPARABLE ITV COMPANIES
  Low.......................................................   0.5x     0.5x     0.3x
  Median....................................................   1.9x     1.8x     1.4x
  High......................................................   7.5x     3.4x     2.4x

     Greenbridge excluded from the range of multiples certain companies for which the adjusted aggregate value was negligible or negative and thus not meaningful.

     Using a multiple of estimated LTM revenue of 0.5x to 7.5x yielded an implied range of aggregate values of Wink from $1.5 million to $20.8 million and an implied range of equity values per share of $1.97 to $2.55. Using a multiple of estimated 2002 revenue of 0.5x to 3.4x yielded an implied range of aggregate values of Wink from $4.6 million to $34.3 million and an implied range of equity values per share of $2.07 to $2.95. Using a multiple of estimated 2003 revenue of 0.3x to 2.4x yielded an implied range of aggregate values of Wink from $8.4 million to $69.6 million and an implied range of equity values per share of $2.18 to $4.00. No company used in the analysis of comparable public iTV companies is identical to Wink. In evaluating the comparable public iTV companies, Greenbridge made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Wink, such as the impact of competition on Wink and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Wink or the industry or in the financial markets in general.

     SELECTED PRECEDENT TRANSACTIONS ANALYSIS

     As part of its analysis, Greenbridge reviewed a number of completed or pending acquisitions of iTV companies since January 1, 2001. Greenbridge also reviewed several acquisitions of new media companies since January 1, 2001. Greenbridge selected for inclusion in this analysis only transactions that involved the acquisition of companies of similar size to Wink, as well as transactions which involved the sale of companies with businesses at a similar stage of development as Wink's business.

     iTV Transactions:

     - May 2002: Liberty Media Corp./OpenTV Corp.

     - May 2002: Liberty Media Corp./ACTV, Inc.

     - June 2001: OpenTV Corp./Static 2358

     - February 2001: ACTV, Inc./Intellocity Inc.

     - February 2001: SonicBLUE Inc./ReplayTV Inc.

     New Media Transactions:

     - June 2001: Yahoo! Inc./Launch Media Inc.

     - May 2001: Vivendi Universal SA/MP3.com Inc.

     - April 2001: Universal Music Group (Vivendi)/eMusic.com Inc.

     For each of these acquisitions, Greenbridge reviewed the transaction value as a multiple of LTM revenue and projected forward year revenue (with one exception for which projections were not available). The financial information for the precedent transactions was based on publicly available information and Wall Street research. In each case, Greenbridge compared the multiples of the precedent transactions to the implied purchase multiple to be paid for Wink by Liberty Broadband based on the Total Consideration. Greenbridge's analysis of the precedent transactions yielded the following information:

                                                              TRANSACTION VALUE AS A
                                                               MULTIPLE OF REVENUE
                                                              ----------------------
                                                               LTM     FORWARD YEAR
                                                              ------   -------------
WINK........................................................  12.9x        3.6x
PRECEDENT ITV TRANSACTIONS
  Low.......................................................   2.8x        2.3x
  Median....................................................   3.5x        3.1x
  High......................................................   6.0x        5.3x
PRECEDENT NEW MEDIA TRANSACTIONS
  Low.......................................................   0.4x        0.4x
  Median....................................................   0.8x        0.5x
  High......................................................   3.8x        3.5x

     Using a multiple of LTM revenue of 2.8x to 6.0x yielded an implied range of aggregate values of Wink from $7.6 million to $16.7 million and an implied range of equity values per share of $2.16 to $2.43. Using a multiple of projected forward year revenue of 2.3x to 5.3x yielded an implied range of aggregate values of Wink from $23.1 million to $53.4 million and an implied range of equity values per share of $2.62 to $3.52.

     Using a multiple of LTM revenue of 0.4x to 3.8x yielded an implied range of aggregate values of Wink from $1.0 million to $10.7 million and an implied range of equity values per share of $1.96 to $2.25. Using a multiple of projected forward year revenue of 0.4x to 3.5x yielded an implied range of aggregate values of Wink from $4.3 million to $35.5 million and an implied range of equity values per share of $2.06 to $2.99.

     No transaction used in the analysis of the selected precedent transactions is identical to the merger. In evaluating these transactions, Greenbridge made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Wink, such as the impact of competition on Wink and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Wink or the industry or in the financial markets in general.

     HISTORICAL TRADING RANGE ANALYSIS

     Greenbridge reviewed Wink's trading price history as of June 21, 2002 and calculated the average closing price over a number of time periods, including the most recent 10, 20, and 30 trading days, three, six, and nine months and the last year. In each case Greenbridge compared the trading price average to the merger consideration. Greenbridge's analysis of the historical trading prices yielded the following information:

                                                              TIME PERIOD
                                      -----------------------------------------------------------
                                                                 THREE     SIX      NINE     ONE
                                      10 DAY   20 DAY   30 DAY   MONTHS   MONTHS   MONTHS   YEAR
                                      ------   ------   ------   ------   ------   ------   -----
Wink Average Closing Price..........  $1.77    $1.93    $1.99    $1.95    $1.77    $1.57    $1.75
Premium of Merger Consideration to
  Average Closing Price.............  70.0%    55.4%    50.5%    54.1%    69.2%    90.7%    71.4%

     The premium to Wink's share price during no one time period was determinative in Greenbridge's consideration of the fairness, from a financial point of view, of the merger consideration. In evaluating this data, Greenbridge made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Wink, such as industry growth and the absence of any material adverse change in the financial condition and prospects of Wink or the industry or in the financial markets in general.

     PREMIUMS PAID IN COMPARABLE M&A TRANSACTIONS ANALYSIS

     As part of its analysis, Greenbridge reviewed the premiums paid in 36 merger and acquisition transactions involving media, communications and technology companies announced since January 1, 2001. Greenbridge selected for inclusion in this analysis only transactions that involved the acquisition of public companies whose stock prices had dropped more than 50% from their previous 52-week highs and which were trading below $5.00 per share four weeks prior to the time the acquisition was announced. Greenbridge excluded certain transactions, including those in which the target company was in bankruptcy; the acquiror already owned a controlling stake in the target; or the acquiror had a public equity market capitalization less than $150 million (in cases where the purchase consideration consisted of acquiror stock).

     For each of these transactions, Greenbridge analyzed the premium offered, calculated as the premium of the purchase price offered per share to the target's trading price one day prior to the announcement of the transaction. The financial information for the precedent transactions was based on publicly available information and Wall Street research. The median, low and high premiums for the transactions analyzed were 46%, 9% and 161%, respectively. By comparison, the merger consideration of $3.00 per share represented a 76% premium to Wink's closing price on June 21, 2002, the last trading day before the announcement of the merger.

     No transaction used in the analysis of premiums paid in comparable merger and acquisition transactions is identical to the merger. In evaluating these transactions, Greenbridge made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Wink, such as the impact of competition on Wink and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Wink or the industry or in the financial markets in general.

     Greenbridge is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for corporate and other purposes. Pursuant to an engagement letter dated February 15, 2002, Wink agreed to pay Greenbridge a fee of approximately $1.05 million for services as a financial advisor to Wink in connection with and payable upon consummation of the merger, and a fee of $150,000 for rendering a fairness opinion to the Wink Board in connection with the merger. Wink has also agreed to reimburse Greenbridge for its reasonable out-of-pocket expenses (including fees of its counsel), and to indemnify Greenbridge and specific related persons against specific potential liabilities arising out of Greenbridge's rendering of services under its engagement letter.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     GENERAL

     The following describes the material U.S. federal income tax consequences of the merger that are generally applicable to U.S. holders of Wink common stock. However, this discussion does not address all aspects of taxation that may be relevant to particular U.S. holders in light of their personal investment or tax circumstances or to persons that are subject to special treatment under the U.S. federal income tax laws. In particular, this discussion deals only with U.S. holders that hold shares of Wink common stock as capital assets within the meaning of the Internal Revenue Code of 1986, as amended. In addition, this discussion does not address the tax treatment of special classes of U.S. holders, such as banks, insurance companies, tax-exempt entities, financial institutions, broker-dealers, persons holding Wink common stock as part of a hedging, "straddle," conversion or other integrated transaction, U.S. expatriates, or persons subject to the alternative minimum tax. This discussion may not be applicable to stockholders who acquired Wink common stock pursuant to the exercise of options or warrants or otherwise as compensation. Furthermore, this discussion does not address any aspect of state, local or foreign tax considerations. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF THE MERGER.

     As used in this proxy statement, a "U.S. holder" means a holder of Wink common stock who or that is for U.S. federal income tax purposes:

     - a citizen or resident of the United States;

     - a corporation, partnership, or other entity created or organized in the United States or under the law of the United States or any state within the United States;

     - an estate whose income is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

     - a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

     This discussion is based on the Internal Revenue Code of 1986, applicable Department of Treasury regulations, judicial authority, and administrative rulings and practice, all as of the date of this proxy statement. Future legislative, judicial, or administrative changes or interpretations may adversely affect the accuracy of the statements and conclusions described in this proxy statement. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the merger to U.S. holders.

     CONSEQUENCES OF THE MERGER TO WINK STOCKHOLDERS

     The receipt of cash in exchange for Wink common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder will recognize capital gain or loss equal to the difference between the amount of cash received and the U.S. holder's tax basis in the Wink common stock exchanged in the merger. This capital gain or loss will be long-term capital gain or loss if the U.S. holder held the Wink common stock for more than one year as of the effective time of the merger. Certain limitations apply to the deductibility of capital losses by U.S. holders.

     FEDERAL INCOME TAX BACKUP WITHHOLDING

     A U.S. holder may be subject to backup withholding at the rate of 30% with respect to a payment of cash in the merger unless the U.S. holder:

     - is a corporation or comes within certain other exempt categories (including financial institutions, tax-exempt organizations and non-U.S. stockholders) and, when required, demonstrates this fact; or

     - provides a correct taxpayer identification number and certifies, under penalties of perjury, that the U.S. holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

     To prevent backup withholding and possible penalties, you should complete and sign the substitute Form W-9 included in the letter of transmittal which will be sent to you if the merger agreement is adopted at the special meeting. Any amount withheld under these rules may be credited against the U.S. holder's U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

     YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS IN VIEW OF YOUR PARTICULAR CIRCUMSTANCES.

GOVERNMENTAL AND REGULATORY APPROVALS

     Transactions such as the merger are reviewed by the United States Department of Justice and Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the "HSR act," and the rules and regulations under the HSR act, the merger may not be completed until applicable waiting period requirements have expired or been terminated. Wink and Liberty Media filed the requisite notification reports with
the Department of Justice and Federal Trade Commission on July   , 2002. The
waiting period under the HSR act will expire at 11:59 p.m., Eastern time, on
August   , 2002, unless this period is terminated earlier or extended.

     The Department of Justice and Federal Trade Commission frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the Department of Justice or Federal Trade Commission could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking the divestiture of substantial assets of Liberty Media or Wink or their subsidiaries. Private parties and state attorneys general may also bring an action under the antitrust laws under certain circumstances.

     While we believe that we will receive the regulatory approvals and clearances for the merger that are described above in the third quarter of 2002, we cannot be certain that the merger will receive the necessary regulatory approvals or as to the timing for the grant or denial of these approvals. Under the merger agreement, we and Liberty Broadband have agreed, among other things, to use our reasonable best efforts to obtain any approvals required by any governmental authority or applicable law.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     GENERAL

     Some of our executive officers and directors have interests in the merger that are or may be considered different from, or in addition to, the interests of our stockholders generally. Our board of directors was aware of and considered these interests when it approved the merger agreement and the merger. We summarize below the material interests of our directors and executive officers in the merger.

     VESTING OF STOCK OPTIONS

     Under the merger agreement, 50% of the unvested options issued to our directors under Wink's 1999 Director Option Plan and 25% of the unvested options issued to our directors and officers under Wink's 1999 Stock Plan will vest immediately upon consummation of the merger.

     CHANGE OF CONTROL AGREEMENT

     Under Wink's employment offer letter with Mary Agnes Wilderotter, our Chief Executive Officer, which was entered into on October 21, 1996, if Ms. Wilderotter is terminated without cause, she will be entitled to severance compensation for one year at a salary level of $300,000 per year or until she finds new employment, whichever is earlier.

     INDEMNIFICATION AND INSURANCE

     Wink and Liberty Broadband have agreed that, to the fullest extent permitted under applicable law, after the merger has become effective, Wink will indemnify and hold harmless each present and former director and officer of Wink when acting in that capacity (including by advancing expenses to the fullest extent provided by Delaware law) against all losses, costs, expenses, claims, judgments, fines, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation based in whole or in part on the fact that the indemnified party is or was an officer or director of Wink pertaining to any matter existing or occurring before or after the consummation of the merger.

     Wink and Liberty Broadband have also agreed that, for a period of six years after consummation of the merger, Wink will maintain directors' and officers' liability insurance with respect to matters arising on or before consummation of the merger. However, after consummation, Wink will not be required to pay premiums in excess of two times the last annual premium paid for that insurance coverage. If Wink is not able to obtain or maintain insurance coverage for the entire six-year period for that amount, Wink will use its reasonable efforts to obtain as much insurance coverage as it can for two times the amount of the last annual premium.

MERGER FINANCING; SOURCE AND AMOUNT OF FUNDS

     The merger is not conditioned upon Liberty Broadband obtaining financing. The total amount of funds necessary to pay the merger consideration, including amounts associated with Wink options, and to pay fees and expenses related to the merger will be approximately $103 million. Liberty Broadband expects to fund the transaction with cash received from Liberty Media in the form of a capital contribution.

APPRAISAL RIGHTS

     Delaware law entitles the holders of record of shares of Wink common stock that follow the procedures specified in Section 262 of the DGCL to have their shares appraised by the Delaware Court of Chancery and to receive the "fair value" of these shares as of the completion of the merger as determined by the court instead of the merger consideration. In order to exercise these rights, you must demand and perfect your rights in accordance with Section 262. The following is a summary of the material provisions of Section 262 and is qualified in its entirety by reference to Section 262, a complete copy of which is attached as Appendix D to this proxy statement. You should carefully review
Section 262 as well as the information discussed below to determine your rights to appraisal.

     If you elect to exercise the right to an appraisal under Section 262, you must do all of the following:

     - file with us at our main office in Alameda, California, a written demand for appraisal of your shares of Wink common stock held before the vote is taken on the proposal to adopt the merger agreement at our special meeting, which demand must identify the Wink stockholder and expressly request an appraisal. This written demand for appraisal must be in addition to and separate from any proxy or vote against the merger agreement because voting against, abstaining from voting or failing to vote on the merger agreement will not constitute a demand for appraisal within the meaning of Section 262;

     - not vote in favor of, or consent in writing to, the merger agreement. Failing to vote or abstaining from voting will satisfy this requirement, but a vote in favor of the merger agreement, by proxy or in person, or the return of a signed proxy card that does not specify a vote against adoption of the merger agreement, or that does not specify that you abstain from voting on adoption of the merger agreement, will constitute a waiver of your right of appraisal and will nullify any previously filed written demand for appraisal; and

     - continuously hold shares of Wink common stock through the completion of the merger.

     All written demands for appraisal should be addressed to Wink Communications, Inc., 1001 Marina Village Parkway, Alameda, California 94501,
Attention: Secretary, before the vote is taken on adoption of the merger agreement at the special meeting, and should be executed by, or on behalf of, the holder of record of the relevant shares of Wink common stock. This demand must reasonably inform Wink of the identity of the stockholder and that the stockholder is thereby demanding appraisal of his, her or its shares of Wink common stock.

     Within ten days after the consummation of the merger, the surviving corporation of the merger will give written notice of consummation of the merger to each Wink stockholder that has satisfied the requirements of Section 262 and has not voted for or consented to the proposal to adopt the merger agreement. We refer to each of these stockholders as a "dissenting stockholder." Within 120 days after consummation of the merger, the surviving corporation or any dissenting stockholder may file a petition in the Delaware court demanding a determination of the fair value of the shares of Wink common stock that are held by all dissenting stockholders. We advise any dissenting stockholder desiring to file this petition to file on a timely basis unless the dissenting stockholder receives notice that a petition has already been filed by the surviving corporation or another dissenting stockholder.

     If a petition for appraisal is timely filed, the court will determine which stockholders are entitled to appraisal rights. The court then will determine the fair value of the shares of Wink common stock held by the dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value. In determining the fair value, the court will take into account all relevant factors. The court may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise be entitled to receive under the merger agreement. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceeding may be determined by the court and charged against the parties as the court determines to be equitable under the circumstances. Upon the application of any stockholder, the court may determine the amount of interest, if any, to be paid upon the value of the shares of Wink common stock of stockholders entitled to such interest. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Wink common stock entitled to appraisal.

     From and after consummation of the merger, no dissenting stockholder will have any rights of a Wink stockholder with respect to that dissenting stockholder's shares for any purpose, except to receive payment of its fair value and to receive payment of dividends or other distributions on that dissenting stockholder's shares of Wink common stock, if any, payable to Wink stockholders of record as of a date prior to consummation of the merger. If a dissenting stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal within 60 days after consummation of the merger or, if no petition for appraisal is filed within 120 days after consummation of the merger, then the right of that dissenting stockholder to an appraisal will cease and the dissenting stockholder will be entitled to receive only the merger consideration.

                              THE MERGER AGREEMENT

     The following is a summary of the material terms and conditions of the Agreement and Plan of Merger. The summary is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Appendix A to this proxy statement and is incorporated by reference. We encourage you to read the merger agreement in its entirety because it, and not this summary, is the legal document that governs the merger.

STRUCTURE AND EFFECTIVE TIME

     The merger agreement provides for the merger of Walnut Merger Corp. with and into Wink upon the terms and subject to the conditions of the merger agreement. Wink will survive the merger and continue to exist after the merger as an indirect wholly-owned subsidiary of Liberty Broadband.

     The closing of the merger will occur on the first business day after the satisfaction or waiver of all conditions in the merger agreement (except for those conditions to be satisfied or waived at the closing) but no earlier than August 1, 2002. The merger will become effective at the time the certificate of merger is filed with the Delaware Secretary of State.

     We cannot assure you when, or if, all the conditions to completion of the merger will be satisfied or waived. See "-- Conditions To The Merger." We intend to complete the merger as promptly as practicable subject to receipt of Wink stockholder approval and all requisite regulatory approvals. See "The Merger -- Governmental and Regulatory Approvals," "-- Agreement To Cooperate" and
"-- Conditions To The Merger."

MERGER CONSIDERATION

     The merger agreement provides that each share of Wink common stock outstanding immediately prior to the effective time of the merger will be canceled and converted at the effective time of the merger into the right to receive $3.00 in cash, without interest, from Liberty Broadband. We refer to this amount throughout this proxy statement as the "merger consideration."

     After the effective time, each holder of a certificate representing shares of Wink common stock will have no further rights with respect to those shares, other than the right to receive the merger consideration applicable to those shares.

     Shares of Wink common stock that are outstanding immediately prior to the merger and held by any dissenting stockholder who properly perfects his, her or its appraisal rights will not be converted into the right to receive $3.00 in cash, but rather the dissenting stockholder will be entitled to payment of the fair value of his, her or its dissenting shares in accordance with and subject to Section 262 of the Delaware General Corporation Law. See "The
Merger -- Appraisal Rights."

PAYMENT PROCEDURES

     Liberty Broadband will select an exchange agent. The exchange agent will make payment of the merger consideration in exchange for certificates representing the outstanding shares of Wink common stock. Liberty Broadband will deposit sufficient cash with the exchange agent in order to permit the payment of the merger consideration. As promptly as reasonably practicable after consummation of the merger, the exchange agent will send you a letter of transmittal and instructions explaining how to send your stock certificates to the exchange agent. The exchange agent will mail checks for the appropriate merger consideration (without interest), minus any withholding taxes required by law, to you promptly following the exchange agent's receipt and processing of Wink stock certificates and properly completed transmittal documents.

     Please do not send your stock certificates to us at this time.

TREATMENT OF WINK STOCK OPTIONS

     Upon consummation of the merger, our stock plans will be terminated and each outstanding option to purchase shares of Wink common stock will terminate and be of no further force or effect. Instead, each stock option will be converted into the right to receive a cash payment from the surviving corporation on substantially the same vesting and other material terms and conditions as were applicable to the terminated stock option, provided that under Wink's 1999 Stock Plan and the option agreements related to options issued under that plan, 25% of the unvested options will vest immediately upon consummation of the merger. The cash payment will be in a per share amount equal to the excess of the merger consideration per share over the exercise price per share of Wink common stock subject to that stock option.

DIRECTORS AND OFFICERS

     The merger agreement provides that the directors of Walnut Merger Corp. immediately before the effective time of the merger will be the directors of the surviving corporation after the merger. The merger agreement also provides that the officers of Walnut Merger Corp. immediately before the effective time of the merger will be the officers of the surviving corporation after the merger, until replaced.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains representations and warranties by Wink and Liberty Broadband regarding various legal, financial, business and regulatory matters. The representations and warranties will not survive after consummation of the merger.

CONDUCT OF THE BUSINESS OF WINK PRIOR TO THE MERGER

     The merger agreement provides that Wink will carry on its business in the ordinary course consistent with past practice and use its commercially reasonable efforts to preserve intact its business organization, to preserve its licenses in full force and effect, and to preserve the goodwill of those having business relationships with it.

     During the period of time before consummation of the merger, we have agreed with Liberty Broadband not to take certain enumerated actions including, among other things, amending our organizational documents, issuing equity, incurring debt, selling, leasing, encumbering or disposing of a material amount of assets, amending, modifying or terminating any of our material contracts, or entering into any new contracts that would be considered material contracts, in each case without the prior written consent of Liberty Broadband.

NO SOLICITATION

     The merger agreement provides that Wink will not, and will not permit its directors, officers, employees, agents or representatives to:

     - solicit, initiate, encourage or otherwise facilitate any inquiries, proposals or offers that relate to any alternative acquisition proposal;

     - participate in any discussions or negotiations regarding an alternative acquisition proposal;

     - cooperate with or furnish any non-public information to anyone in connection with an alternative acquisition proposal;

     - approve, recommend or permit Wink to enter into an agreement relating to an alternative acquisition proposal; or

     - vote for, approve or enter into an agreement with respect to any of the actions described above.

     The prohibition on solicitation does not prevent Wink or our board of directors from complying with Securities and Exchange Commission rules with regard to an alternative acquisition proposal by means of a tender offer or recommending or exploring an alternative acquisition proposal if the board determines in good faith that an unsolicited alternative acquisition proposal is a superior proposal and that, after consultation with its legal advisor, it must recommend or explore such superior proposal in order to comply with its fiduciary duties under applicable law.

     A superior proposal is one which is financially superior to the merger, as determined in good faith by a majority of the board (after consultation with, and the receipt of a written opinion from, Wink's financial advisor), one for which financing is then committed or, in the good faith judgment of a majority of the board, reasonably capable of being obtained, and one that is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the transaction and the person making the proposal, as determined in the good faith judgment of a majority of the board (after consultation with its outside legal counsel).

     The merger agreement requires us to promptly notify Liberty Broadband after receiving any request for information or any inquiry, offer or proposal which could lead to an alternative acquisition proposal, indicating the identity of the potential acquirer and the material terms and conditions of the request, inquiry, offer or alternative acquisition proposal, and to keep Liberty Broadband fully informed of the status of that request, inquiry, offer or alternative acquisition proposal.

     If we receive an alternative acquisition proposal which our board of directors believes is a superior proposal, we may terminate the merger agreement and pursue that superior proposal so long as we give Liberty Broadband at least three business days to match that superior proposal and Liberty Broadband refuses to do so or, if Liberty Broadband offers to match such superior proposal within that three business day period, we are unable to reach a definitive agreement with Liberty Broadband within a reasonable period of time thereafter. In those circumstances, we will be obligated to pay Liberty Broadband a termination fee and enter into a license agreement with Liberty Broadband. See "-- Termination", "-- Termination Fee" and "-- License Agreement."

EMPLOYEE BENEFITS

     Subject to the requirements of applicable law, Liberty Broadband will not be required to maintain any of Wink's compensation or benefit plans after consummation of the merger. We will terminate our 401(k) plan prior to consummation of the merger and each employee of the surviving corporation who was an employee of Wink immediately prior to consummation of the merger will be entitled to participate in the employee benefit plans maintained by Liberty Media to the same extent as similarly situated employees of Liberty Broadband.

     Our employees will receive credit for purposes of eligibility to participate, vesting and eligibility to receive benefits under any employee benefit plan, program or arrangement established or maintained by Liberty Broadband for service accrued prior to consummation of the merger.

AGREEMENT TO COOPERATE

     Wink and Liberty Broadband have agreed to use our reasonable best efforts to take all action and to do all things necessary, proper or advisable under applicable laws to consummate the merger. This includes the use of reasonable best efforts to, among other things:

     - make all governmental filings and other required submissions, including under the HSR act;

     - cause any injunctions or restraining orders to be lifted; and

     - obtain necessary or appropriate consents, waivers or approvals of third parties required in connection with the merger.

     However, Liberty Media and its subsidiaries will not be required to divest, rearrange or restrict any of their businesses or assets in connection with these obligations.

     Wink has also agreed to take all action necessary to hold the special meeting of Wink stockholders.

INDEMNIFICATION AND INSURANCE

     Wink and Liberty Broadband have agreed that, to the fullest extent permitted under applicable law, after the merger has become effective, Wink will indemnify and hold harmless each present and former director and officer of Wink or any of its subsidiaries (including advancing expenses to the fullest extent provided by Delaware law) against all losses, costs, expenses, claims, judgments, fines, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation based in whole or in part on the fact that the indemnified party is or was an officer or director of Wink pertaining to any matter existing or occurring before or after consummation of the merger.

     Wink and Liberty Broadband have agreed that, for a period of up to six years after consummation of the merger, Wink, as the surviving corporation in the merger, will maintain directors' and officers' liability insurance with respect to matters arising on or before consummation of the merger. However, after the effective time, the surviving corporation will not be required to pay premiums in excess of two times the last annual premium paid for such coverage prior to the date of the merger agreement. If the surviving corporation is not able to obtain or maintain insurance coverage for the entire six-year period for such amount, the surviving corporation will be obligated to use its reasonable efforts to obtain as much coverage for such six-year period as it can for such amount.

LIBERTY MEDIA

     Liberty Media, the parent corporation of Liberty Broadband, has signed the merger agreement for the limited purpose of agreeing to use its best efforts to cause Liberty Broadband and Wink Interactive to perform their obligations under the merger agreement.

WINK BOARD RECOMMENDATION

     The merger agreement provides that our board of directors will recommend that the Wink stockholders vote in favor of adoption of the merger agreement. However, the board may withdraw or modify its recommendation prior to stockholder approval of adoption of the merger agreement if the board determines in good faith by a majority vote, after consultation with outside legal counsel, that it is necessary to do so in order to comply with its fiduciary obligations. Notwithstanding any such withdrawal or modification, Wink is required to submit the merger agreement to a vote at the special meeting unless the merger agreement is terminated in accordance with its terms.

     A withdrawal or adverse change of the board's recommendation or failure by the board to reconfirm its recommendation will permit Liberty Broadband to terminate the merger agreement and may give rise to the payment of a termination fee of $3,500,000 to Liberty Broadband as described under "-- Termination Fee" and the granting of a non-exclusive license to Liberty Broadband as described under "-- License Agreement."

CONDITIONS TO THE MERGER

     The obligations of Wink and Liberty Broadband to complete the merger are subject to the satisfaction of each of the conditions described below:

     - adoption of the merger agreement by holders of a majority of the outstanding shares of Wink common stock;

     - expiration or termination of any applicable waiting period under the HSR act; and

     - absence of any legal restraints or prohibitions preventing consummation of the merger or permitting consummation subject to conditions or restrictions that would have a material adverse effect.

     Unless waived by Liberty Broadband, the obligations of Liberty Broadband to complete the merger are subject to the satisfaction of the following additional conditions:

     - our representations and warranties being true and correct in all material respects, both as of the date of the merger agreement and the effective date of the merger;

     - our performance in all material respects of all of our obligations under the merger agreement;

     - Liberty Broadband's receipt of a certificate from us certifying the accuracy of our representations and warranties and performance of our obligations;

     - our having obtained consents from third parties related to the consummation of the merger, except as would not have a material adverse effect;

     - absence of any laws, rules or judgments making the merger illegal, imposing material penalties in connection with the merger, requiring Liberty Media or is subsidiaries to divert assets or restricting their ability to operate their businesses or their ownership of the surviving corporation in the merger, prohibiting or delaying consummation of the merger, or materially increasing the liabilities or obligations of Liberty Media or its subsidiaries in connection with the merger;

     - there being no change or event which individually or in the aggregate could reasonably be expected to have a material adverse effect on the merger, Liberty Media's or its subsidiaries' liabilities or obligations with respect to the merger, or the business, assets, results of operations of financial condition of Wink and its subsidiaries, taken as a whole;

     - receipt of all necessary government consents; and

     - contracts with certain of our customers remaining in full force and effect.

     Unless waived by us, our obligation to complete the merger is subject to the satisfaction of the following additional conditions:

     - Liberty Broadband's representations and warranties being true and correct in all material respects, both as of the date of the merger agreement and the effective date of the merger;

     - Liberty Broadband's performance in all material respects of all of their obligations under the merger agreement; and

     - our receipt of a certificate from Liberty Broadband certifying the accuracy of its representations and warranties and performance of its obligations.

IMPORTANT DEFINITIONS

     In the merger agreement, the phrase "material adverse effect" in reference to Wink means any circumstance, change or effect that is or could reasonably be expected to be materially adverse to the business, assets, liabilities, obligations, financial condition or results of operations of Wink, other than any circumstance, change or effect resulting from or relating to:

     - changes in general economic conditions;

     - changes generally affecting the industry in which Wink operates so long as such changes do not affect Wink in a disproportionate manner; or

     - the resignation or termination of any employees of Wink at any time following the public announcement of the merger.

     In addition, the phrase "alternative acquisition proposal" means any written or firm oral proposal (other than the transactions contemplated by the merger agreement) regarding:

     - a merger, consolidation, tender offer, share exchange or other business combination or similar transaction involving Wink;

     - the issuance by Wink of equity or voting securities constituting 10% or more of that class of equity or voting securities;

     - the acquisition of 10% or more of Wink's assets;

     - the acquisition by any person or group of 15% or more of Wink's common stock, subject to some exceptions;

     - any transaction involving Wink that is reasonably likely to prohibit, restrict or delay consummation of the merger; or

     - any license of Wink's material intellectual property to another interactive television business or any license of Wink's intellectual property that is exclusive or includes a covenant not to sue, covenant not to assert or certain releases.

     The phrase "alternative acquisition proposal" also includes the occurrence of any of the foregoing or announcement of a plan to do or agreement to engage in any of the foregoing.

TERMINATION

     The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger by:

     - the mutual written consent of Wink and Liberty Broadband if the board of each so determines;

     - either party, if the merger is not consummated by September 30, 2002 (which date may be extended by either party to October 31, 2002 if Wink stockholder approval has not been obtained, the applicable waiting period under the HSR act has not expired or been terminated, or not all necessary governmental approvals have been obtained as of September 30, 2002, so long as the party seeking to extend that date believes in good faith that the unsatisfied condition is capable of being satisfied by October 31, 2002), unless the party seeking to terminate the agreement failed to fulfill its obligations in the merger agreement and that failure proximately contributed to the failure of the merger to be consummated by that date;

     - either party, if the Wink stockholders fail to vote in favor of adoption of the merger agreement, unless the party seeking to terminate the merger agreement failed to fulfill its obligations in the merger agreement and that failure proximately contributed to the failure to obtain stockholder approval;

     - either party, if any order, decree or ruling that permanently restrains or prohibits consummation of the merger becomes final and non-appealable;

     - either party, if the other party has breached any representation, warranty, covenant or agreement contained in the merger agreement in a material respect, where that breach would allow the terminating party not to consummate the merger;

     - Wink, in order to enter into an agreement for an alternative acquisition proposal which our board of directors in good faith deems to be superior to this merger agreement with Liberty Broadband if, after receiving notice of that proposal, Liberty Broadband fails to match the terms of that proposal;

     - Liberty Broadband, if our board of directors withdraws or adversely modifies its approval or recommendation of the merger agreement or fails to reaffirm its recommendation; or

     - Liberty Broadband, if Wink fails to comply with its agreements described above under "-- No Solicitation".

TERMINATION FEE

     In the event of the termination of the merger agreement under the circumstances described below, Wink will be required to pay a termination fee to Liberty Broadband. A termination fee of $3,500,000 in cash will be payable to Liberty Broadband if:

     - an alternative acquisition proposal has been made to Wink or its stockholders or publicly announced and the merger agreement is then terminated by either party because the merger has not been consummated by September 30, 2002 (or in certain circumstances, October 31, 2002), and Wink subsequently enters into a definitive agreement for or consummates an alternative acquisition transaction within 18 months following termination;

     - our board of directors authorizes Wink to enter into a binding agreement concerning a superior proposal and Liberty Broadband does not match that proposal;

     - our board of directors withdraws or modifies in a manner adverse to Liberty Broadband its approval or recommendation of the merger or fails to reconfirm its recommendation of the merger within three business days following a request from Liberty Broadband to do so;

     - Liberty Broadband terminates the merger agreement as a result of our stockholders failing to vote in favor of adoption of the merger agreement, and Wink subsequently enters into a definitive agreement for or consummates an alternative acquisition proposal within 18 months following termination; or

     - Wink breaches its obligations to call a stockholders meeting in the manner prescribed in the merger agreement in connection with that stockholders meeting, or Wink willfully breaches its other obligations under the merger agreement.

LICENSE AGREEMENT

     In the event the merger agreement is terminated under circumstances requiring us to pay a termination fee to Liberty Broadband, or is terminated as a result of us having breached our representations and warranties under the merger agreement as a result of our gross negligence, we will be required to enter into a license agreement with Liberty Broadband on the terms and conditions summarized below:

     - Wink would grant a non-exclusive, worldwide license (including the right to sublicense) to Liberty Broadband and its direct and indirect subsidiaries covering those products, services and intellectual property that Wink makes commercially available to other licensees;

     - Upon Liberty Broadband's request, Wink and Liberty Broadband would use commercially reasonable efforts to negotiate customary and commercially reasonable terms and conditions for license agreements covering the grant described above;

     - Wink would agree not to assert any intellectual property claims against Liberty Broadband and its subsidiaries, sublicensees and customers to the extent that their activities are subject to and authorized by the license agreement or against Liberty Broadband and its subsidiaries for the use or sale of any of its products;

     - Wink would release Liberty Broadband and its subsidiaries, sublicensees and customers (again to the extent that their activities are subject to and authorized by the license agreement) from any past intellectual property claims that Wink might have against them and from any claims that arise during the term of the license agreement;

     - Wink would grant Liberty Broadband and its subsidiaries "most favored nations" protection with respect to economic terms of their license agreement; and

     - Wink would agree to indemnify Liberty Broadband and its subsidiaries and sublicensees against any claims that the intellectual property being licensed to them by Wink infringes on the intellectual property rights of another party.

EXPENSES

     The merger agreement provides that all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring those costs and expenses, except that:

     - Wink and Liberty Broadband have agreed to share equally the cost of the fee for filing this proxy statement and the fee for filing under the HSR act;

     - If the merger agreement is terminated by Liberty Broadband because of an uncured breach by Wink of any representation, warranty, covenant or agreement contained in the merger agreement, or because of a breach by Wink of its no solicitation covenant, and Wink is not obligated to pay the termination fee to Liberty Broadband as a result of that termination, then Wink will reimburse Liberty Broadband for its costs and expenses incurred in connection with the merger agreement, unless such breach resulted from events or developments occurring after execution of the merger agreement that were outside of Wink's control, in which case Wink will not be obligated to reimburse these costs and expenses; and

     - If the merger agreement is terminated by Wink because of an uncured breach by Liberty Broadband of any representations, warranties, covenants or agreements contained in the merger agreement, then Liberty Broadband will reimburse Wink for its costs and expenses incurred in connection with the merger agreement, unless such breach resulted from events or developments occurring after execution of the merger agreement that were outside of Liberty Broadband's control, in which case Liberty Broadband will not be obligated to reimburse those costs and expenses.

                              THE VOTING AGREEMENT

     On June 23, 2002, as an inducement to Liberty Media, Liberty Broadband and Liberty Broadband's subsidiaries entering into the merger agreement, certain of Wink's directors and executive officers and certain of their affiliates entered into a voting agreement with Liberty Broadband. Wink's directors and executive officers and those affiliates together hold approximately 20% of the shares of Wink common stock. The following is a summary of the material terms and conditions of the voting agreement, a copy of which is attached to this proxy statement as Appendix B and is incorporated by reference. We encourage you to read the voting agreement in its entirety.

DELIVERY OF PROXIES

     Under the voting agreement, certain of Wink's directors and executive officers and certain of their affiliates have delivered to Liberty Broadband irrevocable proxies which will allow Liberty Broadband to vote each of those stockholder's shares:

     - in favor of adoption of the merger agreement and the merger;

     - against any action, approval or agreement that would compete with, materially impede, adversely affect, discourage or delay the merger with Liberty Broadband, including any alternative acquisition proposal;

     - against any action, approval or transaction that would result in a material breach of Wink's representations, warranties, covenants or agreements in the merger agreement; and

     - against any other merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or other transfer of any material assets of Wink.

OTHER AGREEMENTS

     Each of those stockholders has also agreed under the voting agreement:

     - to revoke all previous proxies and not to grant any other proxies or powers of attorney or enter into any other voting agreement with respect to its Wink shares;

     - not to solicit, encourage or initiate any action that would compete with, materially impede, interfere with or adversely affect the merger with Liberty Broadband;

     - not to transfer, sell, pledge or otherwise dispose of its shares of Wink common stock or securities convertible into or exchangeable for Wink common stock, including depositing shares into a voting trust; and

     - not to acquire any additional Wink common stock unless that stockholder delivers a similar proxy to Liberty Broadband with respect to the shares of that newly acquired Wink common stock.

FIDUCIARY DUTIES

     Notwithstanding the agreements described above, nothing in the voting agreement restricts the directors of Wink from exercising their fiduciary duties as directors.

TERMINATION

     The voting agreement terminates upon the earlier to occur of the consummation of the merger and the termination of the merger agreement.

         STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS OF WINK

     The following table sets forth information about the beneficial ownership of our common stock as of June 28, 2002, by (a) each person who is the beneficial owner of more than 5% of the outstanding shares of our common stock, (b) each of our directors, (c) each of our executive officers, and (d) all of our executive officers and directors as a group. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of Wink common stock beneficially owned by them.

                                                                 SHARES       PERCENTAGE
                                                              BENEFICIALLY   BENEFICIALLY
          5% STOCKHOLDERS, DIRECTORS AND OFFICERS               OWNED(1)       OWNED(1)
          ---------------------------------------             ------------   ------------
5% STOCKHOLDERS(2)
Brian P. Dougherty(3).......................................   3,844,500        11.5%
Microsoft Corporation(4)....................................   3,000,000         8.9%
One Microsoft Way
Redmond, WA 98052
Hughes Electronics Corporation..............................   2,249,999         6.8%
2230 East Imperial Highway
El Segundo, CA 90245-3531
Charter Communications, Inc.(5).............................   2,000,000         5.8%
12405 Powerscourt Drive
St. Louis, MO 63131

DIRECTORS AND NAMED EXECUTIVE OFFICERS
Mary Agnes Wilderotter(6)...................................   1,575,764         4.7%
Charles McCullough(7).......................................     164,720          *
Melinda White(8)............................................     141,845          *
Katherine Sullivan(9).......................................     162,993          *
Timothy V. Travaille(10)....................................     226,810          *
Jeffrey H. Coats(11)........................................      42,500          *
Terri Dial..................................................      18,750          *
Bruce Dunlevie(12)..........................................   1,377,917         4.1%
Lawton Fitt(13).............................................      22,500          *
Michael Fuchs(14)...........................................     380,000         1.1%
F. Philip Handy(15).........................................     110,796          *
Donald Ohlmeyer(16).........................................      24,750          *

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
(13 persons)(17) (18).......................................   8,093,845        24.2%

---------------

  *  Less than 1%

 (1) The number and percentage of shares beneficially owned are determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within sixty days of June 28, 2002 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers) with respect to the shares shown as beneficially owned.

 (2) This information was obtained from filings made with the SEC pursuant to Sections 13(d) or 13(g) of the Exchange Act.

 (3) Represents shares held of record in the name of Mr. Dougherty's family trust.

 (4) Includes 500,000 shares subject to a currently exercisable warrant.

 (5) Includes 1,000,000 shares subject to a currently exercisable warrant.

 (6) Includes 543,431 shares subject to stock options exercisable within 60 days of June 28, 2002.

 (7) Includes 150,762 shares subject to stock options exercisable within 60 days of June 28, 2002.

 (8) Includes 85,178 shares subject to stock options exercisable within 60 days of June 28, 2002.

 (9) Includes 162,993 shares subject to stock options exercisable within 60 days of June 28, 2002.

(10) Includes 190,778 shares subject to stock options exercisable within 60 days of June 28, 2002.

(11) Includes 42,500 shares subject to stock options exercisable within 60 days of June 28, 2002.

(12) Includes 1,186,589 shares owned by Benchmark Capital Partners LP and 48,828 shares owned by Benchmark Founders Fund LP. Also includes 42,500 shares subject to stock options exercisable within 60 days of June 28, 2002.

(13) Includes 22,500 shares subject to stock options exercisable within 60 days of June 28, 2002.

(14) Includes 42,500 shares subject to stock options exercisable within 60 days of June 28, 2002.

(15) Includes 110,796 shares that represent: 75,296 shares owned by Blaine Trust of which Mr. Handy is the co-trustee and sole beneficiary; and 3,000 shares owned by the Handy Family Partnership, Ltd., of which Mr. Handy is the sole stockholder of the corporate general partner with a 1% interest in the partnership and where beneficial ownership of 99% of these shares is expressly disclaimed. Also includes 32,500 shares subject to stock options exercisable within 60 days of June 28, 2002.

(16) Includes 22,500 shares subject to stock options exercisable within 60 days of June 28, 2002.

(17) Unless indicated above, the address for each listed stockholder is c/o Wink Communications, Inc., 1001 Marina Village Parkway, Alameda, CA 94501.

(18) Includes 1,338,142 shares issuable upon the exercise of stock options exercisable within 60 days of June 28, 2002.

           MARKET PRICE OF WINK COMMON STOCK AND DIVIDEND INFORMATION

     Wink common stock is traded on the Nasdaq National Market. Wink's initial public offering took place on August 19. 1999. The table below sets forth by quarter, since the first quarter of 2000, the high and low sale prices of Wink common stock on the Nasdaq National Market, as reported by Bloomberg Financial Markets.

                                                                HIGH       LOW
                                                              --------   --------
2002 Quarters
  Third.....................................................   $[]        $[]
  Second....................................................  $ 3.10     $ 1.16
  First.....................................................  $ 2.69     $ 1.00

2001 Quarters
  Fourth....................................................  $ 1.70     $ 0.70
  Third.....................................................  $ 3.75     $ 0.63
  Second....................................................  $ 6.20     $ 2.56
  First.....................................................  $ 9.75     $ 4.1563

2000 Quarters
  Fourth....................................................  $15.00     $ 4.875
  Third.....................................................  $31.6875   $10.875
  Second....................................................  $34.625    $14.50
  First.....................................................  $75.00     $31.125

     On June 21, 2002, the last full trading day prior to the public announcement of the merger agreement, the high and low sale prices of Wink common stock as reported on the Nasdaq were $1.70 and $1.58, respectively. On [DATE], 2002, the last full trading day prior to the date of this proxy statement, the closing price of Wink common stock as reported on the Nasdaq
National Market was $          .

     You are encouraged to obtain current market quotations for Wink common stock.

     Wink has never paid any cash dividends.

                          FUTURE STOCKHOLDER PROPOSALS

     We intend to hold an annual meeting in 2003 only if the merger is not completed. To the extent that an annual meeting of Wink stockholders is held in 2003, a stockholder proposal to be timely for purposes of Rule 14a-8 of the SEC under the Securities Exchange Act of 1934 or for purposes of Wink's bylaws must be received by December 5, 2002.

                           FORWARD-LOOKING STATEMENTS

     This proxy statement includes and incorporates by reference "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995) with respect to our financial position, business strategy, projected costs, projected savings, and plans and objectives of management. These statements are identified by the use of forward-looking words or phrases such as "anticipates," "intends," "expects," "plans," "believes," "estimates," or words or phrases of similar import. These statements are contained in the sections entitled "Summary Term Sheet for the Merger" and "The Merger," and other sections of this proxy statement. These forward-looking statements are not guarantees of future performance and are subject to numerous assumptions, risks, and uncertainties, and the statements looking forward beyond 2002 are subject to greater uncertainty because of the increased likelihood of changes in underlying factors and assumptions. Actual results could differ materially from those anticipated by the forward-looking statements.

     Factors that could cause actual results to differ materially include, among others, the following:

     - political, legal and economic conditions and developments in the United States;

     - federal, state and other legislative and regulatory initiatives affecting the interactive television industry;

     - changes in the laws and regulations to which we are subject, or the application of those laws and regulations;

     - the extent and timing of the entry of additional competition in our markets;

     - the performance of projects undertaken;

     - our ability to obtain the significant future financing our growth strategy will likely require, whether through equity issuances or borrowings; and

     - financial market conditions.

     In addition to factors previously disclosed by us and factors identified elsewhere in this proxy statement, certain other factors could cause actual results to differ materially from these forward-looking statements. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by reference to these factors.

     Our forward-looking statements represent our judgment only on the dates those statements are made. By making any forward-looking statements, we assume no duty to update them to reflect new, changed or unanticipated events or circumstances.

                      WHERE YOU CAN FIND MORE INFORMATION

     Wink is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

     Copies of any of these documents without their exhibits are also available without charge to any person to whom we deliver this document. You must make a written or oral request to Wink Communications, Inc., 1001 Marina Village Parkway, Alameda, California 94501; Attention: Secretary (telephone:
510-337-2950). In order to ensure timely delivery of the documents, any request should be made by [DATE], 2002.

                      DOCUMENTS INCORPORATED BY REFERENCE

     This document incorporates by reference the documents listed below that Wink has previously filed with the SEC:

     - Wink's Annual Report on Form 10-K for the year ended December 31, 2001;

     - Wink's Quarterly Report on Form 10-Q for the quarter ended March 31,
       2002;

     - Wink's Current Report on Form 8-K filed on June 25, 2002; and

     - the description of Wink common stock contained in a registration statement on Form S-1, dated as of August 18, 1999, filed by Wink pursuant to the Securities Act of 1933, and any amendment or report filed for the purpose of updating such description.

     Wink also may incorporate by reference additional documents that Wink may file with the SEC between the date of this document and the date of the special meeting. These documents may include Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     WE HAVE AUTHORIZED NO ONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE MERGER OR OUR COMPANY THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR IN THE DOCUMENTS WE HAVE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     THE INFORMATION CONTAINED IN THIS PROXY STATEMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS PROXY STATEMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         LIBERTY BROADBAND INTERACTIVE
                               TELEVISION, INC.,

                            WINK INTERACTIVE, INC.,

                              WALNUT MERGER CORP.,

                           WINK COMMUNICATIONS, INC.

                 AND WITH RESPECT TO SECTION 6.11 HEREOF ONLY,

                           LIBERTY MEDIA CORPORATION

                           DATED AS OF JUNE 23, 2002

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
ARTICLE I  DEFINITIONS AND CONSTRUCTION.............................   A-1
  1.1   Certain Definitions.........................................   A-1
  1.2   Additional Definitions......................................   A-5
  1.3   Terms Generally.............................................   A-7

ARTICLE II  THE MERGER AND RELATED MATTERS..........................   A-8
  2.1   The Merger..................................................   A-8
  2.2   Closing.....................................................   A-8
  2.3   Conversion of Securities....................................   A-9
  2.4   Exchange of Shares..........................................  A-10
  2.5   Dissenting Shares...........................................  A-11

ARTICLE III  CERTAIN ACTIONS........................................  A-11
  3.1   Stockholder Meeting.........................................  A-11
  3.2   Proxy Statement.............................................  A-11
  3.3   State Takeover Statutes.....................................  A-12
  3.4   Reasonable Best Efforts.....................................  A-12
  3.5   Employee Matters............................................  A-13

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........  A-13
  4.1   Organization and Qualification..............................  A-13
  4.2   Authorization and Validity of Agreement.....................  A-13
  4.3   Capitalization..............................................  A-14
  4.4   Reports and Financial Statements............................  A-15
  4.5   No Approvals or Notices Required; No Conflict with
        Instruments.................................................  A-16
  4.6   Subsidiaries and Affiliates; Investment Securities..........  A-17
  4.7   Absence of Certain Changes or Events........................  A-18
  4.8   Proxy Statement.............................................  A-18
  4.9   Legal Proceedings...........................................  A-18
  4.10  Licenses; Compliance with Regulatory Requirements...........  A-18
  4.11  Brokers or Finders..........................................  A-19
  4.12  Tax Matters.................................................  A-19
  4.13  Employee Matters............................................  A-21
  4.14  Fairness Opinion............................................  A-23
  4.15  Recommendation of the Company Board.........................  A-23
  4.16  Vote Required...............................................  A-23
  4.17  Patents, Trademarks and Other Rights........................  A-23
  4.18  Certain Agreements, Affiliate Transactions and Insurance....  A-27
  4.19  No Investment Company.......................................  A-29
  4.20  Takeover Statutes...........................................  A-29

                                                                      PAGE
                                                                      ----


ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES.....  A-29
  5.1   Organization and Qualification..............................  A-29
  5.2   Authorization and Validity of Agreement.....................  A-29
  5.3   No Approvals or Notices Required; No Conflict with
        Instruments.................................................  A-29
  5.4   Proxy Statement.............................................  A-30
  5.5   Brokers or Finders..........................................  A-30

ARTICLE VI  ADDITIONAL COVENANTS AND AGREEMENTS.....................  A-31
  6.1   Access to Information Concerning Properties and Records.....  A-31
  6.2   Confidentiality.............................................  A-31
  6.3   Public Announcements........................................  A-32
  6.4   Conduct of the Company's Business Pending the Effective
        Time........................................................  A-32
  6.5   No Solicitation.............................................  A-34
  6.6   Expenses....................................................  A-36
  6.7   Actions by Merger Sub.......................................  A-36
  6.8   Defense of Litigation.......................................  A-36
  6.9   Indemnification of Directors and Officers...................  A-37
  6.10  License Agreement...........................................  A-38
  6.11  Liberty Undertaking.........................................  A-38

ARTICLE VII  CONDITIONS PRECEDENT...................................  A-38
  7.1   Conditions Precedent to the Obligations of the Parent
        Parties, Merger Sub and the Company.........................  A-38
  7.2   Conditions Precedent to the Obligations of the Parent
        Parties and Merger Sub......................................  A-38
  7.3   Conditions Precedent to the Obligations of the Company......  A-40

ARTICLE VIII  TERMINATION...........................................  A-40
  8.1   Termination by Mutual Consent...............................  A-40
  8.2   Termination by Either the Parent Parties or the Company.....  A-40
  8.3   Termination by the Company..................................  A-41
  8.4   Termination by the Parent Parties...........................  A-41
  8.5   Effect of Termination and Abandonment.......................  A-41

ARTICLE IX  MISCELLANEOUS...........................................  A-42
  9.1   No Waiver or Survival of Representations, Warranties,
        Covenants and Agreements....................................  A-42
  9.2   Notices.....................................................  A-43
  9.3   Entire Agreement............................................  A-44
  9.4   Assignment; Binding Effect; Benefit.........................  A-44
  9.5   Amendment...................................................  A-44
  9.6   Extension; Waiver...........................................  A-44
  9.7   Headings....................................................  A-44
  9.8   Counterparts................................................  A-44
  9.9   Governing Law and Venue; Waiver of Jury Trial...............  A-44
  9.10  Joint Participation in Drafting this Agreement..............  A-45
  9.11  Severability................................................  A-45
  9.12  Enforcement.................................................  A-45

EXHIBITS

Exhibit 2.1(a)   Form of Certificate of Merger
Exhibit 6.10     Terms of License

SCHEDULES

Schedule 5.3 -- Certain Filings

Schedule 6.4 -- Certain Actions

Schedule 6.10 -- License

Company Disclosure Letter

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of this 23rd day of June, 2002, by and among Liberty Broadband Interactive Television, Inc., a Delaware corporation ("Parent"), Wink Interactive, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("WII", and together with Parent, the "Parent Parties"), Walnut Merger Corp., a Delaware corporation ("Merger Sub"), Wink Communications, Inc., a Delaware corporation (the "Company") and, for purposes of Section 6.11 only, Liberty Media Corporation, a Delaware Corporation ("Liberty").

     WHEREAS, the parties are entering into this Agreement to provide for the terms and conditions upon which the Company will be acquired by WII by means of a merger of Merger Sub, a newly formed, direct wholly owned Subsidiary of WII, with and into the Company (the "Merger"); and

     WHEREAS, pursuant and subject to the terms and conditions of this Agreement, in the Merger, all of the issued and outstanding shares of the Common Stock, par value $0.001 per share, of the Company ("Company Common Stock"), will be converted into the right to receive $3.00 per share, payable in cash.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

     1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires:

          An "Affiliate" of any Person shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. A Person shall be deemed to "control," be "controlled by" or be "under common control with" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities or partnership interests, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, neither the Company nor any of its Affiliates shall be deemed to be an Affiliate of Liberty or any of its Affiliates, and neither Liberty nor any of its Affiliates shall be deemed to be an Affiliate of the Company or any of its other Affiliates.

          "Agreement" shall mean this Agreement and Plan of Merger, including all Exhibits and Schedules hereto.

          "Alternative Proposal" shall mean (A) any written or firm oral proposal (whether or not delivered to the Company's stockholders generally), other than as contemplated by this Agreement or otherwise proposed by the Parent Parties or their Affiliates, regarding (i) a merger, consolidation, tender offer, share exchange or other business combination or similar transaction involving the Company or any of its Subsidiaries,
     (ii) the issuance by the Company or any of its Subsidiaries of any equity interest in or any voting securities of the Company or such Subsidiary which constitutes 10% or more of the total of such equity interests or voting securities of the Company or such Subsidiary, (iii) the acquisition in any manner, directly or indirectly, of 10% or more of the assets of the Company and any of its Subsidiaries, (iv) the acquisition by any Person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 15% or more (or, in the case of an arbitrage or similar investor with no intention of acquiring a controlling interest in the Company, 20% or more) of the then outstanding shares of capital stock of the Company, (v) any transaction involving the Company the effect of which would be reasonably likely to prohibit, restrict or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement, or (vi) an Intellectual Property Transaction; or (B) the occurrence of any of the transactions described in clauses (i)-(vi) of (A) above or any public announcement of a proposal, plan or intention to do, any of the foregoing, or any agreement to engage in any of the foregoing.

          "Change of Control" shall mean any (i) change in the direct or indirect record or beneficial ownership of any of the equity securities of the Company or any of its Subsidiaries, (ii) merger, consolidation, statutory share exchange or other similar transaction involving the Company or any of its Subsidiaries or (iii) change in the composition of the board of directors or other governing body of the Company or any of its Subsidiaries.

          "Change of Control Covenant" shall mean any covenant, agreement or other provision pursuant to which the occurrence or existence of a Change of Control would result in a violation or breach of, constitute (with or without due notice or lapse of time or both) or permit any Person to declare a default or event of default under, give rise to any right of termination, cancellation, amendment, acceleration, repurchase, prepayment or repayment or to increased payments under, give rise to or accelerate any material obligation (including any obligation to, or to offer to, repurchase, prepay, repay or make increased payments) or result in the loss or modification of any material right or benefit under, or result in any Restriction or give any Person the right to obtain any Restriction on any capital stock or other securities or ownership interests pursuant to, or result in any Lien or give any Person the right to obtain any Lien on any material asset pursuant to, any Contract to which the Company or any of its Subsidiaries is or becomes a party or to which the Company or any of its Subsidiaries or any of their respective assets are or become subject or bound.

          "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

          "Closing Date" shall mean the date on which the Closing occurs pursuant to Section 2.2.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Commission" shall mean the Securities and Exchange Commission and the staff of the Securities and Exchange Commission.

          "Company Disclosure Letter" shall mean the disclosure letter, dated as of the date of this Agreement, delivered by the Company to the Parent Parties.

          "Company Material Adverse Effect" shall mean a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or, following the Merger, on the Surviving Entity and its Subsidiaries taken as a whole, on Liberty and its Subsidiaries taken as a whole, or on Parent and its Subsidiaries (including WII but excluding the Surviving Entity and its Subsidiaries) taken as a whole, or a material adverse effect on the ability of the Company to perform its obligations under, and to consummate the transactions contemplated by, this Agreement.

          "Company Stock Plans" shall mean the following: (i) the Walnut 1999 Director Option Plan, (ii) the Walnut 1999 Employee Stock Purchase Plan,
     (iii) the Walnut 1999 Stock Plan, and (iv) the Walnut 1994 Stock Plan.

          "Contract" shall mean any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument, employee benefit plan or practice, or other agreement, obligation, commitment, arrangement or concession of any nature whatsoever, oral or written.

          "Control" (including the terms "controlling," "controlled by" and "under common control with") shall have the meaning given to such term in Rule 405 under the Securities Act.

          "DGCL" shall mean the General Corporation Law of the State of Delaware.

          "Effective Time" shall mean the time when the Merger of Merger Sub with and into the Company becomes effective under applicable law as provided in Section 2.1(a).

          "Equity Affiliate" of any Person shall mean any other Person in which the first Person directly or indirectly through a Subsidiary owns an investment accounted for by the equity method.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations thereunder.

          "GAAP" shall mean generally accepted accounting principles as accepted by the accounting profession in the United States as in effect from time to time.

          "Governmental Entity" shall mean any court, arbitrator, administrative or other governmental department, agency, commission, authority or instrumentality, domestic or foreign.

          "Hart-Scott Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder.

          "Indebtedness" shall mean, with respect to any Person, without duplication (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (i) every liability of such Person (excluding intercompany accounts between the Company and any wholly owned Subsidiary of the Company or between wholly owned Subsidiaries of the Company) (A) for borrowed money, (B) evidenced by notes, bonds, debentures or other similar instruments (whether or not negotiable), (C) for reimbursement of amounts drawn under letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (D) issued or assumed as the deferred purchase price of property or services (excluding contingent payment obligations and accounts payable) or (E) relating to a capitalized lease obligation and all debt attributable to sale/leaseback transactions of such Person; and (ii) every liability of others of the kind described in the preceding clause (i) that such Person has guaranteed or which is otherwise its legal liability.

          "Intellectual Property" shall mean all domestic or foreign rights in, to and concerning: (i) inventions and discoveries (whether patented, patentable or unpatentable and whether or not reduced to practice), including ideas, research and techniques, technical designs, and specifications (written or otherwise), improvements, modifications, adaptations, and derivations thereto, and patents, patent applications, inventor's certificates, and patent disclosures, together with divisions, continuations, continuations-in-part, revisions, reissuances and reexaminations thereof; (ii) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, trade dress, logos, symbols, trade names, assumed names, fictitious names, corporate names and other indications or indicia of origin, including translations, adaptations, derivations, modifications, combinations and renewals thereof;
     (iii) published and unpublished works of authorship, whether copyrightable or not (including databases and other compilations of data or information), copyrights therein and thereto, moral rights, and rights equivalent thereto, including but not limited to, the rights of attribution, assignation and integrity; (iv) trade secrets, confidentiality and confidential and proprietary information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, schematics, designs, discoveries, drawings, prototypes, specifications, customer and supplier lists, pricing and cost information, and business and marketing methods plans and proposals), collectively, "Trade Secrets"; (v) computer software, including programs, applications, source and object codes, data bases, data, models, algorithms, flowcharts, tables and documentation related to the foregoing;
     (vi) other similar tangible or intangible intellectual property or proprietary rights, information and technology and copies and tangible embodiments thereof (in whatever form or medium); (vii) all applications to register, registrations, restorations, reversions and renewals or extensions of the foregoing; (viii) internet domain names; and (ix) all the goodwill associated with each of the foregoing and symbolized thereby; and
     (x) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof.

          "Intellectual Property Transaction" shall mean the grant of (i) a license, cross-license or grant-back to any Person engaged in the interactive television business (including any hardware, software or middleware provider) of any material Intellectual Property of the Company or any of its Subsidiaries, (ii) an assignment, an exclusive license, cross-license or grant-back of any of the Intellectual Property of the Company or any of its Subsidiaries or (iii) a covenant not-to-sue, covenant not-to-assert, release of claims or similar release to any Person regarding any Intellectual Property of the Company or any of its Subsidiaries.

          "Legal Proceeding" shall mean any private or governmental action, suit, complaint, arbitration, legal or administrative proceeding or investigation.

          "Lien" shall mean any security interest, mortgage, pledge, hypothecation, charge, claim, option, right to acquire, adverse interest, assignment, deposit arrangement, encumbrance, restriction, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

          "Major Customer" shall mean those Persons listed on Section 1.1 of the Company Disclosure Letter and any Affiliate of any such Person.

          "Material Adverse Effect" on any Person shall mean any circumstance, change or effect that is or could reasonably be expected to be materially adverse to the business, assets, liabilities, obligations, financial condition or results of operations of such Person, other than any circumstance, change or effect resulting from or relating to (i) changes in general economic conditions, (ii) changes generally affecting the industry in which such Person operates so long as such changes do not affect such Person in a disproportionate manner, or (iii) the resignation or termination of any employees of the Company at any time following the public announcement of the execution of this Agreement.

          "Merger" shall have the meaning specified in the preamble hereto.

          "Offer to Exchange" shall mean the Company's "Offer to Exchange Certain Outstanding Options for New Options" dated December 28, 2001.

          "Parent Disclosure Schedule" shall mean the disclosure schedule, dated as of the date of this Agreement, delivered by the Parent Parties to the Company.

          "Permitted Encumbrances" shall mean the following Liens with respect to the properties and assets of the Company: (i) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Company's books; (ii) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Company's books; (iii) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; (iv) purchase money security interests or Liens on property acquired or held by the Company in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property; and (v) easements, restrictions and other defects of title which are not, in the aggregate, material and which do not, individually or in the aggregate, materially and adversely affect the Company's use or occupancy of the property affected thereby.

          "Person" shall mean an individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, or joint venture or a government, agency, political subdivision, or instrumentality thereof.

          "Restriction", with respect to any capital stock or other security, shall mean any voting or other trust or agreement, option, warrant, escrow arrangement, proxy, buy-sell agreement, power of attorney or other Contract, or any law, rule, regulation, order, judgment or decree which, conditionally or unconditionally: (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to purchase or sell or otherwise acquire, dispose of or issue, or otherwise results in or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in, any Person acquiring,

     (A) any of such capital stock or other security; (B) any of the proceeds of, or any distributions paid or which are or may become payable with respect to, any of such capital stock or other security; or (C) any interest in such capital stock or other security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other security or any such proceeds or distributions; or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may create a Lien or purported Lien affecting such capital stock or other security, proceeds or distributions.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Significant Stockholder" shall mean any Person known to the Company to be the beneficial owner of 5% or more of the outstanding shares of Company Common Stock.

          "Subsidiary," when used with respect to any Person, shall mean any corporation or other organization, whether incorporated or unincorporated, of which such Person or any other Subsidiary of such Person is a general partner or at least 50% of the securities or other interests having by their terms ordinary voting power to elect at least 50% of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person, by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

          "Surviving Entity" shall mean the Company as the surviving entity in the Merger as provided in Section 2.1(a).

          "Tax" or "Taxes" shall mean (i) any and all federal, state, local and foreign taxes and other assessments, governmental charges, duties, fees, levies, impositions and liabilities in the nature of a tax, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes and (ii) all interest, penalties and additions imposed with respect to such amounts in clause (i).

          "Tax Return" shall mean a report, return or other information required to be supplied to or filed with a Governmental Entity with respect to any Tax including an information return, claim for refund, amended Tax return or declaration of estimated Tax.

          "Treasury Regulations" shall mean the regulations promulgated under the Code in effect on the date hereof and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

          "Wholly Owned Subsidiary" shall mean, as to any Person, a Subsidiary of such person 100% of the equity and voting interest in which is owned, directly or indirectly, by such Person.

     1.2 Additional Definitions. The following additional terms have the meaning ascribed thereto in the Section indicated below next to such term:

DEFINED TERM                                                   SECTION
------------                                                   -------
Agreement...................................................   Preamble
CERCLA......................................................   4.10(b)
Certificates................................................   2.4(b)
Certificate of Merger.......................................   2.1(a)
Claim.......................................................   6.9(a)
Company.....................................................   Preamble
Company Board...............................................   3.1

DEFINED TERM                                                   SECTION
------------                                                   -------
Company Bylaws..............................................   3.1
Company Charter.............................................   3.1
Company Common Stock........................................   Preamble
Company Customers...........................................   4.18(a)(vii)
Company Investment..........................................   4.6(a)
Company Investment Agreements...............................   4.6(a)
Company Material Adverse Effect.............................   4.1
Company Plans...............................................   4.13(a)
Company Preferred Stock.....................................   4.3(a)
Company SEC Reports.........................................   4.4
Company Stock Option........................................   2.3(b)
Confidential Information....................................   6.2
Contract Consent............................................   4.5(c)
Contract Notice.............................................   4.5(c)
Controlled Group............................................   4.13(a)
Convertible Securities......................................   4.3(c)
Deferred Intercompany Transactions..........................   4.12(o)
Disclosing Party............................................   6.2
Dissenting Shares...........................................   2.5
Employee Benefit Plan.......................................   3.5
Environmental Laws..........................................   4.10(b)
ERISA.......................................................   3.5
ERISA Affiliate.............................................   4.13(a)
ESPP........................................................   2.3(b)
ESPP Options................................................   4.3(a)
Exchange Agent..............................................   2.4(a)
Exchange Agent Agreement....................................   2.4(a)
Fairness Opinion............................................   4.14
Governmental Consent........................................   4.5(b)
Governmental Filing.........................................   4.5(b)
Indemnified Liabilities.....................................   6.9(a)
Indemnified Parties.........................................   6.9(a)
Injunction..................................................   3.4
Intercompany Transactions...................................   4.12(o)
Investment Security.........................................   4.6(e)
Liberty.....................................................   Preamble
Liberty Plans...............................................   3.5
Licenses....................................................   4.10(a)
Material Contract...........................................   4.18(a)
Merger......................................................   Preamble
Merger Consideration........................................   2.3(a)(i)
Merger Proposal.............................................   3.1
Merger Sub..................................................   Preamble
MFN Beneficiary.............................................   6.4(d)

DEFINED TERM                                                   SECTION
------------                                                   -------
Parachute Gross-Up Payment..................................   4.13(l)
Parent......................................................   Preamble
Parent Material Adverse Effect..............................   5.1
Parent Parties..............................................   Preamble
PBGC........................................................   4.13(e)
Permits.....................................................   4.10(a)
Proxy Statement.............................................   3.2(a)
Reasonable Actions..........................................   4.17(c)(i)(x)
Receiving Party.............................................   6.2
Representatives.............................................   6.2
Section 262.................................................   2.5
Special Meeting.............................................   3.1
Specified Contracts.........................................   6.4(d)
Superior Proposal...........................................   6.5
Termination Date............................................   8.2
Termination Fee.............................................   8.5(b)
Violation...................................................   4.5(d)
Voting Debt.................................................   4.3(b)
Warrants....................................................   4.3(a)
WII.........................................................   Preamble

     1.3  Terms Generally.  The definitions set forth or referenced in Sections
1.1 and 1.2 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits and Schedules) in its entirety and not to any part hereof unless the context shall otherwise require. As used herein, the term "to the Company's knowledge," or any similar term relating to the knowledge of the Company means the actual knowledge, after reasonable inquiry, of the Chief Executive Officer, each Executive Vice President, each Senior Vice President and the General Counsel of the Company. The standard of "reasonableness," when determining whether the Parent Parties "unreasonably" withheld or delayed their consent to the taking of certain action by the Company under Sections 6.4(d) and (h), shall take into account the Parent Parties future plans for the business of the Company and the internal policies of Liberty and the Parent Parties. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day. References to the term "business day" shall mean any day that is not a Saturday, Sunday or day on which banks in New York, New York are authorized or required by law to close.

                                   ARTICLE II

                         THE MERGER AND RELATED MATTERS

     2.1  The Merger.

     (a) Merger; Effective Time. At the Effective Time and subject to and upon the terms and conditions of this Agreement, Merger Sub shall, and the Parent Parties shall cause Merger Sub to, merge with and into the Company in accordance with the provisions of the DGCL, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Entity. The Effective Time shall occur upon the filing with the Secretary of State of the State of Delaware of a Certificate of Merger (the "Certificate of Merger") substantially in the form of Exhibit 2.1(a) and executed in accordance with the applicable provisions of the DGCL, or at such later time as may be agreed to by the Parent Parties and the Company and specified in the Certificate of Merger. Provided that this Agreement has not been terminated pursuant to Article VIII, the parties will cause the Certificate of Merger to be filed as soon as practicable after the Closing.

     (b) Effects of the Merger. The Merger shall have the effect set forth in Sections 259 and 261 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity. If, at any time after the Effective Time, the Surviving Entity considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm (of record or otherwise) in the Surviving Entity its right, title or interest in, to or under any of the rights, properties, or assets of either the Company or Merger Sub, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of the Surviving Entity will be authorized to execute and deliver, in the name and on behalf of each of the Company and Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Company and Merger Sub, all such other actions and things as the Board of Directors of the Surviving Entity may determine to be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or otherwise to carry out the intent and purposes of this Agreement.

     (c) Certificate of Incorporation and Bylaws of Surviving Entity. At the Effective Time, the Company Charter shall be amended pursuant to the Certificate of Merger to be identical to the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time, except that Article FIRST thereof shall read as follows: "The name of the Corporation (which is hereinafter called the "Corporation") is Wink Communications, Inc." Such Company Charter as so amended shall be the Certificate of Incorporation of the Surviving Entity until thereafter duly amended or restated in accordance with the terms thereof and the DGCL. At the Effective Time, the Company Bylaws shall be amended to be identical to the bylaws of Merger Sub in effect immediately prior to the Effective Time and, in such amended form, shall be the Bylaws of the Surviving Entity until thereafter duly amended or restated in accordance with the terms thereof, the terms of the Certificate of Incorporation of the Surviving Entity and the DGCL.

     (d) Directors and Officers of Surviving Entity. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Entity and all such directors will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Entity, or as otherwise provided by applicable law. At the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Entity and all such officers will hold office until their respective successors are duly appointed and qualify in the manner provided in the Bylaws of the Surviving Entity, or as otherwise provided by applicable law.

     2.2 Closing. The Closing shall take place (i) at 10:00 a.m. (New York time) at the offices of Baker Botts L.L.P., 30 Rockefeller Plaza, New York, New York 10112, on the first business day following the date on which the last of the conditions set forth in Article VII (other than the filing of the Certificate of Merger and other than any such conditions which by their terms are not capable of being satisfied until the Closing Date) is satisfied or, if permissible, waived, provided that such date shall not be earlier than August 1, 2002, or (ii) on such other date and at such other time or place as is mutually agreed by Parent and the Company.

     2.3  Conversion of Securities.

     (a) Conversion of Company Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent Parties, Merger Sub, the Company or the holders of any of their respective securities:

          (i) Each share of Company Common Stock outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares to be cancelled in accordance with Section 2.3(a)(ii)) shall be converted into and represent the right to receive, and shall be exchangeable for, $3.00 in cash (the "Merger Consideration"), subject to adjustment in the event of any stock split, stock combination, stock dividend, reclassification or other similar action taken with respect to the outstanding Company Common Stock prior to the Effective Time.

          (ii) Each share of Company Common Stock that immediately prior to the Effective Time is owned of record by the Company or any Subsidiary of the Company or owned of record by Liberty or any Wholly Owned Subsidiary of Liberty shall be canceled and retired without payment of any consideration therefor and without any conversion thereof into the Merger Consideration.

          (iii) All shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued pursuant to this Section 2.3(a) upon the surrender of such certificate in accordance with Section 2.4, without interest.

     (b) Treatment of Company Stock Options and Stock Purchase Plan.

          (i) The Company shall take all reasonably necessary actions so that at the Effective Time the Company Stock Plans shall have been terminated and each outstanding option to purchase shares of Company Common Stock (a "Company Stock Option") issued by the Company shall, without any action on the part of any holder thereof, terminate and be of no further force or effect; provided, however, that each Company Stock Option shall be converted into the right to receive a cash payment from the Surviving Entity, on substantially the same vesting and other material terms and conditions as were applicable to the terminated Company Stock Option, of an amount equal to the excess of (A) the dollar amount of the Merger Consideration for each share of Company Common Stock subject to such Company Stock Option over (B) the exercise price per share of Company Common Stock with respect to such Company Stock Option, payable at the time and only to the extent such Company Stock Option would have vested under the terms of the applicable Company Stock Plan and related Company Stock Option agreements had such Company Stock Option not been terminated in connection with the Merger.

          (ii) In accordance with the terms of the Company 1999 Employee Stock Purchase Plan (the "ESPP"), the Company shall ensure that (i) no offerings that would commence on a date following the date of this Agreement shall be permitted, (ii) with respect to any offering thereunder that is in effect immediately prior to the Effective Time, each participant's accumulated payroll deductions shall be used to purchase Company Common Stock immediately prior to the Effective Time in accordance with the terms of the ESPP and (iii) the ESPP shall terminate at the Effective Time. Any shares of Company Common Stock acquired prior to the Effective Time by exercise of an option under the ESPP shall be converted into Merger Consideration as provided in Section 2.3(a).

     (c) Conversion of Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent Parties, Merger Sub, the Company or the holders of any of their respective securities, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Entity and the shares of common stock of the Surviving Entity so issued in such conversion shall constitute the only outstanding shares of capital stock of the Surviving Entity and the Surviving Entity shall be a wholly owned subsidiary of WII.

     2.4  Exchange of Shares.

     (a) Appointment of Exchange Agent. On or before the Closing Date, the Parent Parties shall enter into an agreement (the "Exchange Agent Agreement") with an exchange agent selected by the Parent Parties and reasonably acceptable to the Company (the "Exchange Agent"), authorizing such Exchange Agent to act as Exchange Agent hereunder.

     (b) Letter of Transmittal. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger
Consideration: (i) a notice of the effectiveness of the Merger and (ii) a letter of transmittal (which shall state that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) with instructions for use in effecting the surrender and exchange of the Certificates. Such notice, letter of transmittal and instructions shall contain such provisions and be in such form as the Parent Parties and the Company reasonably specify.

     (c) Exchange Procedure. Promptly following the surrender, in accordance with such instructions, of a Certificate to the Exchange Agent (or such other agent or agents as may be appointed by the Exchange Agent or the Parent Parties pursuant to the Exchange Agent Agreement), together with such letter of transmittal (duly executed) and any other documents required by such instructions or letter of transmittal, the Exchange Agent shall, subject to
Section 2.4(d), cause to be distributed to the Person in whose name such Certificate shall have been issued, a check representing the amount of cash into which the shares of Company Common Stock previously represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article II. Each Certificate so surrendered shall be cancelled.

     (d) Unregistered Transfers of Company Common Stock. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, the Merger Consideration may be paid to the transferee if (i) the Certificate representing such Company Common Stock surrendered to the Exchange Agent in accordance with Section 2.4(c) is properly endorsed for transfer or is accompanied by appropriate and properly endorsed stock powers and is otherwise in proper form to effect such transfer, (ii) the Person requesting such transfer pays to the Exchange Agent any transfer or other taxes payable by reason of such transfer or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid and (iii) such Person establishes to the satisfaction of the Parent Parties that such transfer would not violate applicable Federal or state securities laws.

     (e) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed satisfactory to the Parent Parties and complying with any other reasonable requirements imposed by the Parent Parties, the Exchange Agent will cause to be delivered to such Person in respect of such lost, stolen or destroyed Certificate the Merger Consideration in respect thereof as determined in accordance with this Article II. The Parent Parties may, in their discretion, require the owner of such lost, stolen or destroyed Certificate to give the Parent Parties a bond in such reasonable sum as they may direct as indemnity against any claim that may be made against the Parent Parties or the Surviving Entity with respect to the Certificate alleged to have been lost, stolen or destroyed.

     (f) No Further Ownership Rights in Company Common Stock. All Merger Consideration issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. Subject to
Section 2.4(g), if, after the Effective Time, Certificates are presented to the

Surviving Entity for any reason, they shall be canceled and exchanged as provided in, an in accordance with, this Article II.

     (g) Abandoned Property Laws. Payment or delivery of the Merger Consideration shall be subject to applicable abandoned property, escheat and similar laws and none of Liberty, the Parent Parties nor the Surviving Entity shall be liable to any holder of shares of Company Common Stock for any Merger Consideration that may be delivered to any public official pursuant to any such abandoned property, escheat or similar law.

     2.5 Dissenting Shares. Notwithstanding anything to the contrary in this Agreement, each outstanding share of Company Common Stock, the holder of which has demanded and perfected his demand for appraisal of the fair value of such shares in accordance with Section 262 of the DGCL ("Section 262") and has not effectively withdrawn or lost his right to such appraisal (the "Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration, but the holder thereof shall be entitled only to such rights as are granted by Section 262. The Company shall give the Parent Parties prompt notice upon receipt of any such written demands for appraisal of the fair value of shares of Company Common Stock and of withdrawals of such demands and any other instruments provided to the Company pursuant to Section 262.

                                  ARTICLE III

                                CERTAIN ACTIONS

     3.1 Stockholder Meeting. The Company and its Board of Directors (the "Company Board") shall take all action necessary in accordance with applicable law and the Company's Second Amended and Restated Certificate of Incorporation (the "Company Charter") and Bylaws (the "Company Bylaws") to duly call and hold, as soon as reasonably practicable after the date hereof, a meeting of the Company's stockholders (the "Special Meeting") for the purpose of considering and voting upon the approval and adoption of this Agreement and the Merger contemplated hereby (the "Merger Proposal"). The only matters the Company shall propose to be acted on by the Company's stockholders at the Special Meeting shall be the Merger Proposal and related matters incidental to the consummation of the Merger. Subject to Section 6.5, the Company Board will recommend that the Company's stockholders vote in favor of approval and adoption of the Merger Proposal and the Company will use its reasonable best efforts to solicit from its stockholders proxies in favor of such approval and adoption and take all other action necessary or advisable to secure the vote or consent of stockholders of the Company required by the DGCL, the Company Charter or otherwise to effect the Merger. The Company shall not require any vote greater than a majority of the votes entitled to be cast by the holders of the issued and outstanding shares of Company Common Stock for approval of the Merger Proposal. Unless this Agreement is previously terminated in accordance with
Article VIII, the Company shall submit the Merger Proposal to a vote of its stockholders at the Special Meeting even if the Company Board determines at any time after the date hereof that the Merger is no longer advisable and withdraws its recommendation that the Company's stockholders approve the Merger Proposal.

     3.2 Proxy Statement. As soon as reasonably practicable after the execution of this Agreement, the Parent Parties and the Company shall cooperate in the preparation of, and the Company shall file with the Commission, a preliminary proxy statement in form and substance reasonably satisfactory to the Parent Parties and the Company. The Company shall use its reasonable best efforts to respond to any comments of the Commission and to cause the proxy statement as filed with the Commission and as thereafter amended or supplemented to be approved by the Commission and mailed to the Company's stockholders at the earliest practicable time (such proxy statement in the definitive form mailed to the Company's stockholders, as thereafter amended or supplemented, being referred to as the "Proxy Statement"). The Proxy Statement shall include the recommendation of the Company Board in favor of approval and adoption of the Merger Proposal, except to the extent the Company Board shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as permitted by Section 6.5. The Company will notify the Parent Parties promptly of the receipt of any comments from the Commission or its staff and of any request by the Commission or its staff or any other government officials for amendments or supplements to the Proxy Statement or any other filing or for additional information, and will supply the Parent Parties with copies of all correspondence between it and any of its representatives, on the one hand, and the Commission or its staff or any other governmental officials, on the other hand, with respect to the Proxy Statement, the Merger or any filing with the Commission or other government officials relating thereto. At any time prior to the Special Meeting, whenever a party becomes aware of any event that is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing with the Commission or other government officials in connection with this Agreement or the transactions contemplated hereby, such party shall promptly inform the other parties of such occurrence and cooperate in the prompt filing with the Commission or its staff or any other governmental officials, and/or mailing to stockholders of the Company, of such amendment or supplement, which shall comply in all material respects with the provisions of the Securities Act and the Exchange Act. The Company, on the one hand, and the Parent Parties, on the other hand, shall promptly provide the other (or the other's counsel) copies of all filings made by such party or parties with any Governmental Entity in connection with this Agreement or the transactions contemplated hereby. Each party hereto agrees to cooperate reasonably with each other party in connection with the preparation and filing of the preliminary proxy statement referred to above and the Proxy Statement, and any amendments or supplements to the foregoing, including providing information to the other parties with respect to itself as may be reasonably required in connection therewith.

     3.3 State Takeover Statutes. Upon the request of Parent, the Company will take all reasonable steps to (i) exempt the Merger from the requirements of any applicable state takeover law and (ii) assist in any challenge by the Parent Parties to the validity or applicability to the Merger of any state takeover law.

     3.4 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement and applicable law, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate such transactions specified in
Article VII to be fully satisfied. Without limiting the generality of the foregoing, the parties shall (and shall cause their respective directors, officers and Subsidiaries, and use their reasonable best efforts to cause their respective Affiliates, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in (i) the preparation and filing with the Commission of the preliminary proxy statement referred to in Section 3.2, the Proxy Statement and any necessary amendments or supplements to any of the foregoing;
(ii) using all reasonable best efforts to obtain all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permissions or actions by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Entity or other Person; (iii) filing all pre-merger notification and report forms required under the Hart-Scott Act and responding to any requests for additional information made by any Governmental Entity pursuant to the Hart-Scott Act; (iv) using all reasonable best efforts to cause to be lifted any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or Governmental Entity (an "Injunction") of any type referred to in Section 7.1(c), or to cause to be rescinded or rendered inapplicable any statute, rule or regulation of any type referred to in Section 7.2(d); (v) providing all such information about such party, its Subsidiaries and its officers, directors, partners and Affiliates to, and making all applications and filings with, any Governmental Entity or other Person as may be necessary or reasonably requested in connection with any of the foregoing; and (vi) in general, consummating and making effective the transactions contemplated hereby; provided, however, that in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification, or other permission or action or the lifting of any Injunction, or causing to be rescinded or rendered inapplicable any statute, rule or regulation, referred to in clause (ii) or (iv) of this sentence, (A) no party shall be required to pay any consideration (other than customary filing and similar fees), to divest itself of any of, or otherwise rearrange the composition of, its assets or to agree to any of the foregoing or any other condition or requirement that is materially adverse or burdensome; (B) Liberty and the Parent Parties shall not be required to take any action pursuant to the foregoing if the taking of such action is reasonably likely to result in the imposition of a condition or restriction of the type referred to in Section 7.2(d); and (C) without the Parent Parties' prior written consent, the Company shall not, and shall not permit any of its Subsidiaries to, amend any License or

Contract, pay any consideration or make any agreement or reach any understanding or arrangement. Subject to applicable laws relating to the exchange of information, prior to making any application to or filing with any Governmental Entity or other Person in connection with this Agreement, each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

     3.5 Employee Matters. Subject to the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") and the Code, none of Liberty, the Parent Parties nor the Surviving Entity shall be required to maintain any Company Plan after the Effective Time. The Company shall terminate the Wink Communications, Inc. 401(k) Profit Sharing Plan prior to the Effective Time. To the extent the Surviving Entity elects to terminate any Company Plan after the Effective Time, each employee of the Surviving Entity at such time who was an employee of the Company immediately prior to the Effective Time (i) shall be entitled to participate in the "employee benefit plans", as defined in Section 3(3) of ERISA, maintained by Liberty (the "Liberty Plans") to the same extent as similarly situated employees of Parent, (ii) shall receive credit for such employee's past service with the Company as of the Effective Time for purposes of determining eligibility, participation and vesting (but not for purposes of benefit accrual) under the Liberty Plans to the extent such service was credited under the Company Plans on the Closing Date, and (iii) shall not be subject to any waiting periods or limitations on benefits for pre-existing conditions under the Liberty Plans, including any group health and disability plans, except to the extent such employees were subject to such limitations under the Company Plans, provided, however, that in the case of any Liberty Plans that are welfare plans that require a waiting period until the first day of a calendar month, such employees shall continue to participate in a comparable Company Plan until such waiting period has expired.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Parent Parties and Merger Sub as follows:

          4.1 Organization and Qualification. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (c) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except, in the case of clause (c), in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to the Parent Parties true and complete copies of the Company Charter and Company Bylaws in effect on the date hereof. No corporate action has been taken with respect to any amendment to the Company Charter or the Company Bylaws and no such corporate action is currently proposed. The Company's minute books, true and complete copies of which have been made available to the Parent Parties (except for minutes of meetings of directors pertaining to Alternative Proposals made prior to the date of this Agreement, which have previously not been made available to the Parent Parties), reflect in all material respects the actions taken at all meetings of directors and stockholders of the Company since January 1, 2000.

          4.2 Authorization and Validity of Agreement. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the approval of its stockholders specified in Section 4.16, to perform its obligations hereunder and consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the Company Board and by all other necessary corporate action on the part of the Company, subject, in the case of the consummation by the Company of the Merger, to the approval of the Company's stockholders described in the previous sentence. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

          4.3  Capitalization.

          (a) As of the date hereof, the authorized capital stock of the Company consists solely of (i) 100,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (the "Company Preferred Stock"). As of the close of business on June 20, 2002,
     (i) 33,312,470 shares of Company Common Stock were issued and outstanding,
     (ii) no shares of Company Common Stock were issued and held by the Company or by Subsidiaries of the Company, (iii) no shares of Company Preferred Stock were issued and outstanding or issued and held by the Company or by any Subsidiary of the Company, (iv) 2,474,120 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Company Stock Options, (v) 6,790,886 shares were reserved for issuance upon exercise of Company Stock Options available for grant under the Company Stock Plans (other than the ESPP), (vi) approximately 118,099 shares (as calculated in the manner set forth in Section 4.3(a) of the Company Disclosure Letter) were reserved for issuance upon exercise of outstanding options to purchase Company Common Stock granted pursuant to the ESPP (the "ESPP Options"),
     (vii) approximately 93,954 shares were reserved for issuance upon exercise of ESPP Options available for grant under the ESPP and (viii) 5,945,776 shares were reserved for issuance upon exercise of the warrants to purchase shares of Company Common Stock described in Section 4.3(c) of the Company Disclosure Letter (the "Warrants"). Except as set forth in the preceding sentence, at the close of business on June 20, 2002, no shares of capital stock or other securities or other ownership interests of the Company (including stock purchase rights issuable pursuant to the Company Plans) were issued, reserved for issuance or outstanding. Since the close of business on June 20, 2002, no shares of capital stock or other securities or other ownership interests of the Company (including stock purchase rights issuable pursuant to the Company Plans) have been issued other than shares of Company Common Stock issued upon exercise of Company Stock Options, ESPP Options and Warrants outstanding at the close of business on June 20, 2002 referred to in clauses (iv), (vi) and (viii) of the second preceding sentence in accordance with the their terms. All outstanding shares of Company Common Stock are, and all shares of Company Common Stock which may be issued upon the exercise of Company Stock Options, ESPP Options or Warrants will be, when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. All outstanding shares of Company Common Stock, Company Stock Options, ESPP Options and Warrants were issued, and all shares of Company Common Stock which may be issued upon the exercise of Company Stock Options, ESPP Options or Warrants will be issued, when issued, in compliance with all applicable state and federal laws concerning the offer, sale and issuance of such securities.

          (b) There are no issued or outstanding bonds, debentures, notes or other Indebtedness of the Company or any of its Subsidiaries that have the right to vote (or that are convertible into other securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt"). Other than ordinary course payments or commissions to sales representatives of the Company based upon revenues generated by them without augmentation as a result of the transactions contemplated by this Agreement, there are no Contracts pursuant to which any Person is or may (contingently or otherwise) be entitled to receive any payment based on the revenues, earnings or financial performance of the Company or any of its Subsidiaries or assets or calculated in accordance therewith.

          (c) Section 4.3(c) of the Company Disclosure Letter describes all outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other Contracts of any character to or by which the Company or any of its Subsidiaries is a party or is bound that, directly or indirectly, obligate the Company or any of its Subsidiaries (contingently or otherwise) to issue, deliver or sell or cause to be issued, delivered or sold any shares of Company Common Stock or any Company Preferred Stock or other capital stock, equity interest or Voting Debt of the Company or any Subsidiary of the Company, any securities convertible into, or exercisable or exchangeable for, or evidencing the right (contingent or otherwise) to subscribe for any such shares, interests or Voting Debt, or any phantom shares, phantom equity interests or stock or equity appreciation rights, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such subscription, option, warrant, call or right (collectively, "Convertible Securities"). Section 4.3(c) of the Company Disclosure Letter sets forth with respect to each outstanding Warrant (i) the name of the Person that holds such Warrant, (ii) the total number of shares of Company Common Stock issuable upon exercise of such Warrant (assuming that all conditions to the exercise thereof, including the passage of time, had been met), (iii) the total number of shares of Company Common Stock issuable upon exercise of such Warrant as of the date of this Agreement, (iv) the schedule upon which such Warrant becomes exercisable (to the extent such Warrant is not exercisable in full as of the date of this Agreement), and a description of any conditions to such exercise, (v) the expiration date of such Warrant,
     (vi) the per share exercise price of such Warrant, (vii) whether such Warrant shall terminate in connection with the consummation of the Merger and (viii) with respect to each Warrant that does not terminate in connection with the consummation of the Merger, (A) a description of the kind and amount of shares of stock, other securities, money or property the holder of such Warrant is entitled to receive upon the exercise of such Warrant and payment of the exercise price thereof after consummation of the Merger, (B) the per share exercise price of such Warrant after consummation of the Merger and (C) other than as provided in clauses (viii)(A) and (B) of this sentence, any changes to the material terms and conditions of such Warrant resulting from the consummation of the Merger (whether alone or in conjunction with other actions). Section 4.3(c) of the Company Disclosure Letter sets forth with respect to each Company Stock Option (1) the name of the Person holding such Company Stock Option, (2) the number of shares of Company Common Stock underlying such Company Stock Option, (3) the vesting schedule for such Company Stock Option, (4) the expiration date of such Company Stock Option and (5) any other material terms or conditions of such Company Stock Option (including any provisions providing for or relating to the acceleration of the vesting of such Company Stock Option). Neither the Company nor any Subsidiary thereof is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

          (d) Except as described on Section 4.3(d) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has adopted, authorized or assumed any plans, arrangements or practices for the benefit of its officers, employees or directors that require or permit the issuance, sale, purchase or grant of any capital stock, other equity interests or Voting Debt of the Company or any Subsidiary of the Company, any phantom shares, phantom equity interests or stock or equity appreciation rights or any Convertible Securities.

          4.4 Reports and Financial Statements. The Company has heretofore made available to the Parent Parties true and complete copies of all reports, registration statements and other documents (including exhibits and in each case together with all amendments thereto) filed by the Company with the Commission from January 1, 2000 to the date of this Agreement (such reports, registration statements and other documents, together with any amendments thereto, filed with the Commission and publicly available as of the date of this Agreement are collectively referred to as the "Company SEC Reports"). The Company SEC Reports constitute all of the documents (other than preliminary materials) that the Company was required to file with the Commission from January 1, 2000, to the date hereof. As of their respective dates, each of the Company SEC Reports complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act. When filed with the Commission, none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the Company SEC Reports comply as to form in all material respects with the applicable rules and regulations of the Commission and were prepared in accordance with GAAP, consistently applied (except as may be indicated therein or in the notes or schedules thereto). Such financial statements fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, subject, in the case of unaudited interim financial statements, to normal recurring year-end audit adjustments. Except as disclosed in the Company SEC Reports, none of the Company or any of its Subsidiaries has any actual or potential liability or obligation of any kind that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect or is required by the applicable rules and regulations of the Commission and GAAP to be disclosed, reflected or reserved against in financial statements (including the notes thereto). Except as set forth on Section
     4.4 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has guaranteed or otherwise agreed to become responsible for any Indebtedness of any other Person.

          4.5  No Approvals or Notices Required; No Conflict with
     Instruments. The execution and delivery by the Company of this Agreement do not, and the performance by the Company of its obligations hereunder and the consummation by the Company of the Merger and the other transactions contemplated hereby will not:

             (a) assuming approval and adoption of the Merger Proposal by the Company's stockholders as contemplated by Section 4.16, conflict with or violate the Company Charter or Company Bylaws or the charter, bylaws or similar organizational documents of any Subsidiary of the Company;

             (b) require any consent, approval, order or authorization of or other action by any Governmental Entity (a "Governmental Consent") or any registration, qualification, declaration or filing with or notice to any Governmental Entity (a "Governmental Filing"), in each case on the part of the Company or any Subsidiary of the Company, except for (A) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (B) the Governmental Filings required to be made pursuant to the pre-merger notification requirements of the Hart-Scott Act, (C) the filing with the Commission of (1) the preliminary proxy statement and the Proxy Statement as contemplated by Section 3.2(a) and (2) such reports under Sections 13(a), 13(d) or 15(d) of the Exchange Act as may be required in connection with this Agreement or the transactions contemplated hereby and (D) such other Governmental Consents and Governmental Filings the absence or omission of which will not, either individually or in the aggregate, have a Company Material Adverse Effect;

             (c) except as described on Section 4.5(c) of the Company Disclosure Letter, require, on the part of the Company or any Subsidiary of the Company, any consent by or approval or authorization of (a "Contract Consent") or notice to (a "Contract Notice") any other Person (other than a Governmental Entity), under any License or other Contract, except for such Contract Consents and Contract Notices the absence or omission of which will not, either individually or in the aggregate, have a Company Material Adverse Effect;

             (d) except as described on Section 4.5(d) of the Company Disclosure Letter, assuming that the Contract Consents and Contract Notices described in clause (c) of this Section 4.5 are obtained and given, conflict with or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, suspension, modification or acceleration of any obligation or any increase in any payment required by, or the impairment, loss or forfeiture of any material benefit, rights or privileges under, or the creation of a Lien or Restriction on any properties or assets pursuant to (any such conflict, violation, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation"), any Contract to which the Company or any Subsidiary of the Company is a party, by which the Company, any Subsidiary of the Company or any of their respective assets or properties is bound or affected or pursuant to which the Company or any Subsidiary of the Company is entitled to any rights or benefits (including Licenses)), except for such Violations that will not, individually or in the aggregate, have a Company Material Adverse Effect; or

             (e) assuming approval and adoption of the Merger Proposal by the Company's stockholders as described in Section 4.16 and assuming that the Governmental Consents and Governmental Filings specified in clause
        (b) of this Section 4.5 are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary of the Company or by which any of their respective properties or assets are bound, except for such Violations that will not, individually or in the aggregate, have a Company Material Adverse Effect.

          4.6  Subsidiaries and Affiliates; Investment Securities.

          (a) Section 4.6(a) of the Company Disclosure Letter (i) lists each direct and indirect Subsidiary and Equity Affiliate of the Company, (ii) lists the jurisdiction of organization of each direct and indirect Subsidiary and Equity Affiliate of the Company, (iii) describes the number and type of the authorized and outstanding equity interests or securities of each direct and indirect Subsidiary and Equity Affiliate of the Company,
     (iv) describes the number and type of the equity interests or securities, including interests or securities convertible into or exchangeable or exercisable for any equity interest or security, in each such Subsidiary and Equity Affiliate owned directly or indirectly by the Company (each a "Company Investment") and (v) lists all material Contracts to which the Company or any of its Subsidiaries are parties or by which their respective assets or properties are bound evidencing such equity interests or securities, pursuant to which such equity interests or securities are held, evidencing Restrictions affecting such equity interests or securities or entered into in connection with the acquisition of such equity interests or securities (the "Company Investment Agreements"). True and complete copies of the Company Investment Agreements have been made available to the Parent Parties. The Company or the applicable Subsidiary thereof has good and valid title to the Company Investments, free and clear of any Liens and not subject to any Restrictions, other than as described in Section 4.6(a) of the Company Disclosure Letter or as may have been created by this Agreement and except for restrictions on transfer under federal or state securities laws. The shares of capital stock of each corporate Subsidiary of the Company are validly issued, fully paid and non-assessable. Except as set forth on Section 4.6(a) of the Company Disclosure Letter, there are not, and immediately after the Effective Time, there will not be, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements of any character to or by which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound that, directly or indirectly, (x) call for or relate to the sale, pledge, transfer or other disposition by the Company or any Subsidiary of the Company of any shares of capital stock, any partnership or other equity interests or any Voting Debt of any Subsidiary of the Company or (y) relate to the voting or control of such capital stock, partnership or other equity interests or Voting Debt. Assuming the due execution and delivery by each of the other parties thereto that is not the Company or a Subsidiary of the Company, each Company Investment Agreement constitutes the legal, valid and binding obligation of Company or the applicable Subsidiary thereof that is a party to such Company Investment Agreement. Except as set forth in Section 4.6(a) of the Company Disclosure Letter, there is no Legal Proceeding pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries relating to any of such Company Investments or Company Investment Agreements. Except as set forth on Section 4.6(a) of the Company Disclosure Letter, none of the Company or any of its Subsidiaries has any obligation to contribute any additional capital to, or acquire any additional interest in, any Subsidiary or Equity Affiliate of the Company.

          (b) Each of the Company's Subsidiaries and Equity Affiliates (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except, where the failure to be so organized, qualified, licensed or in good standing, or to have such power or authority when taken together with all other such failures, has not had and is not reasonably likely to have a Company Material Adverse Effect.

          (c) The Company has made available to the Parent Parties true and complete copies of (i) the certificate of incorporation and bylaws (or similar organizational documents) as in effect on the date hereof of each Subsidiary and Equity Affiliate (other than MediaServe, Inc.) of the Company and (ii) the minute books of each Subsidiary of the Company, which contain the minutes (or draft copies of the minutes) of all meetings of directors (or similar governing body) and stockholders (or other equity holders) of each such Subsidiary of the Company since January 1, 2000.

          (d) The assets owned or leased by the Company and its Subsidiaries are suitable and adequate for the conduct of their respective businesses as presently conducted and as proposed to be conducted under the Company's current business plan and the Company or the applicable Subsidiary thereof has good and valid title to or valid leasehold or other contractual interests in all such assets that are material to its business free and clear of all Liens other than Permitted Encumbrances and not subject to any Restrictions other than Liens or Restrictions the existence of which has not had and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

          (e) Section 4.6(e) of the Company Disclosure Letter sets forth a complete and accurate list of each capital, participating, equity or other interest owned of record or beneficially by the Company in any corporation, partnership, joint venture or other Person, other than the Subsidiaries or Equity Affiliates of the Company (each, an "Investment Security" and collectively, the "Investment Securities"). Section 4.6(e) of the Company Disclosure Letter includes, with respect to each Investment Security, the name of the corporation, partnership, joint venture or other Person in respect of which such Investment Security relates, the amount and nature of such interest, and a description of the material terms of any Liens and Restrictions with respect to such Investment Securities.

          4.7 Absence of Certain Changes or Events. Except as otherwise disclosed in the Company SEC Reports or as set forth on Section 4.7 of the Company Disclosure Letter, since December 31, 2001, (a) there has not been any change, and no event has occurred and no condition exists, that individually or together with all other such changes, events and conditions, has had or is reasonably likely to have a Company Material Adverse Effect and (b) no action has been taken by the Company or any Subsidiary of the Company that, if Section 6.4 of this Agreement had then been in effect, would have been prohibited by such Section without the consent or approval of the Parent Parties.

          4.8 Proxy Statement. The Proxy Statement will not, and the information supplied or to be supplied by the Company for inclusion or incorporation by reference in, and that is included or incorporated by reference in, any documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby, will not, at the respective times such documents are filed, and at the time of the stockholder vote taken at the Special Meeting or on the Closing Date, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. The Proxy Statement and the furnishing thereof by the Company will comply in all respects with the applicable requirements of the Exchange Act and the DGCL.

          4.9 Legal Proceedings. Except as otherwise disclosed in the Company SEC Reports or as set forth on Section 4.9 of the Company Disclosure Letter, there is no (a) Legal Proceeding pending or, to the knowledge of the Company, threatened, against, involving or affecting the Company, any Subsidiary of the Company or any of its or their respective assets or rights that, if adversely determined, would have, either individually or in the aggregate, a Company Material Adverse Effect, (b) judgment, decree, Injunction or order of any Governmental Entity entered against and binding on the Company or any Subsidiary of the Company that is reasonably likely to have, either individually or in the aggregate, a Company Material Adverse Effect, (c) Legal Proceeding pending or, to the knowledge of the Company, threatened, against the Company or any Subsidiary of the Company that seeks to restrain, enjoin or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement or that seeks damages in connection therewith, or (d) Injunction of any type referred to in Section 7.1(c).

          4.10  Licenses; Compliance with Regulatory Requirements.

          (a) The Company and its Subsidiaries hold all licenses, franchises, ordinances, authorizations, permits, certificates, variances, exemptions, concessions, leases, rights of way, easements, instruments, orders and approvals, domestic or foreign, required for the ownership of the assets and the operation of the businesses of the Company or any of its Subsidiaries, except for the failure to hold any of the foregoing as would not be reasonably likely to have, either individually or in the aggregate, a Company Material Adverse Effect (collectively, the "Licenses"). The Company and each of its Subsidiaries are in compliance with, and have conducted their respective businesses so as to comply with, the terms of their respective Licenses and with all applicable laws, rules, regulations, ordinances and codes, except where the failure so to comply has not had and is not reasonably likely to have, either individually or in the aggregate, a Company Material Adverse Effect. Without limiting the generality of the foregoing, the Company and its Subsidiaries (i) have all Licenses of foreign, state and local Governmental Entities required for the operation of the facilities being operated on the date hereof by the Company or any of its Subsidiaries (the "Permits"), (ii) have duly and currently filed all reports and other information required to be filed with any Governmental Entity in connection with such Permits and (iii) are not in violation of any of such Permits, other than the lack of Permits, delays in filing reports or possible violations that have not had and, are not reasonably likely to have, a Company Material Adverse Effect.

          (b) (i) The Company and its Subsidiaries and the operation of their respective businesses, equipment and other assets and the facilities owned or leased by them are in compliance in all material respects with all applicable Environmental Laws, (ii) the Company and its Subsidiaries hold all Licenses required under Environmental Laws necessary to enable them to own, lease or otherwise hold their assets and to carry on their businesses as presently conducted, except for such Licenses which the failure to hold has not had, and is not reasonably likely to have, either individually or in the aggregate, a Company Material Adverse Effect (iii) there are no investigations, administrative proceedings, judicial actions, orders, claims or notices that are pending, or, to the knowledge of the Company, anticipated or threatened against the Company or any of its Subsidiaries relating to or arising under any Environmental Laws, (iv) there is no ongoing remediation of material contamination required by Environmental Law or any Governmental Entity and, to the knowledge of the Company, no condition that would be reasonably expected to give rise to such a requirement, and no Governmental Entity has proposed or threatened any such remediation, at any real property currently or formerly leased or owned by the Company or any of its Subsidiaries or resulting from any activity of the Company or any of its Subsidiaries, and (v) neither the Company nor any of its Subsidiaries has received any written notice alleging a violation of or liability of the Company or any of its Subsidiaries under any Environmental Laws. For purposes of this Agreement, the term "Environmental Laws" means any federal, state, local or foreign law, statute, rule or regulation or the common law relating to the environment, the protection of natural resources or wildlife, or occupational or public health and safety, including the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), and any state or foreign law counterpart.

          4.11 Brokers or Finders. No agent, broker, investment banker, financial advisor or other Person is or will be entitled, by reason of any agreement, act or statement by the Company or any of its Subsidiaries or their respective directors, officers, employees or Affiliates, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement, except Greenbridge Partners LLC, whose fees and expenses will not exceed $1,500,000 and will be paid by the Company at the Effective Time in accordance with the Company's agreement with such firm (copies of which have been provided by the Company to the Parent Parties prior to the date of this Agreement), and the Company agrees to indemnify and hold Liberty, the Parent Parties and Merger Sub harmless from and against any and all claims, liabilities or obligations with respect to any other such fees, commissions, expenses or claims for indemnification or contribution asserted by any Person on the basis of any act or statement made or alleged to have been made by the Company or any of its Subsidiaries, directors, officers, employees or Affiliates.

          4.12 Tax Matters. Except as set forth on Section 4.12 of the Company Disclosure Letter:

             (a) The Company and each of its Subsidiaries have timely filed (taking into account any extension of time within which to file) all Tax Returns that they were required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Company and each of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid. A reserve, which the Company reasonably believes to be adequate, has been set up for the payment of all such Taxes anticipated to be payable by the Company and each of its Subsidiaries in respect of periods through the most recent fiscal quarter end, except where the failure to establish adequate reserves has not had and would not be reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return.

             (b) No claim in writing has ever been made by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

             (c) There are no Liens or security interests on any of the assets or properties of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax (except for Liens that arise by operation of law for Taxes not yet due and payable).

             (d) The Company and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

             (e) None of the Tax Returns filed by the Company or any of its Subsidiaries has been or is currently being examined by the Internal Revenue Service or relevant state, local or foreign taxing authorities. There are no examinations or other administrative or court proceedings relating to Taxes of the Company or any of its Subsidiaries in progress or pending, nor has the Company or any of its Subsidiaries received any written notice or report asserting a Tax deficiency with respect to the Company or any of its Subsidiaries. There are no current or, to the knowledge of the Company, threatened actions, suits, proceedings, investigations, audits or claims relating to or asserted for material Taxes of the Company or any of its Subsidiaries.

             (f) All deficiencies or assessments asserted against the Company or any of its Subsidiaries by any taxing authority have been paid or fully and finally settled and, to the best knowledge of the Company, no issue previously raised in writing by any such taxing authority reasonably could be expected to result in a material assessment for any taxable period (or portion of a period) beginning on or after the Closing Date.

             (g) The Company and its Subsidiaries have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

             (h) Neither the Company nor any of its Subsidiaries (A) has filed a consent under Section 341(f) of the Code concerning collapsible corporations, or (B) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method.

             (i) There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party covering any employee, former employee, officer, director, shareholder or contract worker of the Company or any of its Subsidiaries, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162(m) of the Code.

             (j) Neither the Company nor any of its Subsidiaries (A) is or has been a member of an affiliated group (within the meaning of Section 1504 of the Code) filing a consolidated federal income Tax Return other than an affiliated group the common parent of which is the Company, (B) is or has been a member of any affiliated, combined, consolidated, unitary, or similar group for state, local or foreign Tax purposes other than a group the common parent of which is the Company, (C) is or has been a party to any Tax allocation or Tax sharing agreement, or (D) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury

        Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

             (k) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two (2) years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

             (l) The Company has not requested a ruling from, or entered into a closing agreement with, the Internal Revenue Service or any other taxing authority which will have an effect on the Surviving Entity in any taxable period ending after the Closing Date.

             (m) None of the assets of the Company or any of its Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code, "tax-exempt bond financed property" within the meaning of Section 168(g)(5) of the Code, or may be treated as owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

             (n) Neither the Company nor any of its Subsidiaries has participated in a corporate tax shelter within the meaning of Treasury Regulations Section 1.6011-4T or participated in a transaction that it has disclosed pursuant to IRS Announcement 2002-2, 2002-2 I.R.B. 304. The Company and its Subsidiaries have disclosed on their U.S. federal Tax Returns all positions taken therein that are likely to give rise to a substantial understatement of federal income Tax within the meaning of
        Section 6662 of the Code.

             (o) There are no material "deferred intercompany transactions" or "intercompany transactions" between the Company and any of its Subsidiaries (or any of their respective predecessors), the gain or loss in which has not yet been taken into account under the consolidated return Treasury Regulations currently or previously in effect.

     4.13  Employee Matters.

          (a) Section 4.13(a) of the Company Disclosure Letter contains a true and complete list of all: (i) employee benefit plans (as defined in Section 3(3) of ERISA), including retirement, pension, profit sharing, savings, deferred compensation, supplemental retirement, hospitalization, medical, dental, vision care, disability, life, accident or other insurance plans, programs or arrangements, (ii) stock option, stock purchase, phantom stock or stock appreciation right, plans, programs or arrangements, (iii) severance, termination pay or supplemental unemployment benefits plans, programs or arrangements, and (iv) bonus or incentive plans, programs or arrangements (including fringe benefit plans or arrangements) sponsored, maintained or contributed to or required to be contributed to at any time by the Company or by any trade or business, whether or not incorporated ("ERISA Affiliate"), that together with the Company would be deemed a "controlled group" within the meaning of Section 4001 of ERISA or section 414 of the Code, for the benefit of any employee or former employee of the Company, including any such type of plan established, maintained, sponsored or contributed to under the laws of any foreign country (the "Company Plans"). The Company has heretofore made available to the Parent Parties true and complete copies of (i) each Company Plan and, if the Company Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding document, (ii) the most recent determination letter issued by the IRS with respect to each Company Plan for which such a letter has been obtained, (iii) annual reports on Form 5500 required to be filed with any Governmental Entity for each Company Plan for the three most recent plan years and all required actuarial reports for the last three plan years of each Company Plan.

          (b) No Company Plan is subject to Title IV of ERISA or section 412 of the Code and neither the Company nor any ERISA Affiliate made, or was required to make, contributions to any employee benefit plan subject to Title IV of ERISA or section 412 of the Code during the six year period ending on the Effective Time.

          (c) Neither the Company nor any ERISA Affiliate maintains or has an obligation to contribute to or has within the past six years maintained or had an obligation to contribute to a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

          (d) Each Company Plan that utilizes a funding vehicle described in
     Section 501(c)(9) of the Code or is subject to the provisions of Section 505 of the Code has been the subject of a notification by the IRS that such funding vehicle (i) qualifies for tax-exempt status under Section 501(c)(9) of the Code and (ii) complies with Section 505 of the Code, unless the IRS does not as a matter of policy issue such notification with respect to that particular type of plan. Each such Company Plan satisfies, where appropriate, the requirements of Sections 501(c)(9) and 505 of the Code.

          (e) There has been no event or circumstance which has resulted in any liability being asserted by any Company Plan, the Pension Benefit Guaranty Corporation ("PBGC") or any other Person or entity under Title IV of ERISA or section 412 of the Code against the Company or any ERISA Affiliate and there has not been any event or circumstance which could reasonably be expected to result in such liability.

          (f) Neither the Company nor any Subsidiary of the Company is a party to or bound by the terms of any collective bargaining agreement. The Company and each of its Subsidiaries is in compliance in all material respects with all applicable laws respecting the employment and employment practices, terms and conditions of employment and wage and hours of its employees and is not engaged in any unfair labor practice. There is no labor strike or labor disturbance pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company, and during the past five years neither the Company nor any Subsidiary of the Company has experienced a work stoppage.

          (g) Each Company Plan has been operated and administered in accordance with its terms and applicable law in all material respects, including
     Section 406 of ERISA and Section 4975 of the Code.

          (h) Each Company Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code.

          (i) No Company Plan provides welfare benefits, including death or medical benefits, with respect to current or former employees or consultants of the Company or any Subsidiary of the Company beyond their retirement or other termination of service (other than coverage mandated by applicable law).

          (j) There are no pending, or to the knowledge of the Company, threatened claims by or on behalf of any Company Plan, by any employee or beneficiary covered under any such Company Plan with respect to such Company Plan, or otherwise involving any such Company Plan (other than routine claims for benefits).

          (k) Section 4.13(k) of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of each of the following agreements, arrangements and commitments to which the Company or any of its Subsidiaries is a party or by which any of them may be bound (true and complete copies of which have been made available to the Parent Parties):
     (i) each employment, consulting, agency or commission agreement not terminable without liability to the Company or any of its Subsidiaries upon 60 days' or less prior notice to the employee, consultant or agent; (ii) each agreement with any employee of the Company or any Subsidiary of the Company the benefits of which are contingent, or the terms of which are materially altered, upon the consummation of the transactions contemplated by this Agreement; (iii) each agreement with respect to any employee of the Company or any Subsidiary of the Company providing any term of employment or compensation guarantee extending for a period longer than one year; and
     (iv) each other agreement or Company Plan any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (l) Except as set forth in Section 4.13(l) of the Company Disclosure Letter, no employee of the Company or any of its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Company Plan as a result of the consummation of the transactions contemplated by this Agreement (whether alone or in conjunction with other actions). No amount payable, or economic benefit provided, by the Company or any of its Subsidiaries (including any acceleration of the time of payment or vesting of any benefit) as a result of the consummation of the transactions contemplated by this Agreement (whether alone or in conjunction with other actions) could be considered an "excess parachute payment" under Section 280G of the Code. No Person is entitled to receive any additional payment from the Company, any of its Subsidiaries or any other Person (a "Parachute Gross-Up Payment") in the event that the excise tax of Section 4999 of the Code is imposed on such Person. Neither the Company nor any of its Subsidiaries has granted to any Person any right to receive any Parachute Gross-Up Payment.

          4.14 Fairness Opinion. The Company Board has received the opinion of Greenbridge Partners LLC to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock (the "Fairness Opinion"). The Company has made available to the Parent Parties a true and complete copy of the executed Fairness Opinion. The Company will include an executed copy of the Fairness Opinion in or as an annex to the Proxy Statement.

          4.15 Recommendation of the Company Board. The Company Board, by vote at a meeting duly called and held, has approved this Agreement, determined that the Merger is fair to and in the best interests of the Company's stockholders and has adopted resolutions recommending approval and adoption of this Agreement and the Merger contemplated hereby by the stockholders of the Company.

          4.16 Vote Required. The only vote of stockholders of the Company required under the DGCL, the Nasdaq Stock Market requirements, the Company Charter, the Company Bylaws or otherwise in order to consummate the transactions contemplated by this Agreement, including the Merger, is the affirmative vote of a majority of the total number of votes entitled to be cast by the holders of the issued and outstanding shares of Company Common Stock voting as a single class, and no other vote or approval of or other action by the holders of any capital stock of the Company is required for such approval and adoption.

          4.17  Patents, Trademarks and Other Rights.

          (a) List of Patents, Trademarks and Similar Rights. Sections 4.17(a)(i)-(vi) of the Company Disclosure Letter set forth complete and accurate lists and status of:

             (i) all Intellectual Property registrations and issued patents, or if a registration or patent has not been issued, all pending and abandoned applications for patents, and all applications to register trademarks, trade names, service marks, copyrights and domain names, and all extensions, renewals, restorations, resuscitations, continuations, continuations-in-part, divisionals, reissues, and reexaminations thereof, as well as all invention disclosure records for which the Company or its Subsidiaries has not filed for patent protection, which the Company and/or any of its Subsidiaries own or in which the Company or any of its Subsidiaries claim or can claim ownership;

             (ii) all material products, including computer software or technology, commercially sold or licensed by the Company or its Subsidiaries and all types of material services commercially provided by the Company or its Subsidiaries;

             (iii) any material computer software and applications in development by and owned by the Company or its Subsidiaries;

             (iv) in the case of Intellectual Property not owned by the Company or its Subsidiaries, all agreements under which any patents identified by number or group or any material Intellectual Property is licensed by the Company or any of its Subsidiaries from others or otherwise permitted by other Persons to use, indicating the parties to each such agreement, other than retail "shrinkwrap" or generally available retail types of licenses;

             (v) all agreements pursuant to which the Company or any of its Subsidiaries has granted, or has an obligation to grant, any rights in, to or concerning any patents identified by number or group or other material Intellectual Property, including agreements that singularly provide or that contain one or more provisions providing with respect to Intellectual Property, assignments, covenants-not-to-sue or assert, licenses or sublicenses identifying patents by number or group, releases, grant backs, material cross-licenses, exclusive or escrow arrangements, and all settlement, consent or coexistent agreements involving Intellectual Property, except employment or consulting agreements; and

             (vi) all other Intellectual Property (not identified pursuant to clauses (i)-(v) above) that is material to the business and operations of the Company and/or its Subsidiaries.

          (b) Free Title and Liens. The Company or its Subsidiaries own exclusively all the Intellectual Property identified and indicated in Sections 4.17(a)(i), (ii), (iii) and (vi) of the Company Disclosure Letter. Except as set forth in Section 4.17(b)(i)-(iii) of the Company Disclosure
     Letter:

             (i) with respect to the Intellectual Property (other than patents, patent applications, or invention disclosure records) owned by the Company or its Subsidiaries, the Company or the appropriate Subsidiary thereof has good and valid title thereto free and clear of all Liens, or exclusive licenses or covenants-not-to-sue or assert, or any obligations to impose or enter into any of the foregoing;

             (ii) with respect to the patents, patent applications and inventions owned by the Company or its Subsidiaries, the Company or the appropriate Subsidiary thereof has good and valid title thereto free and clear of any Liens or restrictions on title; and

             (iii) with respect to all Intellectual Property held by the Company or any of its Subsidiaries under license, other than retail or generally available licenses, the Company or the appropriate Subsidiary thereof has the right to use such Intellectual Property in the manner and subject to limitations on the scope of such use as set forth in such licenses, and, to the knowledge of the Company, free from any Lien and not subject to any restrictions, other than as set forth in such license agreement.

          (c) Protection of Intellectual Property. Except as set forth in Sections 4.17(c)(i)-(iv) of the Company Disclosure Letter:

             (i) to the knowledge of the Company, (x) the Company or the appropriate Subsidiary thereof has taken actions that in its reasonable business judgment are appropriate consistent with industry standards ("Reasonable Actions") to protect its Intellectual Property identified in Section 4.17(a)(i) of the Company's Disclosure Letter, including filing the necessary documents with the United States Patent and Trademark Office, or such other filing offices, domestic or foreign, and duly registering with or causing the respective Intellectual Property to be issued by such filing offices; and (y) to the extent necessary to protect its interest therein, the Intellectual Property of the Company and its Subsidiaries has been used with all patent, trademark, copyright and other Intellectual Property notices and legends prescribed by law;

             (ii) to the knowledge of the Company, (x) with respect to its Intellectual Property identified in Section 4.17(a)(i) of the Company's Disclosure Letter that has been applied for or filed with the relevant Governmental Entities, or that have been registered or issued by such relevant Governmental Entities, the Company or the appropriate Subsidiary thereof has protected and maintained, respectively, such Intellectual Property under applicable laws, and such registrations and issuances, remain valid, in full force and effect, and, to the extent registered or issued, fully enforceable by the Company or the appropriate Subsidiary thereof; and (y) none of the material Intellectual Property rights identified in Section 4.17(a)(i) of the Company's Disclosure Letter or licensed to any of them has expired or fallen into the public domain, has been canceled or adjudicated invalid (except with respect to applications that have been rejected by a Governmental Entity in the ordinary course of the patent application process), or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting the Company's or its Subsidiaries rights thereto;

             (iii) to the knowledge of the Company, there are no allegations by any non-Governmental Entity third party to indicate pending applications owned by the Company or any of its Subsidiaries that have been applied for or filed with the relevant Governmental Entities or that have not been registered or issued by such relevant Governmental Entities, that such pending applications are not entitled to registration or issuance by the relevant Governmental Entities; and

             (iv) the Company and its Subsidiaries have complied with, are complying with and will comply with: (1) their duty of disclosure before the United States Patent and Trademark Office, as defined by the relevant rules and regulations governing such duty, in connection with the prosecution of the pending United States patent applications as identified in Section 4.17(a)(i) of the Company's Disclosure Letter; and
        (2) any comparable duty of disclosure before other patent offices in countries other than the United States, if any, in connection with the prosecution of the pending patent applications in those countries as identified in Section 4.17(a)(i) of the Company's Disclosure Letter.

          (d) Intellectual Property from Employees and Others.

             (i) The employment policy of the Company requires, and at all times in the past has required, that the entire right, title and interest of any and all Intellectual Property conceived, created, invented, developed or caused to be reduced to practice by any employee of the Company or of any of its Subsidiaries during the term of, and that relates to, such employee's employment with the Company or such Subsidiary shall promptly vest in the Company or the appropriate Subsidiary thereof, and the Company and its Subsidiaries have taken reasonable actions to generally enforce such employment policies.

             (ii) True and complete copies of the Company's current employment policy, and all past and current forms of employment agreements used by the Company or any of its Subsidiaries is attached to Section 4.17(d)(ii) of the Company Disclosure Letter.

             (iii) Every current employee of the Company or any of its Subsidiaries has executed an agreement that sets forth therein a covenant and assignment implementing the policy set forth in clause
        (d)(i) above.

             (iv) Except for those individuals identified in Section 4.17(d)(iv) of the Company Disclosure Letter, the Company has a policy to obtain, and has obtained, from all technical consultants and technical contractors who have contributed to the creation or the development of Intellectual Property for the Company or any of its Subsidiaries, written assignments to the Company or one or more of its Subsidiaries of such consultant's or contractor's rights to any such contribution that the Company or its Subsidiaries do not, or will not, own by operation of Law and the Company and its Subsidiaries have generally enforced such policy.

             (v) None of the individuals identified in Sections (d)(iii) and
        (iv) of the Company Disclosure Letter has either generated or retained any Intellectual Property listed in Section 4.17(a) of the Company Disclosure Letter.

             (vi) For those patents, patent applications, invention disclosure records and copyrightable materials listed in Section 4.17(a)(i) of the Company Disclosure Letter that do not identify the Company as the assignee, the Company has obtained, or the Company shall procure prior to Closing without providing any additional compensation, obligation or consideration unless with prior written approval from the Parent Parties, the necessary agreements and/or assignments to vest complete title to such patents, patent applications, invention disclosure records, and copyrightable materials in the Company.

          (e) Trade Secrets. The Company and its Subsidiaries have taken all actions that in its reasonable business judgment, consistent with industry standards, are appropriate to protect and preserve the secrecy, confidentiality and value of all of their material Trade Secrets and there are no unauthorized uses, disclosures or misappropriations of any material Trade Secret and, to the knowledge of the Company, there are no unauthorized uses, disclosures or misappropriations of any Trade Secret.

          (f) Intellectual Property Infringement.  Except as set forth in
     Section 4.17(f) of the Company Disclosure Letter:

             (i) to the knowledge of the Company, the Company's and its Subsidiaries' activities, products and services have not, as presently conducted do not, and as presently contemplated by the Company to be conducted in the future will not, infringe upon or otherwise misappropriate or violate, any Intellectual Property rights of any other Person;

             (ii) as to or against the Company or its Subsidiaries, there are no claims or suits pending, no written notice provided, no legal proceedings or claims threatened in writing, including any indemnification or contribution claims, and, to the knowledge of the Company, no oral notice provided or threatened and no basis for:

                (x) alleging that the Company or any of its Subsidiaries or any of their respective activities, products or services infringe upon, violate or otherwise constitute an unauthorized use of any other Person's Intellectual Property;

                (y) challenging the Company's or any of its Subsidiaries' ownership of, right to use, or the validity or enforceability or effectiveness of the Intellectual Property listed in Section 4.17(a) of the Company Disclosure Letter; or

                (z) contending, with respect to any agreement entered into by the Company or any of its Subsidiaries, that the Company or any of its Subsidiaries has breached or violated an Intellectual Property-related provision of such agreement, that any Intellectual Property licensed to or used by the Company or any Subsidiaries under such agreements has been infringed or is invalid, unenforceable, unpatentable, unregisterable or cancelable, or, to the knowledge of the Company, violates, infringes or misappropriates any other Person's Intellectual Property, that a party to such agreement intends to cancel, terminate or fail to renew such agreement, or that there exists an event, condition or occurrence that, with the giving of notice or lapse of time, or both, would constitute a material breach or default by any party to such agreement;

             (iii) none of the Company or any of its Subsidiaries has filed a claim against or provided notice to any Person claiming the infringement, violation, or unauthorized use by any Person of any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries and, to the knowledge of the Company, no Person is infringing, violating or misappropriating any such Intellectual Property; and

             (iv) the execution and delivery of this Agreement by the Company does not, and the consummation of the Merger and the other transactions contemplated by this Agreement will not, result in the loss of the Company's or its Subsidiary's rights in any of the Company's Intellectual Property.

          (g) Adequacy of Rights. The Company and its Subsidiaries own or otherwise hold sufficient rights to use all Intellectual Property used to carry on their respective business and all such rights shall survive the execution, consummation and performance of this Agreement unchanged in any material respect.

          (h) Certain Agreements(i) . With respect to certain agreements referred to on Section 4.17(h) of the Company Disclosure Letter, the Company makes the representations, warranties and covenants set forth in
     Section 4.17(h) of the Company Disclosure Letter.

          4.18  Certain Agreements, Affiliate Transactions and Insurance.

          (a) Section 4.18(a) of the Company Disclosure Letter lists or describes each Contract to which the Company or any of its Subsidiaries is a party, or by which any of their respective assets are subject or bound, of the following nature (each Contract listed or required to be listed on Section 4.18(a) of the Company Disclosure Letter, along with each Contract listed or described, or required to be listed or described, on Sections 4.3(c), 4.3(d), 4.6(a), 4.17(a)(iv), 4.17(a)(v), 4.18(b) or 4.18(c) of the
     Company Disclosure Letter, a "Material Contract"):

             (i) Contracts that are required to be filed with the Commission pursuant to the Exchange Act as an exhibit to the Company's Annual Report on Form 10-K;

             (ii) Contracts that were entered into outside the ordinary course of business and pursuant to which any obligations or liabilities (whether absolute, contingent or otherwise) remain outstanding;

             (iii) employment, bonus or consulting agreements involving potential payments in excess of $75,000 over any period of 12 months or more;

             (iv) Contracts evidencing or securing Indebtedness of the Company or any of its Subsidiaries (other than trade accounts arising in the ordinary course of business that do not exceed $50,000 individually or $250,000 in the aggregate);

             (v) Contracts in which the Company or any of its Subsidiaries has guaranteed the obligations of any Person;

             (vi) Contracts that may require the Company or any of its Subsidiaries to indemnify any other Person;

             (vii) any Contract involving the potential payment (A) by the Company or any of its Subsidiaries of $100,000 or more or (B) to the Company or any of its Subsidiaries of an amount that is reasonably likely to be $200,000 or more, in each case including agreements with television networks (including broadcast and cable networks), cable and direct broadcast system operators, manufacturers of televisions and set-top boxes and advertisers (collectively, "Company Customers");

             (viii) Contracts that contain any "most favored nations" provisions, as such term is commonly understood in the cable television and satellite television industries;

             (ix) Contracts that guarantee any Person a particular amount of payment from the Company or any of the Company's Subsidiaries irrespective of such Person's performance of any of its obligations under such Contract;

             (x) Contracts between the Company or any of its Subsidiaries, on the one hand, and any director, officer or Significant Stockholder of the Company or any of its Subsidiaries or Equity Affiliates, on the other hand;

             (xi) Contracts between the Company or any of its Subsidiaries, on the one hand, and any Major Customer, on the other hand;

             (xii) Contracts that contain a Change of Control Covenant; and

             (xiii) Contracts giving any Person the right (contingent or otherwise) to require the Company or any of its Subsidiaries to register under the Securities Act any securities or to participate in any registration of such securities.

        Except as set forth in Section 4.18(a) of the Company Disclosure Letter, each Material Contract is in full force and effect and is valid and enforceable in all material respects in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies and except that employees' covenants not to compete may not be enforceable in accordance with their terms in California and certain other jurisdictions), and the Company or the applicable Subsidiary of the Company, as the case may be, has taken all actions necessary to comply in all material respects with such Material Contract and is not in default (with or without notice or lapse of time or both) thereunder in any material respect. To the knowledge of the Company, except as set forth in Section 4.18(a) of the Company Disclosure Letter, all parties to the Material Contracts other than the Company and its Subsidiaries have complied in all material respects with the provisions thereof and no party is in breach or violation in any material respect of, or in default (with or without notice or lapse of time, or both) in any material respect under, such Material Contracts. The Company has not received written notice or, to the Company's knowledge, any oral notice, of any actual or threatened termination, cancellation or limitation to any of the Material Contracts. The Company has made available to Parent a true and correct copy of each Material Contract that is in writing, and a description of all material terms of each Material Contract or arrangement that is not in writing, listed or described or required to be listed or described on Section 4.18(a) of the Company Disclosure Letter.

          (b) Except as set forth in Section 4.18(b) of the Company Disclosure Letter, (i) there is no Contract or any judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries that has or would reasonably be likely to have the effect of prohibiting or materially restricting or limiting the ability of the Company to conduct its business as the same is currently conducted or contemplated to be conducted and (ii) none of the Company or any of the Company's Subsidiaries is a party to, and none of their respective assets is bound by, any Contract or any judgement, injunction, order or decree that, after the consummation of the transactions contemplated by this Agreement, would be or would purport to be binding upon Liberty or any of Liberty's Affiliates (other than the Surviving Entity and the Surviving Entity's Subsidiaries) or any Contract or any judgement, injunction, order or decree in respect of which any act or omission of Liberty or any of its Affiliates (other than the Surviving Entity and the Surviving Entity's Subsidiaries) would result in a breach or violation thereof or, in the case of any Contract, constitute (with or without notice or lapse of time or both) a default or event of default thereunder, or give rise to any right of termination, cancellation, amendment, acceleration, repurchase, prepayment or repayment or to increased payments thereunder, or give rise to or accelerate any material obligation or result in the loss or modification of any material rights or benefits thereunder or result in any Lien or Restriction on any of the material assets of the Surviving Entity or any of its Subsidiaries. The Company has made available to the Parent Parties a true and correct copy of each Contract that is in writing, a description of all material terms of each Contract or arrangement that is not in writing, and a true and correct copy of each judgment, injunction, order or decree, listed or described, or required to be listed or described, on Section 4.18(b) of the Company Disclosure Letter.

          (c) Section 4.18(c) of the Company Disclosure Letter lists or describes all transactions and Contracts between the Company or any of its Subsidiaries, on the one hand, and any director, executive officer or Significant Stockholder of the Company or any of its Subsidiaries or Equity Affiliates, on the other hand of the kind required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act (but without regard to Instruction 9 in paragraph (a) thereof). The Company has made available to the Parent Parties a true and correct copy of each Contract and arrangement that is in writing, and a description of all material terms of each transaction and each Contract that is not in writing, listed or described, or required to be listed or described, on Section 4.18(c) of the Company Disclosure Letter.

          (d) Section 4.18(d) of the Company Disclosure Letter sets forth all directors' and officers', errors and omissions, fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries. Such policies are with reputable insurance carriers, provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse

     Effect. The Company has made available to the Parent Parties true and complete copies of each policy set forth, or required to be set forth, on
     Section 4.18(d) of the Company Disclosure Letter.

          4.19 No Investment Company. The Company is not an "investment company" subject to the registration requirements of, or regulation as an investment company under, the Investment Company Act of 1940, as amended.

          4.20 Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including Section 203 of the DGCL) or any anti-takeover provision in the Company Charter or Company Bylaws is, or at the Effective Time will be, applicable to the Company, the Company Common Stock, the Merger or the other transactions contemplated by this Agreement. The Company Board has taken all action so that neither Liberty nor any of its Affiliates (including Parent and WII) will be prohibited from entering into a "business combination" with the Company as an "interested stockholder" (in each case as such term is used in Section 203 of the DGCL) as a result of the execution of this Agreement, or the consummation of the transactions contemplated hereby.

                                   ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

     The Parent Parties, jointly and severally, hereby represent and warrant to the Company as follows:

          5.1 Organization and Qualification. Each of the Parent Parties and Merger Sub (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (c) is duly qualified or licensed and is in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except, in the case of clause (c), in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Liberty and its Subsidiaries taken as a whole, Parent and its Subsidiaries (including WII) taken as a whole or a material adverse effect on the ability of Parent and Merger Sub to perform their obligations under, and to consummate the transactions contemplated by this Agreement (collectively, a "Parent Material Adverse Effect"). The Parent Parties have made available to the Company a true and complete copy of Merger Sub's certificate of incorporation and bylaws, each as amended to the date hereof.

          5.2 Authorization and Validity of Agreement. Each of the Parent Parties and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by the Parent Parties and Merger Sub of this Agreement and the consummation by each of the Parent Parties and Merger Sub of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Parent Parties and Merger Sub. This Agreement has been duly executed and delivered by the Parent Parties and Merger Sub and is a legal, valid and binding obligation of the Parent Parties and Merger Sub, enforceable against the Parent Parties and Merger Sub in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

          5.3  No Approvals or Notices Required; No Conflict with
     Instruments. The execution and delivery by Liberty, the Parent Parties and Merger Sub of this Agreement do not, and the performance by Liberty, the Parent Parties and Merger Sub of their respective obligations hereunder and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not:

             (a) conflict with or violate the certificate of incorporation or bylaws of Liberty, Parent, WII or Merger Sub;

             (b) except as described on Schedule 5.3, require any Governmental Consent or Governmental Filing, in each case on the part of Liberty or any Subsidiary of Liberty (including the Parent Parties), except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the Governmental Filings required to be made pursuant to the pre-merger notification requirements of the Hart-Scott Act, (iii) the filing with the Commission of such reports under Sections 13(a), 13(d) or 15(d) of the Exchange Act as may be required in connection with this Agreement or the transactions contemplated hereby and (iv) such other Governmental Consents and Governmental Filings the absence or omission of which will not, either individually or in the aggregate, have a Parent Material Adverse Effect;

             (c) require, on the part of Liberty or any Subsidiary of Liberty (including the Parent Parties), any Contract Consent by, or Contract Notice to, any other Person (other than a Governmental Entity), under any License or other Contract, except for such Contract Consents and Contract Notices the absence or omission of which will not, either individually or in the aggregate, have a Parent Material Adverse Effect;

             (d) give rise to any Violation of any Contract to which Liberty or any Subsidiary of Liberty (including the Parent Parties) is a party, by which Liberty, any Subsidiary of Liberty (including the Parent Parties) or any of their respective assets or properties is bound or affected or pursuant to which Liberty or any Subsidiary of Liberty (including the Parent Parties) is entitled to any rights or benefits, except for such Violations that will not, individually or in the aggregate, have a Parent Material Adverse Effect; or

             (e) assuming that the Governmental Consents and Governmental Filings specified in clause (b) of this Section 5.3 are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to Parent or any Subsidiary of Liberty (including the Parent Parties) or by which any of their respective properties or assets are bound, except for such Violations that will not, individually or in the aggregate, have a Parent Material Adverse Effect.

          5.4 Proxy Statement. None of the information concerning Liberty or any of its Subsidiaries (including the Parent Parties) supplied or to be supplied by the Parent Parties or Merger Sub for inclusion or incorporation by reference in, and that is included or incorporated by reference in any documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication.

          5.5 Brokers or Finders. No agent, broker, investment banker, financial advisor or other Person is or will be entitled, by reason of any agreement, act or statement by Liberty or any of its Subsidiaries (including the Parent Parties) or their respective directors, officers, employees or Affiliates, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE VI

                      ADDITIONAL COVENANTS AND AGREEMENTS

     6.1 Access to Information Concerning Properties and Records. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, upon reasonable notice, the Company will (and will use reasonable efforts to cause each of its Subsidiaries to) afford to the officers, employees, counsel, accountants and other authorized representatives of the Parent Parties reasonable access during normal business hours to all its properties, personnel, books and records and furnish promptly to such Persons such financial and operating data and other information concerning its business, properties, personnel and affairs as such Persons will from time to time reasonably request and instruct the officers, directors, employees, counsel and financial advisors of the Company to discuss the business operations, affairs and assets of the Company and otherwise fully cooperate with the other party in its investigation of the business of the Company. The Parent Parties agree that they will not, and will cause their respective officers, employees, counsel, accountants and other authorized representatives not to, use any information obtained pursuant to this Section 6.1 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. No investigation pursuant to this Section 6.1 will affect any representation or warranty given by the Company to the Parent Parties hereunder.

     6.2 Confidentiality. Unless otherwise agreed to in writing by the party disclosing (or whose Representatives disclosed) the same (a "disclosing party"), each party (a "receiving party") will, and will cause its Affiliates, directors, officers, employees, agents and controlling Persons (such Affiliates and other Persons with respect to any party being collectively referred to as such party's "Representatives") to, (i) keep all Confidential Information of the disclosing party confidential and not disclose or reveal any such Confidential Information to any Person other than those Representatives of the receiving party who are participating in effecting the transactions contemplated hereby or who otherwise need to know such Confidential Information, (ii) use such Confidential Information only in connection with consummating the transactions contemplated hereby and enforcing the receiving party's rights hereunder, and (iii) not use Confidential Information in any manner detrimental to the disclosing party. In the event that a receiving party is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information of the disclosing party, the receiving party will provide the disclosing party with prompt notice of such request(s) to enable the disclosing party to seek an appropriate protective order. A party's obligations hereunder with respect to Confidential Information that (i) is disclosed to a third party with the disclosing party's written approval, (ii) is required to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, or (iii) is required to be disclosed by applicable law or regulation, will, subject in the case of clauses (ii) and (iii) above to the receiving party's compliance with the preceding sentence, cease to the extent of the disclosure so consented to or required, except to the extent otherwise provided by the terms of such consent or covered by a protective order. If a receiving party uses a degree of care to prevent disclosure of the Confidential Information that is at least as great as the care it normally takes to preserve its own information of a similar nature, it will not be liable for any disclosure that occurs despite the exercise of that degree of care, and in no event will a receiving party be liable for any indirect, punitive, special or consequential damages. In the event this Agreement is terminated, each party will, if so requested by the other party, promptly return or destroy all of the Confidential Information of such other party, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in the possession of the receiving party or its Representatives; provided, however, that the receiving party will not be required to return or cause to be returned summaries, analyses or extracts prepared by it or its Representatives, but will destroy (or cause to be destroyed) the same upon request of the disclosing party.

     For purposes of this Section 6.2, "Confidential Information" of a party means all confidential or proprietary information about such party that is furnished by it or its Representatives to the other party or the other party's Representatives, regardless of the manner in which it is furnished. "Confidential Information" does not include, however, information which (a) has been or in the future is published or is now or in the future is otherwise in the public domain through no fault of the receiving party or its Representatives, (b) was available to the receiving party or its Representatives on a non-confidential basis prior to its disclosure by the disclosing party, (c) becomes available to the receiving party or its Representatives on a non-confidential basis from a Person other than the disclosing party or its Representatives who is not otherwise bound by a confidentiality agreement with the disclosing party or its Representatives, or is not otherwise prohibited from transmitting the information to the receiving party or its Representatives, or (d) is independently developed by the receiving party or its Representatives through Persons who have not had, either directly or indirectly, access to or knowledge of such information. Nothing contained in this Section 6.2 shall be construed to limit a receiving party's right to independently develop or acquire products without use of the disclosing party's Confidential Information. Further, a receiving party shall be free to use for any purpose the residuals resulting from access to or work with such Confidential Information, provided that such receiving party shall maintain the confidentiality of the Confidential Information as provided herein. The term "residuals" means information in non-tangible form, which may be retained without extraordinary effort by persons who have had access to the Confidential Information in the normal course of their use or review of Confidential Information pursuant to this letter, including ideas, concepts, know-how or techniques contained therein. Neither the Company nor Parent shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals.

     6.3 Public Announcements. Unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, the National Association of Securities Dealers, Inc. or The Nasdaq Stock Market, each party shall use commercially reasonable efforts to consult with, and use commercially reasonable efforts to accommodate the comments of the other parties before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the preceding sentence, upon execution of this Agreement and upon the Closing, the Company and the Parent Parties will consult with each other with respect to the issuance of a joint press release with respect to this Agreement and the transactions contemplated hereby.

     6.4 Conduct of the Company's Business Pending the Effective Time. The Company will, and will cause each of its Subsidiaries to, except as permitted, required or specifically contemplated by this Agreement, including Section 6.5 hereof, or consented to or approved in writing by the Parent Parties (which, in the case of an action listed in Sections 6.4(d) and 6.4(h) that is proposed to be taken by the Company in the ordinary course of business consistent with past practice, will not be unreasonably withheld or delayed except as otherwise provided on Schedule 6.4), during the period commencing on the date hereof and ending at the Effective Time:

          (a) conduct its business only in, and not take any action except in, the ordinary and usual course of its business and consistent with past practices;

          (b) use commercially reasonable efforts to preserve intact its business organization, to preserve its Licenses in full force and effect and to preserve the goodwill of those having business relationships with it;

          (c) not (i) make or permit any change or amendments in its certificate or articles of incorporation, bylaws or similar organizational documents;
     (ii) issue, grant, sell or deliver any shares of its capital stock or any of its other equity interests or securities (other than shares of Company Common Stock issued upon the exercise of any Company Stock Options outstanding on the date hereof or Warrants outstanding on the date hereof), any Convertible Securities or any phantom shares, phantom equity interests or stock or equity appreciation rights; (iii) split, combine or reclassify the outstanding shares of its capital stock or any of its other outstanding equity interests or securities or issue any capital stock or other equity interests or securities in exchange for any such shares or interests; (iv) redeem, purchase or otherwise acquire, directly or indirectly, any shares of capital stock or any equity interests, other securities, Convertible Securities or phantom shares, phantom equity interests or stock or equity appreciation rights of the Company or any Subsidiary of the Company; (v) amend or modify, or accelerate, amend or change the New Option Grant Date (as defined in the Offer to Exchange) or the period of exercisability or vesting of, any outstanding Convertible Securities, or adopt, authorize or amend any other stock or equity appreciation rights, restricted stock or equity, stock or equity purchase, stock or equity bonus, option or similar plan, arrangement or agreement (including any Company Stock Plan or the Offer to Exchange); (vi) make any changes in its equity capital structure;
     (vii) declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, property or securities) with respect to its capital stock or other securities, except for dividends by a Subsidiary of the Company paid ratably to its stockholders or the partners thereof, as the case may be (provided in the case of any non-Wholly Owned Subsidiary of the Company that the other stockholders of or partners in such Subsidiary are not officers, directors, employees or Affiliates of the Company or of any of its Subsidiaries); (viii) sell, transfer or otherwise dispose of, or pledge any stock, equity or partnership interest owned by it in any Subsidiary or Equity Affiliate of the Company; or (ix) enter into or assume any Contract with respect to any of the foregoing;

          (d) not (i) modify or change in any material respect any License, any Material Contract or any other Contract that is material to the business of the Company, other than in the ordinary course of business consistent with past practice; (ii) modify or change in any respect any of the Contracts set forth on Section 6.4(d)(ii) of the Company Disclosure Letter (the "Specified Contracts") or enter into any new Contract that would be a Specified Contract; (iii) terminate any License, Material Contract or any other Contract that is material to the business of the Company, (iv) offer to enter into, assume or enter into, a Contract with any Person where the terms and provisions so offered, or the terms and provisions of the Contract to be entered into or assumed would give any other Person (an "MFN Beneficiary") the right to require at any time that the terms and conditions of such MFN Beneficiary's Contract with the Company or any of its Subsidiaries be adjusted, changed or modified (including retroactively) in any manner based upon the terms and provisions in the first Person's Contract or that such Contract be terminated; (v) enter into any new employment, consulting, contractor, agency or commission agreement, make any amendment or modification to any such existing agreement or grant any increases in compensation, other than the regular annual salary increases granted in the ordinary course of business and consistent with past practice to employees of the Company or its Subsidiaries who are not directors or executive officers of the Company; (vi) establish, amend or modify any employee benefit plan of any kind referred to in Section 4.13(a), except to the extent required by any applicable law, the existing terms of any such plan or the provisions of this Agreement; (vii) provide security for any of its outstanding unsecured Indebtedness, provide additional security for any of its outstanding secured Indebtedness or grant, create or suffer to exist any Lien on or with respect to any assets or rights of the Company or any Subsidiary of the Company, except in any such case for Permitted Encumbrances; (viii) pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than any payment, discharge or satisfaction in the ordinary course of business consistent with past practice; (ix) cancel any of its material Indebtedness or waive any claims or rights of substantial value; (x) make or authorize any capital expenditures other than in the ordinary course of business in amounts of more than $100,000 individually or $250,000 in the aggregate; (xi) accelerate the payment of, or otherwise prepay, any of its existing outstanding Indebtedness; (xii) other than as otherwise permitted by this Agreement and, in the case of transactions between the Company and any of its Wholly Owned Subsidiaries or between Wholly Owned Subsidiaries of the Company, other than the normal cash management practices (including the reimbursement of business expenses) of the Company and its Subsidiaries conducted in the ordinary and usual course of their business and consistent with past practice, make any advance or loan to or engage in any transaction with any Significant Stockholder or director, officer, partner, Affiliate or Equity Affiliate of the Company or any of its Subsidiaries not required by the terms of an existing Contract described in Section 4.18 of the Company Disclosure Letter; (xiii) guarantee or otherwise become responsible for any Indebtedness of any other Person; (xiv) settle or compromise any claims or litigation; (xv) enter into or assume any Contract that would be a Specified Contract, or amend any term of any existing Contract in a manner that would cause it to become a Specified Contract; or (xvi) enter into or assume any Contract with respect to any of the foregoing;

          (e) not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to otherwise acquire any assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole;

          (f) not sell, lease or encumber or otherwise voluntarily dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole;

          (g) not incur any amount of Indebtedness, or assume or enter into any Contract to do so;

          (h) not (i) modify or change in any material respect, or terminate or fail to renew or extend (where such renewal or extension is at the option of the Company or a Subsidiary and the terms are set forth in the applicable agreement), any agreement related to material Intellectual Property; (ii) provide, or enter into any Contract that provides, or amend, modify or change any existing Contract to provide (A) any assignment, grant-backs, cross-license, of, or covenant not-to-sue, covenant not to assert or grant of release regarding, any Intellectual Property, (B) the granting or licensing to any other Persons of (1) any exclusive right (within any geographic area or line of products or services or field of use) to use any of the Company's or its Subsidiaries' owned or licensed Intellectual Property or (2) any right (within any geographic area or line of products or services or field of use) to use any of the Company's or its Subsidiaries' material owned or licensed Intellectual Property, (C) any Person with "most favored nations" (as such term is customarily understood in the cable television and satellite television industries) terms and conditions, (D) that the Company or any of its Subsidiaries would be required to exclusively use the products or services provided by another party (or an Affiliate thereof) or a specified third party (or refrain from using the products and services of any Person other than such other party or such specified other Person) within any geographic area or line of products or services, (E) that the Company or any of its Subsidiaries will not sue or otherwise institute legal action against any other Person for any reason, (F) any agreements with third parties for the exchange and/or protection of confidential information, (G) rights or obligations that are binding upon, or purport to be binding upon, any Person (other than any Subsidiary of the Company) that is not a party to such Contract or (H) any provisions requiring the Company or any of its Subsidiaries to indemnify any Person; (iii) terminate or modify or change in any material respect any agreement setting forth a covenant or assignment implementing the policies set forth in Section 4.17(d); (iv) sue or otherwise institute legal action (including by the assertion of a counterclaim) against any Person for any reason; or (v) solicit, initiate or encourage inquiries or submission of proposals or offers from any Person relating to, or enter into or assume any Contract with respect to, any of the foregoing;

          (i) not (i) make, revoke or amend any Tax election, (ii) make any material change in any accounting, financial reporting or Tax practice or policy, (iii) execute any waiver of restrictions on assessment or collection of any Tax, (iv) enter into or amend any agreement or settlement with any Tax authority or (v) permit any insurance policy naming it as a beneficiary or loss-payable payee to be cancelled or terminated, except, in the case of clause (v), in the ordinary course of business consistent with past practice;

          (j) not take any action that would cause its representations and warranties contained in Section 4.1 to be untrue in any respect or, except as otherwise contemplated by this Agreement, make any changes to the corporate structure of the Company and its Subsidiaries (including the structure of the ownership by the Company of the direct and indirect interests in its Subsidiaries and of the ownership by the Company and its Subsidiaries of their respective businesses and assets);

          (k) not make any capital contribution to any Person other than as required pursuant to the terms of a Company Investment Agreement listed on
     Section 4.6(a) of the Company Disclosure Letter each of which as in effect on the date hereof, or acquire any securities or other debt or equity interests in any other Person or enter into or assume any Contract with respect to the foregoing; and

          (l) not revalue any of its assets, including writing down the value of any assets or writing off any notes or accounts receivable, except as required by GAAP.

     6.5  No Solicitation.

     (a) From and after the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company agrees that it shall not, nor shall it permit any of its
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

Subsidiaries or Affiliates to, nor shall it authorize or permit any officer, director, employee, agent or representative (including any investment banker, attorney, accountant or other adviser) of the Company or any of its Subsidiaries to, directly or indirectly, or otherwise (i) solicit, initiate, encourage or otherwise facilitate any inquiries or the submission of any proposals or offers from any Person that relates to any Alternative Proposal, (ii) participate in any discussions or negotiations regarding any Alternative Proposal, (iii) cooperate with, or furnish or cause to be furnished any non-public information concerning the business or assets of the Company or any of its Subsidiaries, to any Person in connection with any Alternative Proposal, (iv) approve, recommend or permit the Company or any Subsidiary to enter into an agreement or understanding with any Person relating to any Alternative Proposal, (v) amend or grant any waiver or release of any standstill agreement or (vi) vote for, execute a written consent (or equivalent instrument) in favor of, or otherwise approve or enter into any agreements or understandings with respect to any of the foregoing; provided, however, that nothing contained in this Section 6.5 shall prevent the Company or the Company Board from (A) complying with Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act with regard to an Alternative Proposal by means of a tender offer; or (B) recommending an Alternative Proposal to the stockholders of the Company if (x) the Company Board determines in good faith by a majority vote that such Alternative Proposal is a Superior Proposal (as defined below), and, after consultation with the Company's legal counsel, that it must recommend such Superior Proposal to the stockholders of the Company in order to comply with its fiduciary duties under applicable law, and (y) the Company has complied with paragraphs (b), (c), (d) and (e) of this Section 6.5. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.5.

     (b) The restrictions set forth in Section 6.5(a) shall not prevent the Company Board (or any officer, director or employee of, or any investment banker, attorney, accountant or other advisor, representative or agent, of the Company) in the exercise of and as required by its fiduciary duties under applicable law as determined by the Company Board in good faith (after consultation with the Company's outside legal counsel) (i) from engaging in discussions or negotiations with (but not directly or indirectly soliciting or initiating such discussions or negotiations or directly or indirectly encouraging inquiries or the making of any Alternative Proposal), and furnishing information concerning the Company and its business and assets to, a Person who makes a written, unsolicited, bona fide Alternative Proposal (except that for purposes of this Section 6.5(b), to constitute an Alternative Proposal such proposal, (w) if relating to the issuance by the Company or any of its Subsidiaries of any equity interest in or any voting securities of the Company or such Subsidiary must contemplate the issuance of more than 50% rather than 10% or more, of the total of such equity interests or voting securities, (x) if relating to the acquisition in any manner of any of the assets of the Company or its Subsidiaries, must contemplate the acquisition of more than 50%, rather than 10% or more, of the total of such assets, (y) if relating to the acquisition by any Person in any manner of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of the Company, must contemplate the acquisition of more than 50%, rather than 10% or more, of the then outstanding shares of capital stock of the Company and (z) may not be an Alternative Proposal with respect to an Intellectual Property Transaction) that, (A) the economic terms of the Alternative Proposal are superior from a financial point of view to the economic terms of the Merger, as determined in good faith by a majority of the Company Board after consultation with, and the receipt of a written opinion from, the Company's financial advisors, which shall be of national reputation (and, for the purposes of this Section 6.5(b), shall include Greenbridge Partners LLC), (B) will constitute a transaction for which financing, to the extent required, is then committed or which, in the good faith judgment of a majority of the Company Board, is reasonably capable of being obtained and (C) if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the transaction and the Person making the proposal, as determined in the good faith judgment of a majority of the Company Board (after consultation with its outside legal counsel)(any such Alternative Proposal satisfying clauses (A), (B) and (C) above is herein referred to as a "Superior Proposal") or (ii) if the Company receives an unsolicited Alternative Proposal that the Company Board believes in good faith may constitute a Superior Proposal, from making such inquiries as would be necessary to allow the Company Board to inform itself of such Alternative Proposal and to determine whether or not it constitutes a Superior Proposal; provided, that in the case of clause (i), that in advance of the taking of any such actions by the Company, the Parent Parties shall have been notified in writing of such Superior Proposal and given a copy of such Superior Proposal.

     (c) The Company shall provide the Parent Parties (for at least three business days following the receipt of such notice) an opportunity to propose an amendment to this Agreement to provide for terms and conditions no less favorable than the Superior Proposal in which event the Company shall cause its respective financial and legal advisors to negotiate in good faith with the Parent Parties for a reasonable period of time (which shall not exceed two business days if the proposal by the Parent Parties is solely to increase the cash amount of the Merger Consideration) after the Company Board determines that the terms and conditions proposed by the Parent Parties are no less favorable than the Superior Proposal, to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated hereby. The provisions of this paragraph shall apply to successive Superior Proposals (provided that each such Superior Proposal shall meet the then applicable requirements thereof, based upon the terms of this Agreement in effect on the date hereof or as such terms shall be modified, amended or superseded).

     (d) The Company shall promptly advise the Parent Parties orally and in writing of any request for information or of any Alternative Proposal, or any inquiry, offer or proposal with respect to or which could lead to any Alternative Proposal (whether made directly to the Company or one of its advisers), the material terms and conditions of such request, Alternative Proposal or inquiry, offer or proposal, and the identity of the Person making any such request, Alternative Proposal or inquiry, offer or proposal. The Company shall keep the Parent Parties fully informed of the status and details of any such request, Alternative Proposal or inquiry, offer or proposal.

     (e) Notwithstanding Section 6.5(b), the Company shall not provide any non-public information to a third party unless the Company provides such non-public information pursuant to a non-disclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms set forth in Section 6.2.

     (f) The Company shall immediately cease and cause to be terminated any existing discussion or negotiations with any Persons (other than the Parent Parties) conducted prior to the date of this Agreement with respect to any of the foregoing and will exercise its rights under any confidentiality agreements with any such Persons to require the return or destruction of confidential information provided by the Company or its representatives to any such Persons.

     (g) For the avoidance of doubt, the Parent Parties agree that the delivery of any written opinion by the Company's financial advisor pursuant to Section 6.5(b) shall in no way give rise to any claim by the Parent Parties or any of their Affiliates against the Company's financial advisor, and each of the Parent Parties expressly waives and releases any such claim.

     6.6 Expenses. Except as otherwise provided in this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such cost or expense, except that the Commission filing fee for the Proxy Statement and the fee for filing under the Hart-Scott Act will be borne one-half by the Parent Parties and one-half by the Company.

     6.7 Actions by Merger Sub. In its capacity as the sole stockholder of Merger Sub, WII will cause Merger Sub to approve and adopt the Merger Proposal and to take all corporate action necessary on its part to consummate the Merger and the transactions contemplated hereby

     6.8 Defense of Litigation. Each of the parties agrees to vigorously defend against all actions, suits or proceedings in which such party is named as a defendant which seek to enjoin, restrain or prohibit the transactions contemplated hereby or seek damages with respect to such transactions. The Company will not settle any such action, suit or proceeding or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against the Company therein without the consent of the Parent Parties. Each of the parties further agrees to use its reasonable efforts to cause each of its Affiliates, directors and officers to vigorously defend any action, suit or proceeding in which such Affiliate, director or officer is named as a defendant and which seeks any such relief to comply with this Section to the same extent as if such Person were a party hereto.

     6.9  Indemnification of Directors and Officers.

     (a) From and after the Effective Time, the Surviving Entity will indemnify, defend and hold harmless the present and former officers and directors of the Company (when acting in such capacity) (each, an "Indemnified Party" and together, the "Indemnified Parties") (and will also, subject to Section 6.9(b), advance expenses as incurred to the fullest extent permitted under the DGCL, provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), against all losses, costs, expenses, claims, damages, judgments or liabilities incurred in connection with, any claim, action, suit, proceeding or investigation based in whole or in part on the fact that the Indemnified Party is or was an officer or director of the Company pertaining to any matter existing or occurring before or at the Effective Time and whether asserted or claimed before, at or after, the Effective Time (the "Indemnified Liabilities") to the fullest extent permitted under the DGCL; provided, however, that such indemnification will be provided only to the extent any directors' and officers' liability insurance policy of the Company or its Subsidiaries does not provide coverage and actual payment thereunder with respect to the matters that would otherwise be subject to indemnification hereunder (it being understood that the Surviving Entity shall, subject to Section 6.9(b), advance expenses on a current basis as provided in this paragraph (a) notwithstanding such insurance coverage to the extent that payments thereunder have not yet been made, in which case the Surviving Entity shall be entitled to repayment of such advances from the proceeds of such insurance coverage). Parent and Merger Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "Claim"), existing in favor of the Indemnified Parties as provided in the Company Charter or Company Bylaws or pursuant to other agreements, or certificates of incorporation or bylaws or similar documents of any Subsidiaries of the Company, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, will survive the Merger and will continue in full force and effect for a period of not less than six years after the Effective Time. The Surviving Entity shall maintain in effect for not less than six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company with respect to matters occurring prior to or at the Effective Time; provided, however, that (i) the Surviving Entity shall not be required to pay an annual premium for such insurance in excess of two times the last annual premium paid prior to the date hereof, and (ii) that if such insurance expires, is terminated or canceled during such six-year period, the Surviving Entity will use its reasonable efforts to obtain as much directors' and officers' liability coverage as can be obtained for such amount.

     (b) If any Claim relating hereto or to the transactions contemplated by this Agreement is commenced before the Effective Time, the Company and the Surviving Entity agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto. Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.9, upon learning of any such claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time), will promptly notify the Surviving Entity thereof, whereupon the Surviving Entity will have the right, from and after the Effective Time, to assume from such Indemnified Party and control the defense thereof on behalf of such Indemnified Party, and upon such assumption, the Surviving Entity will not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof. Notwithstanding the foregoing, if counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Surviving Entity and the Indemnified Parties, the Indemnified Parties may retain separate counsel and the Surviving Entity will pay or cause to be paid all reasonable fees and expenses of such counsel; provided, however, that the Surviving Entity will not be obligated pursuant to this Section 6.9(b) to pay for more than one firm or counsel to represent all Indemnified Parties in any jurisdiction and (ii) the Indemnified Parties will cooperate in the defense of such matter. The Surviving Entity will not be liable for any settlement effected without its prior written consent (which consent will not be unreasonably withheld or delayed). Notwithstanding anything to the contrary contained in this

Section 6.9, the Surviving Entity shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in a manner contemplated hereby is prohibited by applicable law.

     (c) This Section 6.9 is intended to benefit the Indemnified Parties and will be enforceable by each Indemnified Party, his or her heirs and representatives and will be binding on all successors and assigns of the Parent Parties, Merger Sub and the Surviving Entity.

     6.10 License Agreement. In the event that (i) the Company is required to pay the Termination Fee pursuant to the terms of Section 8.5(b), or (ii) this Agreement is terminated by the Parent Parties pursuant to Section 8.4(b) because of a breach of a representation or warranty made by the Company or the failure of the Company to perform any covenant or agreement contained herein, which breach or failure to perform results from or arises out of the gross negligence of the Company, then, effective upon the date such Termination Fee shall become payable or such termination shall become effective, as applicable, the rights and licenses set forth on Section 6.10 of the Company Disclosure Letter shall vest in the Parent Parties in accordance with the terms and provisions included thereon.

     6.11 Liberty Undertaking. Liberty covenants and agrees to use its best efforts to cause the Parent Parties to perform their obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms and subject to the conditions hereof. In respect of this Section
6.11 only, Liberty makes the representation set forth in Section 5.2 as to itself.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     7.1 Conditions Precedent to the Obligations of the Parent Parties, Merger Sub and the Company. The respective obligations of the Parent Parties, Merger Sub and the Company to consummate the Merger are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which, to the extent permitted by applicable law, may be waived by either Parent Party, for each Parent Party and Merger Sub (but not for the Company), or by the Company for itself (but not for the Parent Parties or Merger Sub):

          (a) Approval of Stockholders. This Agreement will have been approved and adopted by such vote of the stockholders of the Company in accordance with applicable law, the Company Charter and the Company Bylaws.

          (b) Hart-Scott Act. Any applicable waiting period (and any extension thereof) under the Hart-Scott Act will have expired or been terminated.

          (c) Absence of Injunctions. No permanent or preliminary Injunction or restraining order by any court or other Governmental Entity of competent jurisdiction, or other legal restraint or prohibition, shall be in effect preventing consummation of the transactions contemplated hereby as provided herein, or permitting such consummation subject to any condition or restriction that has had or would have a material adverse effect on the transactions contemplated hereby or a Material Adverse Effect on Liberty and its Subsidiaries taken as a whole, Parent and its Subsidiaries (including WII) taken as a whole, or the Surviving Entity and its Subsidiaries taken as a whole.

     7.2 Conditions Precedent to the Obligations of the Parent Parties and Merger Sub. The obligations of the Parent Parties and Merger Sub to consummate the Merger are also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by either Parent Party:

          (a) Accuracy of Representations and Warranties. All representations and warranties of the Company contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this

     Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date.

          (b) Performance of Agreements. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c) Officers' Certificate.  The Company shall have delivered to Parent
     (i) a certificate, dated the Closing Date, signed on behalf of the Company by an executive officer of the Company certifying as to the fulfillment of the conditions specified in Sections 7.2(a) and 7.2(b) and (ii) a certificate of the Secretary of the Company certifying, among other things,
     (A) the incumbency of all officers of the Company having authority to execute and deliver this Agreement and the agreements and documents contemplated hereby and (B) the resolutions of the Company Board referred to in Section 4.15 and any subsequent resolutions of the Company Board with respect to the Merger.

          (d) No Adverse Enactments. There shall not have been any statute, rule, regulation, order, judgment or decree proposed, enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity, which (i) makes this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal or imposes material damages or penalties in connection therewith, (ii) requires Liberty, Parent, WII, the Surviving Entity or any of their respective Subsidiaries to divest or hold separate any material portion of the assets or business of Liberty, Parent, WII, the Surviving Entity or any of their respective Subsidiaries, if the Merger is consummated, (iii) imposes material limitations on the ability of Liberty, Parent or WII to effectively exercise full rights of ownership of shares of capital stock of the Surviving Entity (including the right to vote such shares on all matters properly presented to the stockholders of the Surviving Entity) or makes the holding by any of such parties of any such shares illegal or subject to any materially burdensome requirement or condition, (iv) requires Liberty, Parent, WII or the Company or any of their respective Subsidiaries or Affiliates to cease or refrain from engaging in any material business, including any material business conducted by the Company or any of its Subsidiaries, if the Merger is consummated, or (v) otherwise prohibits or unreasonably delays consummation of the Merger or any of the other transactions contemplated by this Agreement or increases in any material respect the liabilities or obligations of Liberty, Parent or WII arising out of this Agreement, the Merger or any of the other transactions contemplated by this Agreement.

          (e) Contract Consents and Notices. All Contract Consents and Contract Notices which are referred to in Section 4.5 or otherwise required in connection with the consummation of the transactions contemplated hereby and which, if not obtained or given, would have, individually or in the aggregate, a material adverse effect on the transactions contemplated hereby or a Material Adverse Effect on Parent and its Subsidiaries taken as a whole or the Surviving Entity and its Subsidiaries taken as a whole, shall have been obtained and given.

          (f) No Material Adverse Change. Since the date hereof, nothing shall have occurred, and the Parent Parties shall not have become aware of any circumstance, change or event having occurred prior to such date, which individually or in the aggregate, has had or could reasonably be expected to have (i) a material adverse effect on the transactions contemplated hereby or Liberty's or the Parent Parties' liabilities or obligations with respect to such transactions, or (ii) a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or the Surviving Entity and its Subsidiaries, taken as a whole, other than, in each case, any circumstance, change or effect resulting from or relating to (i) changes in general economic conditions, (ii) changes generally affecting the industries in which the Company, Liberty or the Parent Parties operate so long as such changes do not affect such Person in disproportionate manner, or (iii) the resignation or termination of any employees of the Company.

          (g) Receipt of Licenses, Permits and Consents. Other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and filings due after the Effective Time, all Government Consents as are required in connection with the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect, all Governmental

     Filings as are required in connection with the consummation of such transactions shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any Governmental Entity shall have expired, other than those which, if not obtained, in force or effect, made or expired (as the case may be) would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, Liberty and its Subsidiaries taken as a whole, Parent and its Subsidiaries (including WII) taken as a whole or the Surviving Entity and its Subsidiaries taken as a whole.

          (h) Certain Specified Contracts. Each of the Specified Contracts referenced in item 1 of Section 6.4(d)(ii) of the Company Disclosure Letter shall be in full force and effect immediately prior to the Effective Time and no party shall have taken any action (including the delivery of notice) to terminate, cancel or accelerate any such Specified Contract, which action (or notice) has not been withdrawn, rescinded or otherwise been legally determined to be ineffective.

     7.3 Conditions Precedent to the Obligations of the Company. The obligation of the Company to consummate the Merger is also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by the Company:

          (a) Accuracy of Representations and Warranties. All representations and warranties of the Parent Parties contained herein shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak of a specified earlier date) on and as of the Closing Date, as though made on and as of the Closing Date.

          (b) Performance of Agreements. Each of the Parent Parties and Merger Sub shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by them prior to or on the Closing Date.

          (c) Officers' Certificates. The Parent Parties shall have delivered to the Company a certificate dated the Closing Date, signed by an officer of the Parent Parties certifying as to the fulfillment of the conditions specified in Sections 7.3(a) and 7.3(b).

                                  ARTICLE VIII

                                  TERMINATION

     8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in
Section 7.1(a), by mutual written consent of the Company and the Parent Parties if the Boards of Directors of each so determines by the affirmative vote of a majority of the members of its entire Board of Directors.

     8.2 Termination by Either the Parent Parties or the Company. This Agreement may be terminated (upon notice from the terminating parties to the other parties) and the Merger may be abandoned at any time prior to the Effective Time by either Parent or the Company if (i) the Merger shall not have been consummated by September 30, 2002, whether such date is before or after the date of approval by the stockholders of the Company (the "Termination Date"), provided, that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement proximately contributed to the failure of the Merger to be consummated by the Termination Date, and provided, further, that in the event that the failure of the Merger to occur on or before September 30, 2002 is the result of the failure of the conditions set forth in Sections 7.1(a), 7.1(b) or 7.2(g) to be satisfied or waived prior to September 30, 2002, either the Parent Parties or the Company may extend such date to October 31, 2002 (so long as the party extending such date believes in good faith that such conditions are capable of being satisfied by such date), (ii) the approval of the stockholders of the Company referred to in Section 7.1(a) shall not have been obtained at the Special Meeting or at any duly held adjournment or postponement thereof, provided, that the right to terminate pursuant to this clause (ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement proximately contributed to the failure to obtain the approval of the stockholders of the Company, or (iii) any order, decree or ruling permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the stockholders of the Company).

     8.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in Section 7.1(a), by action of the Company Board:

          (a) if (i) the Company is not in breach of Section 6.5 or in material breach of any of the other terms of this Agreement, (ii) the Company Board authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies the Parent Parties in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iii) the Parent Parties do not make, (A) within three business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Company Board determines, in good faith after consultation with its financial advisors, is no less favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal, or (B) if such offer is made, such adjustments to the terms and conditions of this Agreement within the applicable time period provided in Section 6.5(c) as would enable the Company to proceed with the transactions contemplated hereby, and (iv) the Company pays to Parent in immediately available funds the Termination Fee. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least the fourth business day after it has provided the notice to the Parent Parties required thereby or, if the Parent Parties make the offer referred to in clause (iii) (A) above, until after the expiration of the applicable time period provided in Section 6.5(c), and (y) to notify the Parent Parties promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification; or

          (b) if the Parent Parties or Merger Sub breach or fail in any material respect to perform or comply with any of their covenants and agreements contained herein or breach any of their representations and warranties, in each case that is not curable, such that the conditions set forth in Sections 7.3(a) or 7.3(b) cannot be satisfied.

     8.4 Termination by the Parent Parties. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by the stockholders of the Company referred to in
Section 7.1(a), by the Parent Parties if (a) the Company Board shall have withdrawn or modified in a manner adverse to the Parent Parties its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement within three business days after a written request by the Parent Parties to do so, (b) the Company breaches or fails in any material respect to perform or comply with any of its covenants or agreements contained herein, or breaches any of its representations and warranties, in each case that is not curable, such that the conditions set forth in 7.2(a) or 7.2(b) cannot be satisfied, or (c) the Company fails to comply in all material respects with its covenants in Section 6.5.

     8.5  Effect of Termination and Abandonment.

     (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in Section 6.6, Section 6.10, this Section 8.5 and Article IX each of which shall survive the termination of this Agreement) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, (i) no such termination shall relieve any party hereto of any liability or damages resulting from any willful or intentional breach of this Agreement, and (ii) notwithstanding the terms of Section 6.6, in the event this Agreement is terminated by the Parent Parties pursuant to Sections 8.4(b) or (c) (except in the case of a breach where the Company is required to pay a Termination Fee as provided in Section 8.5(b)(y)(iii) below or in the case of a breach of a representation or warranty as a result of events or developments after the date hereof outside of the Company's control) or by the Company pursuant to Section 8.3(b) (except in the case of a breach of a representation or warranty as a result of events or developments after the date hereof outside of the Parent Parties' or Merger Sub's control), the non-terminating party shall reimburse the terminating party for all of its costs and expenses (including legal, consulting and accounting fees and disbursements and the costs and expenses incurred in connection with printing and mailing the Proxy Statement (and any amendment or supplement thereto) and the costs of filing under the Hart-Scott Act) incurred by the terminating party in connection with this Agreement. The non-terminating party shall promptly, but in no event later than two days after the date it receives notice from the terminating party setting forth the amount of such costs and expenses, pay such amount by wire transfer of same day funds to an account designated by the terminating party.

     (b) In the event that (x) an Alternative Proposal shall have been made to the Company or its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Alternative Proposal with respect to the Company and thereafter this Agreement is terminated by the Parent Parties or the Company pursuant to Section 8.2(i) or (y) this Agreement is terminated (i) by the Company pursuant to Section 8.3(a), (ii) by the Parent Parties pursuant to Section 8.2(ii) or 8.4(a), or (iii) by the Parent Parties pursuant to Section 8.4(b) as a result of the Company having (A) failed to perform its obligations pursuant to Sections 3.1 or 3.2 or (B) willfully breached this Agreement, then the Company shall promptly, but in no event later than two days after the date of such termination, pay Parent a termination fee of $3,500,000 in cash (the "Termination Fee") by wire transfer of same day funds to an account designated by Parent; provided, however, that no Termination Fee shall be payable to Parent under clause (x) of this paragraph (b) or in the event this Agreement is terminated by the Parent Parties pursuant to Section 8.2(ii) unless at any time within 18 months following such termination of this Agreement, a transaction that if proposed prior to termination would have constituted an Alternative Proposal is consummated, or the Company enters into a definitive agreement with another Person (other than the Parent Parties) for such a transaction, in which case such Termination Fee shall be payable within two days of the consummation or entering into of such transaction, as the case may be. For purposes of the proviso clause of the immediately preceding sentence only, (I) the issuance by the Company or any Subsidiary of any equity interest in or voting securities of the Company or such Subsidiary in a capital raising transaction which, after giving effect to such transaction, does not result in any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) becoming the beneficial owner of 30% or more (or, in the case of a bank, brokerage firm, venture capital or private equity firm or similar financial institution or investor that is not affiliated with any business engaged in the broadband communications or interactive television business, 35% or more) of the outstanding equity interests or voting securities of the Company or such Subsidiary, or (II) the grant in the ordinary course of business to any Person of a non-exclusive license or non-exclusive cross-license of any Intellectual Property of the Company that does not include, as a term thereof, a covenant not-to-sue, covenant not-to-assert, release of future claims or similar release, shall not constitute an Alternative Proposal. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Parent Parties and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, the Parent Parties or Merger Sub commences a suit which results in a judgment against the Company for the Termination Fee set forth in this paragraph
(b), the Company shall pay to Parent, in addition to the Termination Fee, the reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of the Termination Fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1 No Waiver or Survival of Representations, Warranties, Covenants and Agreements. The respective representations and warranties of the Parent Parties, Merger Sub and the Company contained herein or in any certificate or other instrument delivered pursuant hereto prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. All representations and warranties made by each of the parties herein shall expire at the Effective Time and shall thereafter be of no further force or effect. The respective covenants and agreements of the parties contained herein which are to be performed after the Closing shall survive the Effective Time and shall only terminate in accordance their respective terms.

     9.2 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally (by courier service or otherwise) or mailed, certified or registered mail with postage prepaid, or sent by confirmed telecopier, as follows:

        (a) If to Liberty, the Parent Parties or Merger Sub:

              Liberty Broadband Interactive Television, Inc.
              2431 East 61st Street, Suite 800
              Tulsa, Oklahoma 74135
              Attention: Peter C. Boylan III
              Facsimile: (918) 743-2301

              with a copy to:

              Liberty Media Corporation
              12300 Liberty Boulevard
              Englewood, Colorado 80112
              Attention: Elizabeth M. Markowski
              Facsimile: (720) 875-5858

              and an additional copy to:

              Baker Botts L.L.P.
              30 Rockefeller Plaza
              New York, New York 10112
              Attention: Lee D. Charles, Esq.
              Facsimile: (212) 408-2501

        (b) If to the Company:

              Wink Communications, Inc.
              1001 Marina Village Parkway
              Alameda, California 94501
              Attention: Mary Agnes Wilderotter
              Facsimile: (510) 337-2992

              with a copy to:

              Paul, Weiss, Rifkind, Wharton & Garrison
              1285 Avenue of the Americas
              New York, New York 10019
              Attention: David K. Lakhdhir, Esq.
              Facsimile: (212) 757-3990

or to such other Person or address as any party shall specify by notice in writing to the other party. Any such notice shall be deemed to have been given
(i) upon actual delivery, if delivered by hand, (ii) on the third (3rd) business day following deposit of such notice, properly addressed with postage prepaid, with the United States Postal Service if mailed by registered or certified mail, return receipt requested, or (iii) upon sending such notice, if sent via facsimile, with confirmation of receipt, except that any notice of change of address shall be effective only upon actual receipt thereof.

     9.3 Entire Agreement. This Agreement (including the Schedules, Annexes, Exhibits and other documents referred to herein) constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.

     9.4 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except for the provisions of Section
6.9 (which may be enforced by the Indemnified Parties), nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.5 Amendment. This Agreement may be amended by action of all the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval and adoption of this Agreement and the Merger by the stockholders of the Company, but, after any such approval by the stockholders of the Company, no amendment shall be made which by law requires further approval by such stockholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     9.6 Extension; Waiver. At any time prior to the Effective Time, the parties, by action taken or authorized by each such party's Board of Directors, may, to the extent legally allowed, (i) extend the time specified herein for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance by the other party with any of the agreements or covenants of such other party contained herein or (iv) waive any condition to such waiving party's obligation to consummate the transactions contemplated hereby or to any of such waiving party's other obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by such party. Any such extension or waiver by any party shall be binding on such party but not on the other party entitled to the benefits of the provision of this Agreement affected unless such other party also has agreed to such extension or waiver. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. The failure of any party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies. Whenever this Agreement requires or permits consent or approval by any party, such consent or approval shall be effective if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.6.

     9.7 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

     9.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     9.9  Governing Law and Venue; Waiver of Jury Trial.

     (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to jurisdiction over the person of such parties and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.2 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9

     9.10 Joint Participation in Drafting this Agreement. The parties acknowledge and confirm that each of their respective attorneys have participated jointly in the drafting, review and revision of this Agreement and that it has not been written solely by counsel for one party and that each party has had the benefit of its independent legal counsel's advice with respect to the terms and provisions hereof and its rights and obligations hereunder. Each party hereto, therefore, stipulates and agrees that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against another and that no party shall have the benefit of any legal presumption or the detriment of any burden of proof by reason of any ambiguity or uncertain meaning contained in this Agreement.

     9.11 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provisions of this Agreement, or the application thereof to any Person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     9.12 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Federal courts of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

                                          LIBERTY BROADBAND INTERACTIVE
                                          TELEVISION, INC.

                                          By:    /s/ PETER C. BOYLAN III
                                            ------------------------------------
                                            Name: Peter C. Boylan III
                                            Title:   Authorized Signatory

                                          WINK INTERACTIVE, INC.

                                          By:    /s/ PETER C. BOYLAN III
                                            ------------------------------------
                                            Name: Peter C. Boylan III
                                            Title:   President and Chief
                                              Executive Officer

                                          WALNUT MERGER CORP.

                                          By:    /s/ PETER C. BOYLAN III
                                            ------------------------------------
                                            Name: Peter C. Boylan III
                                            Title:   President and Chief
                                              Executive Officer

                                          WINK COMMUNICATIONS, INC.

                                          By:  /s/ MARY AGNES WILDEROTTER
                                            ------------------------------------
                                            Name: Mary Agnes Wilderotter
                                            Title:   President and Chief
                                              Executive Officer

                                          As to Section 6.11 Only:

                                          LIBERTY MEDIA CORPORATION

                                          By:  /s/ ELIZABETH M. MARKOWSKI
                                            ------------------------------------
                                            Name: Elizabeth M. Markowski
                                            Title:   Senior Vice President

                                  SCHEDULE 5.3

                                CERTAIN FILINGS

     The Parent Parties may be required to make a Governmental Filing with, and to obtain a Governmental Consent from, the appropriate Governmental Entities in Austria, Ireland and Germany with respect to the transactions contemplated by the Agreement.

                                  SCHEDULE 6.4

                                CERTAIN ACTIONS

     Notwithstanding anything to the contrary contained in Section 6.4, the Parent Parties shall have the right in their sole and absolute discretion, to withhold or delay their consent to and approval of the taking of the actions set forth in the following Sections of the Agreement prior to the Effective Time:

          1. Section 6.4(d)(ii), unless, in the case of any Specified Contract that is a Specified Contract only because it requires the Company to indemnify any Person, the amount of such indemnity is limited so as not to exceed amounts paid to the Company by such Person under such Contract, provided the terms of such Contract permit the Company to modify the product or service to avoid infringement and to terminate such Contract if infringement cannot be avoided;

          2. Section 6.4(d)(iv);

          3. Section 6.4(d)(xii);

          4. Section 6.4(d)(xv), unless, in the case of any Specified Contract that is a Specified Contract only because it requires the Company to indemnify any Person, the amount of such indemnity is limited so as not to exceed amounts paid to the Company by such Person under such Contract, provided the terms of such Contract permit the Company to modify the product or service to avoid infringement and to terminate such Contract if infringement cannot be avoided;

          5. Section 6.4(h)(ii)(A), other than Contracts with cable system operators and direct broadcast satellite programming providers entered into in the ordinary course of business which include the grant of a covenant not-to-sue or covenant not-to assert with respect to Intellectual Property relating to a particular licensed product that is the subject of such Contract;

          6. Section 6.4(h)(ii)(B)(1), other than Contracts with advertisers and television content providers entered into in the ordinary course of business which include the grant of exclusive rights that do not extend beyond a term of 12 months (including any extension) from the date of such Contract;

          7. Section 6.4(h)(ii)(C); and

          8. Section 6.4(h)(ii)(H), unless the amount of such indemnity is limited so as not to exceed amounts paid to the Company by such Person under such Contract, provided the terms of such Contract permit the Company to modify the product or service to avoid infringement and to terminate such Contract if infringement cannot be avoided.

                                 SCHEDULE 6.10

                                    LICENSE

     (a) License Grant. In the event that the Agreement is terminated pursuant to Section 6.10 of the Agreement, then effective upon the date of such termination (such date being hereinafter referred to as the "Grant Date"), the Company grants to the Parent Parties and their direct and indirect wholly-owned subsidiaries (collectively, the "Licensees") the right to a non-exclusive, worldwide license, including the right to sublicense, to the software, products, services and Intellectual Property of the Company, but only to the extent that such software, products and/or services and/or Intellectual Property are made commercially available by the Company to other parties (the "Licensed Properties").

     Upon the request of the Licensees, the Licensees and the Company shall use commercially reasonable efforts to negotiate customary and commercially reasonable terms and conditions for one or more license agreements granting the rights as described above which shall include the right to make, have made, use, sell and offer for sale one or more or all of the Licensed Properties in defined territories, fields of use and particular licenses and for the License periods requested by Licensees, in each case said terms and conditions being commercially reasonable terms and conditions given the intention of the Company to grant Licensee the right to distribute and/or sublicense the Licensed Properties to other parties (the "License"). Such terms and conditions shall also include covenant not to assert, release, most-favored-nations provisions, technology escrow provisions, indemnification provisions and arbitration provisions substantially set forth respectively in Sections (b), (c), (d), (e),
(f) and (g)(vi) of this Schedule below (the "Required Terms").

     (b) Covenant not to assert. As of the Grant Date and until expiration of the License, the Company irrevocably covenants and agrees as to itself and its direct and indirect subsidiaries (collectively, the "Company Entities"), that neither the Company nor any Company Entity shall assert against any Licensee, Sublicensee, or customer any claim of patent, copyright, trademark, trade secret or other Intellectual Property infringement (whether direct or indirect) based upon making, having made, selling, offering for sale, using, or importing or exporting, the Licensed Properties and/or any other products or services offered by Licensee or such products or services of Licensees offered by its Sublicensees or customers. Notwithstanding the foregoing, (a) the foregoing covenant as to the Sublicensees and customers shall only provide protection to such Sublicensees and customers to the extent that their activities are subject to and authorized by the License and (b) the Company shall be permitted (i) to assert claims against any Licensee in the event that such Licensee is in material breach of the terms and conditions of the License and has not cured such breach after a thirty day period of time following timely delivery of written notice of such breach by the Company to such Licensee, provided that Company shall not assert such claims against Licensee or its Subsidiaries or customers in a discriminatory fashion, and (ii) to assert any counterclaims in the event that any Licensee asserts an Intellectual Property claim against any of the Company Entities (collectively (a) and (b) shall be referred to as the "Exceptions"). For avoidance of doubt, this covenant shall extend only to the Intellectual Property, products and/or services of the Company Entities and shall not extend to entities not controlled by the Company.

     (c) Release. As of the Grant Date, the Company Entities grant an irrevocable release to and for the Licensees (and its Sublicensees and customers to the extent that their activities are subject to and authorized by the License), permanently and irrevocably releasing the Licensees (and its Sublicensees and customers to the extent that their activities are subject to and authorized by the License) from any and all claims and liabilities that arose, that may have arisen, that may arise, or that could have been asserted, whether accrued or unaccrued, as a result of any past or current or future direct or indirect violation, misappropriation or infringement of any patent, copyright, trademark, trade secret, or other Intellectual Property rights owned, purported to be owned, or assertable or enforceable, now or in the future, by the Company Entities. With regard to future violations, misappropriations and infringements, this release shall be subject to the Exceptions set forth in Section (b) above, and shall apply only to conduct taking place during the term of the covenant provided in Section (b). With regard to the Sublicensees and customers of Licensees' products or services, such release shall only relate to periods of time during which such parties are Sublicensees and/or customers of Licensees.

     (d) Most Favored Nations Provision ("MFN"). The terms and conditions for any particular License granted in Section (a) above shall include an MFN provision that provides that the License shall, at the Licensee(s)' option, be on Economic Terms (defined below) that are at least as favorable to the Licensee(s) as those Economic Terms granted to the Company's other licensees or customers after the execution date of the Agreement.

     (i) Conditions for Economic Terms. The Company agrees that if the Company enters into an agreement (including any written renewal, extension, or modification of an existing agreement) after the execution date of the Agreement that provides one or more Economic Terms that is more favorable to the other licensee or party as compared to such term(s) as applied to Licensees, then the Company shall offer Licensees all Economic Terms provided to the third party. For these purposes, "Economic Terms" shall include, license fees, royalties, payments, subscriber fees, revenue sharing percentages, provision of advertising inventory and/or opportunities, such as local avails, and any other benefit having an economic benefit.

     (ii) Notice of Economic Terms. Company shall promptly notify in writing Licensees of such Economic Terms and offer Licensees the option to enter into a written amendment of the License containing the Economic Terms and all of the terms and conditions in such other agreement which are directly related to such Economic Terms, except as set forth below, that have been given or received in consideration of such Economic Terms ( "Additional Terms"). If such Economic Terms or Additional Terms include Economic Terms that vary based on subscriber volume which include volumes that are beyond volumes which may be achieved by Licensees, such subscriber volume-based Economic Terms shall not be disproportionate to the volume-based Economic Terms which Licensees can reasonably achieve at that time. Further, the Economic Terms or Additional Terms may not include (i) any terms or conditions that require Licensee to surrender, forfeit, diminish, reduce or which negatively impact the benefit of any one or more of the Required Terms or Licensee(s)' rights thereto in order to receive the benefit of one or more of the Economic Terms; or (ii) any terms or conditions that have been uniquely tailored to or for the benefit of other parties with the result that such terms cannot be met by Licensees. Such Economic Terms shall be available to Licensees for the shorter of (i) the period in which the Economic Terms are available to others under such agreement, and
(ii) the remainder of the License period. If such Economic Terms are for a shorter term than Licensee(s)' License period, Licensee(s)' terms and conditions shall revert to the terms and conditions set forth in the particular License upon the expiration of such shorter term.

     (iii) Election by Licensees. Licensees shall have ninety (90) days from Licensee(s)' receipt of such notice to accept all of the more favorable Economic Terms ("More Favorable Terms") and such Additional Terms. Following such acceptance, the parties shall utilize commercially reasonable good faith efforts to negotiate and to enter into an agreement reflecting its acceptance of such Terms. Licensees shall then use commercially reasonable efforts to meet and satisfy all mandatory Additional Terms but shall be given a reasonable time period to comply therewith.

     (e) Technology Escrow Agreement. The terms and conditions for any particular License granted in section (a) above shall require the Company to deposit all the software, including all source code, technical specifications and related documentation, needed to support the Licensed Properties (collectively, the "Deposit"), into an escrow account with a reputable software escrow agent approved by Licensees, under the terms of the standard form escrow agreement of the escrow agent which shall run concurrently with the License. Such escrow agreement shall provide Licensees with access to the Deposit upon the occurrence of a material and uncured default or breach by the Company under the License so long as the Licensees are not themselves also in material default under the License. During the period of the License, the Company shall further be obligated to deposit any enhancements, updates, amendments, modifications, or other changes to the most recent version of the Deposit (individually or collectively, "Modifications") into escrow within thirty (30) days from when such Modifications become available in general commercial release form.

     (f) Indemnification. The terms and conditions for any particular License granted in Section (a) above shall require an indemnification provision subject to customary and commercially reasonable terms, conditions, exceptions and limitations to the extent not contrary to the following, providing that the Company will defend at its sole expense, indemnify, and hold harmless (without limitation as to amount) any and all

Licensees or any of their Sublicensees (collectively "Indemnitees") in connection with any claim or assertion made against such Indemnitee(s) that the activities of such Indemnitee(s) infringes, violates, or misappropriates any of the Intellectual Property rights of a third party; provided that such activities were or are due to such Indemnitee's adherence to a Company specification or comprised or comprises the provision or use of one or more of the particular Licensed Properties in accordance with the applicable License; and provided further, that the Company shall not be required to indemnify any Indemnitee for claims (i) arising from any modifications made or authorized by an Indemnitee and not supported by the Company specifications, (ii) arising from any combination by an Indemnitee of the Licensed Properties with other products, processes or materials where the claim relates to such combination and such combination was (x) not included in and/or supported by the Company specifications, (y) not expressly authorized and/or permitted by the Company and/or (z) not affirmatively supported by the Company in any commercial deployment wherein the Company indemnified a third party for such combination, or (iii) to the extent an Indemnitee continues the activity after being notified thereof or after being provided with modifications that could have avoided or mitigated damages related to the claim, in both cases after having the opportunity to cease the offending activity.

     (g) Arbitration.

     (i) If, after using commercially reasonable efforts, a Licensee and the Company cannot reach a mutually satisfactory agreement on the initial Economic Terms for any particular License (the "Initial Economic Terms"), then either party may elect to commence fast-track arbitration to determine the Initial Economic Terms with respect to such particular License in accordance with this Section (g). For avoidance of doubt, this process shall be limited only to resolution of a dispute between the parties regarding the payment terms of a particular License and shall in no event involve the MFN, technology escrow, indemnification and arbitration provisions of Sections (d), (e), (f) and
(g)(vi), all of which are required to be included as terms and conditions in any and all particular Licenses entered pursuant to or under Section (a) above. Nor shall this process involve any other non-Economic Terms, including but not limited to the scope of defined territories or fields of use, or the selection of the particular Intellectual Property and/or one or more Licensed Products. This process shall also at a minimum require that each party submit its proposed payment terms for the particular License to an arbitrator (selected in accordance with the provisions below) and the arbitrator shall select either the payment terms proposed by the Licensees or those proposed by the Company.

     (ii) Such arbitration shall be conducted by the American Arbitration Association ("AAA") and shall be initiated and conducted in accordance with the Commercial Arbitration Rules ("Commercial Rules") of the AAA, as such rules shall be in effect on the date of delivery of a demand for arbitration ("Demand"), except to the extent that such rules are inconsistent with the provisions (including timing provisions) set forth herein.

     (iii) Such arbitration shall be conducted pursuant to an arbitration procedure under which the parties shall jointly select within five (5) days of the Demand an independent arbitrator through Judicial Arbitration Mediation Services ("JAMS"), the arbitrator having no prior, existing, or potential business relationship with either party or an entity controlled by, controlling, or under common control with either party. If for any reason the parties cannot mutually agree on an independent arbitrator within such five (5) days, JAMS shall appoint an arbitrator it deems reasonable. Notwithstanding Section 9.9(a) of the Agreement, the location of such arbitration shall be in New York, New York or as otherwise mutually agreed upon by the parties. Upon the request of either party, the arbitrator selected will hear each party's presentation (including each party's proposed terms and conditions and the bases therefor) within ten (10) days of such selection. The arbitrator will rule within five (5) business days following the conclusion of such presentation by the parties, and such ruling shall be non-appealable.

     (iv) Any award by the arbitrator shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision. The award rendered by the arbitrator shall be final, binding, and non-appealable. The parties agree that the existence, conduct, and content of any arbitration shall be kept confidential and that no party shall disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each party's financial statements and except in court proceedings to enforce this arbitration provision or any award hereunder.

     (v) Each party shall pay the fees of its own attorneys, expenses of witnesses (if any), and all other expenses and costs in connection with the presentation of such party's case (collectively, "Attorneys' Fees"). The remaining costs of the arbitration, including without limitation, fees of the arbitrator, costs of records or transcripts, and administrative fees (collectively, "Arbitration Costs") shall be borne equally by the parties. Notwithstanding the foregoing, the arbitrator may modify the allocation of Arbitration Costs and award Attorneys' Fees in those cases in which fairness dictates a different allocation of Arbitration Costs between the parties and/or an award of Attorneys' Fees to the prevailing party as determined by the arbitrator.

     (vi) The terms and conditions for the License granted in section (a) above shall include arbitration provisions substantially similar to those set forth in section (g)(ii)-(v) above and shall provide each of the Licensees and the Company with the option to elect fast-track arbitration in accordance with these sections for purposes of arbitrating any disputes relating to the MFN and/or escrow provisions required to be included as terms and conditions for the License.

                                                                      APPENDIX B

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT dated as of June 23, 2002 (this "Agreement"), by and among Liberty Broadband Interactive Television, Inc., a Delaware corporation ("Parent"), and Wink Interactive, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("WII," and together with Parent, the "Parent Parties") and the stockholders of Wink Communications, Inc., a Delaware corporation (the "Company"), listed on Exhibit A attached hereto (each, a "Stockholder" and, collectively, the "Stockholders"). Capitalized terms used but not defined herein shall have the meaning set forth in the Merger Agreement (as defined below).

                                    RECITALS

     WHEREAS, Liberty Media Corporation, a Delaware corporation ("Liberty"), the Parent Parties, the Company, and Walnut Merger Corp., a Delaware corporation and a wholly owned subsidiary of WII ("Merger Sub"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as such agreement may be modified or amended from time to time, the "Merger Agreement"), providing for the merger of Merger Sub with and into the Company, with the Company as the surviving corporation in the merger (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, each Stockholder owns certain shares of common stock, par value $0.001 per share, of the Company (the "Common Stock"); and

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Liberty, the Parent Parties and Merger Sub have requested that each Stockholder enter into this Agreement.

     NOW, THEREFORE, to induce Liberty, the Parent Parties and Merger Sub to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the promises and the representations, warranties and agreements contained herein, the parties agree as follows:

          1. Representations and Warranties of Stockholders. Each of the Stockholders represents and warrants to the Parent Parties that (a) such Stockholder owns beneficially (as defined below) the number of shares of Common Stock set forth opposite such Stockholder's name on Exhibit A attached hereto (such shares of Common Stock, the "Subject Shares"), free and clear of all Liens or Restrictions and, except for this Agreement and the Merger Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or Voting (as defined in Section 2) of such Subject Shares and there are no Voting trusts or Voting agreements with respect to such Subject Shares, (b) such Stockholder does not beneficially own any shares of Common Stock other than such Stockholder's Subject Shares and does not have any options, warrants or other rights to acquire any additional shares of capital stock of the Company or any security exercisable for or convertible into shares of capital stock of the Company other than those options, warrants or other rights set forth opposite such Stockholder's name on Exhibit A hereto (such Stockholder's "Options") and each Stockholder represents and warrants that such Stockholder shall not exercise any such Options prior to the termination of this Agreement except in accordance with Section 7 of this Agreement, (c) such Stockholder has not appointed or granted any proxy, which appointment or grant is still effective with respect to the Subject Shares or any New Shares, (d) if such Stockholder is not a natural person, such Stockholder is duly incorporated or organized and validly existing under the laws of its jurisdiction of incorporation or organization and is duly authorized to do business and is in good standing under the laws of its jurisdiction of incorporation or organization and if such Stockholder is a natural person, such Stockholder has the capacity to enter into this Agreement, (e) such Stockholder has full power and authority to enter into, execute and deliver this Agreement and to perform fully such Stockholder's obligations hereunder and this Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies), (f) other than filings under the Exchange Act, no notices, reports or other filings are required to be made by such Stockholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by such Stockholder from, any Governmental Entity, in connection with the execution and delivery of this Agreement by such Stockholder, and (g) the execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated hereby will not, (i) violate, conflict with or constitute a breach of, or a default under, the certificate of incorporation or by-laws of such Stockholder or any or their comparable governing instruments (if such Stockholder is not a natural person), (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice or the passage of time or both) under any Contract to which such Stockholder is a party or by which any of its assets are bound, (iii) will not result in the creation of any Lien on any of the assets of such Stockholder or (iv) result in a violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to such Stockholder or by which any of its assets are bound. For the purposes of this Agreement, a Person "beneficially" owns a security if such Person, directly or indirectly, through any contract, arrangement, understanding or otherwise has (A) the power to vote, or direct the vote of such security and (B) the power to dispose, or direct the disposition of such security.

          2. Agreement to Deliver Proxy. Each of the Stockholders severally agrees to deliver to Parent on the date hereof an irrevocable proxy substantially in the form attached hereto as Exhibit B to Vote such Stockholder's Subject Shares (a) in favor of approval and adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (the Merger together with such transactions, collectively, the "Transactions") at any meeting of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof, (b) against any action, approval or agreement that would compete with or materially impede, interfere with, adversely affect or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, including, without limitation, any Alternative Proposal, (c) against any action, approval or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement and (d) except for the Transactions, against any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of the Company or its subsidiaries, in each case, to the same extent and with the same effect as such Stockholder might or could do under applicable law, rules and regulations. The proxy delivered by each of the Stockholders pursuant to this Section 2 shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law. For purposes of this Agreement, "Vote" shall include voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action (including, without limitation, consenting in accordance with Section 228 of the DGCL) or taking other action in favor of or against any action. "Voting" shall have a correlative meaning. Each of the Stockholders hereby revokes any and all previous proxies granted with respect to any of the Subject Shares and shall not hereafter, unless and until this Agreement terminates pursuant to
     Section 10 hereof, purport to grant any other proxy or power of attorney with respect to any of the Subject Shares or the New Shares or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Subject Shares or the New Shares covering the subject matter hereof. Each of the Stockholders acknowledges receipt and review of a copy of the Merger Agreement.

          3. No Proxy Solicitations. Each of the Stockholders severally agrees that such Stockholder will not, nor will such Stockholder permit any entity or person under such Stockholder's control, (a) to solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to or in competition with the consummation of the Transactions or otherwise encourage or assist any party in taking or planning any action which would compete with or materially impede, interfere with, adversely effect or tend to discourage the Transactions or inhibit the timely consummation of such Transactions, (b) to directly or indirectly encourage, initiate or cooperate in a stockholders' Vote or action by consent of the Company's stockholders in opposition to or in competition with the consummation of the Transactions or (c) to become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the consummation of the Transactions.

          4. Fiduciary Duties. Notwithstanding anything to the contrary in this Agreement, none of the agreements of the Stockholders contained herein shall restrict any Stockholder who is a director or an officer of the Company from taking any action, in his or her capacity, respectively, (a) as a director, if such director believes such action is necessary to satisfy such director's fiduciary duties to the stockholders of the Company, or (b) as an officer, if such officer is acting at the direction of the Company Board and in accordance with the terms and provisions of the Merger Agreement, including, without limitation, Section 6.5 thereof.

          5. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Parent Parties or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and the Parent Parties and Merger Sub shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholders in the voting of any of the Subject Shares, except as otherwise provided herein.

          6. Transfer and Encumbrance. On or after the date hereof and during the term of this Agreement, each of the Stockholders agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Stockholder's Subject Shares, Options or New Shares (as defined in Section 7), except, in the case of a Stockholder who is a natural person, such Stockholder may transfer its Subject Shares, Options or New Shares to (a) the spouse of such Stockholder, (b) the lineal descendants of such Stockholder, (c) an inter vivos trust whose sole beneficiaries are such Stockholder's spouse or lineal descendants or (d) an entity organized under Section 501(c)(3) of the Code, with the prior written consent of the Parent Parties which consent shall not be unreasonably withheld; provided, that, in each case, such transferee has agreed in writing to be bound by this Agreement and provided that such transfer does not adversely affect the Parent Parties' ability to satisfy the exemption requirements of Rule 14a 2(b)(2) of the Exchange Act.

          7. Additional Purchases. Each of the Stockholders severally agrees that such Stockholder will not purchase or otherwise acquire beneficial ownership of any shares of Common Stock after the execution of this Agreement, including, but not limited to, acquisition by virtue of exercising any Option (such shares of Common Stock, "New Shares"), nor will any Stockholder voluntarily acquire the right to Vote or share in the Voting of any shares of Common Stock other than the Subject Shares, unless such Stockholder agrees to deliver to Parent immediately after such purchase or acquisition an irrevocable proxy substantially in the form attached hereto as Exhibit C with respect to such New Shares. Each of the Stockholders also severally agrees that any New Shares acquired or purchased by such Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted Subject Shares.

          8. No Voting Trusts. Each of the Stockholders severally agrees that such Stockholder will not, nor will such Stockholder permit any Person under such Stockholder's control to, deposit any of such Stockholder's Subject Shares or New Shares in a Voting trust or subject any of such Stockholder's Subject Shares or New Shares to any arrangement with respect to the Voting of the Subject Shares or New Shares inconsistent with this Agreement.

          9. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law.

          10. Term and Termination. Subject to Section 14(i), the term of this Agreement shall commence on the date hereof, and such term and this Agreement shall terminate upon the earliest to occur of (i) the Effective Time and (ii) the date on which the Merger Agreement is terminated in accordance with its terms.

          11. Certain Events. Each of the Stockholders severally agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares or New Shares and shall be binding upon any entity or person to which legal or beneficial ownership of such Subject Shares or New Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors.

          12. Entire Agreement; Amendment; Waiver. This Agreement (including the Exhibits and the other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each of the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

          13. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally (by courier service or otherwise) or mailed, certified or registered mail with postage prepaid, or sent by confirmed telecopier, as follows:

           (a) If to the Parent Parties:

               Liberty Broadband Interactive Television, Inc.
               2431 East 61st Street, Suite 800
               Tulsa, Oklahoma 74135
               Attention: Peter C. Boylan III
               Facsimile: (918) 743-2301

               with a copy to:

               Liberty Media Corporation
               12300 Liberty Boulevard
               Englewood, Colorado 80112
               Attention: Elizabeth M. Markowski
               Facsimile: (720) 875-5858

               with an additional copy to:

               Baker Botts L.L.P.
               30 Rockefeller Plaza
               New York, New York 10112
               Attention: Lee D. Charles, Esq.
               Facsimile: (212) 408-2501

           (b) If to a Stockholder:

               c/o Wink Communications, Inc.
               1001 Marina Village Parkway
               Alameda, California 94501
               Attention: Mary Agnes Wilderotter
               Facsimile: (510) 337-2992
               with a copy to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, New York 10019
               Attention: David K. Lakhdhir, Esq.
               Facsimile: (212) 757-3990

or to such other Person or address as any party shall specify by notice in writing to the other party. Any such notice shall be deemed to have been given
(i) upon actual delivery, if delivered by hand, (ii) on the third (3rd) business day following deposit of such notice, properly addressed with postage prepaid, with the United States Postal Service if mailed by registered or certified mail, return receipt requested, or (iii) upon sending such notice, if sent via facsimile, with confirmation of receipt, except that any notice of change of address shall be effective only upon actual receipt thereof.

     14. Miscellaneous.

     (a) Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     (b) Venue; Waiver of Jury Trial. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 13 of this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(b).

     (c) Severability. In the event that any provision of the Agreement is held to be illegal, invalid or unenforceable in a final, unappealable order or judgment (each such provision, an "invalid provision"), then such provision shall be severed from this Agreement and the remaining provisions of this Agreement shall remain binding on the parties hereto. Without limiting the generality of the foregoing sentence, in the event a change in any applicable law, rule or regulation makes it unlawful for a party to comply with any of its obligations hereunder, the parties shall negotiate in good faith a modification to such obligation to the extent necessary to comply with such law, rule or regulation that is as similar in terms to the original obligation as may be possible while preserving the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible.

     (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     (e) Further Assurances. Each party hereto shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or desirable to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

     (f) Headings. All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

     (g) THIRD PARTY BENEFICIARIES. NOTHING IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY THIRD PARTY ANY RIGHTS OR REMEDIES OF ANY NATURE WHATSOEVER UNDER OR BY REASON OF THIS AGREEMENT.

     (h) Assignment. Neither any Stockholder nor any Parent Party may assign any of his, her or its rights or obligations under this Agreement without the prior written consent of the other parties hereto, except (i) as contemplated by
Section 6 of this Agreement and (ii) that a Parent Party may assign its rights and obligations hereunder to any of its direct or indirect wholly owned subsidiaries (including Merger Sub), but no such assignment shall relieve such Parent Party of its obligations hereunder if such transferee does not perform such obligations. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (i) Effectiveness. The obligations of the Stockholders set forth in this Agreement shall not be effective or binding upon the Stockholders until after such time as the Merger Agreement is executed and delivered by Liberty, the Parent Parties, Merger Sub and the Company.

     (j) Joint Participation in Drafting this Agreement. The parties acknowledge and confirm that each of their respective attorneys have participated jointly in the drafting, review and revision of this Agreement and that it has not been written solely by counsel for one party and that each party has had the benefit of its independent legal counsel's advice with respect to the terms and provisions hereof and its rights and obligations hereunder. Each party hereto, therefore, stipulates and agrees that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against another and that no party shall have the benefit of any legal presumption or the detriment of any burden of proof by reason of any ambiguity or uncertain meaning contained in this Agreement.

     (k) Expenses. Whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such cost or expense.

     (l) Public Announcements. Without the prior written consent of the Parent Parties, none of the Stockholders shall issue any press release or make any public statements with respect to this Agreement, the Merger Agreement or the Transactions, except as may be required by applicable law or court process.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                          LIBERTY BROADBAND INTERACTIVE
                                          TELEVISION, INC.

                                          By:    /s/ PETER C. BOYLAN III
                                            ------------------------------------
                                          Name: Peter C. Boylan III
                                          Title:   Authorized Signatory

                                          WINK INTERACTIVE, INC.

                                          By:    /s/ PETER C. BOYLAN III
                                            ------------------------------------
                                          Name: Peter C. Boylan III
                                          Title:   Authorized Signatory

                                          BRIAN P. DOUGHERTY

                                                /s/ BRIAN P. DOUGHERTY
                                          --------------------------------------

                                          BENCHMARK CAPITAL PARTNERS LP

                                          By: Benchmark Capital Management Co.,
                                              L.L.C., its General Partner

                                          By:    /s/ STEVEN M. SPURLOCK
                                            ------------------------------------
                                            Steven M. Spurlock, Managing Member

                                          BENCHMARK FOUNDERS FUND LP

                                          By: Benchmark Capital Management Co.,
                                              L.L.C., its General Partner

                                          By:    /s/ STEVEN M. SPURLOCK
                                            ------------------------------------
                                            Steven M. Spurlock, Managing Member

                                          MARY AGNES WILDEROTTER

                                              /s/ MARY AGNES WILDEROTTER
                                          --------------------------------------

                                          MICHAEL FUCHS

                                                   /s/ MICHAEL FUCHS
                                          --------------------------------------

                                          BRUCE DUNLEVIE

                                                  /s/ BRUCE DUNLEVIE
                                          --------------------------------------

                                          F. PHILIP HANDY

                                                  /s/ F. PHILIP HANDY
                                          --------------------------------------

                                          MELINDA WHITE

                                                   /s/ MELINDA WHITE
                                          --------------------------------------

                                          TIMOTHY V. TRAVAILLE

                                               /s/ TIMOTHY V. TRAVAILLE
                                          --------------------------------------

                                          TERRI DIAL

                                                    /s/ TERRI DIAL
                                          --------------------------------------

                                          CHARLES MCCULLOUGH

                                                /s/ CHARLES MCCULLOUGH
                                          --------------------------------------

                                          DON OHLMEYER JR.

                                                 /s/ DON OHLMEYER JR.
                                          --------------------------------------

                                                                       EXHIBIT A

              STOCKHOLDER OWNERSHIP OF SUBJECT SHARES AND OPTIONS

STOCKHOLDER                                                   SUBJECT SHARES   OPTIONS(1)
-----------                                                   --------------   ----------
Brian P. Dougherty..........................................    3,844,500              0
Benchmark Capital Partners LP...............................    1,093,358              0
Benchmark Founders Fund LP..................................      142,059              0
Mary Agnes Wilderotter......................................    1,032,333        747,667
Michael Fuchs...............................................      337,500         50,000
Bruce Dunlevie..............................................      100,000         50,000
F. Philip Handy.............................................       81,751         40,000
Melinda White...............................................       56,667        137,833
Timothy V. Travaille........................................       36,032        312,945
Terri Dial..................................................       18,750         40,000
Charlie McCullough..........................................       13,958        240,445
Don Ohlmeyer Jr. ...........................................        2,250         50,000
                                                                ---------      ---------
TOTAL.......................................................    6,759,158      1,668,890
                                                                =========      =========

---------------

(1) Includes options which the Company has agreed to grant on July 31, 2002 pursuant to the Offer to Exchange (as defined in the Merger Agreement).

                                                                       EXHIBIT B

                                 FORM OF PROXY

     The undersigned, for consideration received, hereby constitutes and appoints Peter Boylan or Mark Allen or another representative of Liberty Broadband Interactive Television, Inc., a Delaware corporation ("Parent"), designated by it and each of them as my true and lawful attorneys and proxies, with full power of substitution and resubstitution, and hereby authorizes each, for and in its name, place and stead, to the same extent and with the same effect as the undersigned might or could do under applicable law, rules or regulations (i) to vote all shares of Common Stock, par value $0.001 per share, of Wink Communications, Inc., a Delaware corporation (the "Company"), owned by the undersigned (the "Subject Shares") as of the date hereof at any meetings of stockholders of the Company after the date hereof and at any adjournment or postponement thereof (each, a "Company Meeting") FOR approval and adoption of the Agreement and Plan of Merger, dated as of June 23, 2002 (the "Merger Agreement"), by and among the Company, Liberty Media Corporation, a Delaware corporation, Parent, Wink Interactive, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("WII," and together with Parent, the "Parent Parties"), and Walnut Merger Corp., a Delaware corporation and a wholly owned subsidiary of WII, and the transactions contemplated thereby and AGAINST (a) any action, approval or agreement that would compete with or materially impede, interfere with, adversely effect or tend to discourage the transactions contemplated by the Merger Agreement or inhibit the timely consummation of such transactions, including, without limitation, any Alternative Proposal, (b) any action, approval or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement, or (c) except for the transactions contemplated by the Merger Agreement, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of the Company or its subsidiaries, and (ii) to withhold consents with respect to such Subject Shares for (a) any action, approval or agreement that would compete with or materially impede, interfere with, adversely effect or tend to discourage the transactions contemplated by the Merger Agreement or inhibit the timely consummation of such transactions, including, without limitation, any Alternative Proposal, (b) any action, approval or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement, or (c) except for the transactions contemplated by the Merger Agreement, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of the Company or its subsidiaries. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time as the Voting Agreement, dated as of June 23, 2002, by and among certain stockholders of the Company, including the undersigned, and the Parent Parties terminates in accordance with its terms, at which time this proxy shall expire.

                                          Dated June   , 2002

                                          --------------------------------------
                                                (Signature of Stockholder)

                                                                       EXHIBIT C

                                 FORM OF PROXY

     The undersigned, for consideration received, hereby constitutes and appoints Peter Boylan or Mark Allen or another representative of Liberty Broadband Interactive Television, Inc., a Delaware corporation ("Parent"), designated by it and each of them as my true and lawful attorneys and proxies, with full power of substitution and resubstitution and hereby authorizes each, for and in its name, place and stead, to the same extent and with the same effect as the undersigned might or could do under applicable law, rules or
regulations (i) to vote the      shares of Common Stock, par value $0.001 per
share (the "New Shares"), of Wink Communications, Inc., a Delaware corporation (the "Company"), purchased or otherwise acquired by the undersigned, or for which the undersigned has voluntarily acquired the right to vote or share in the voting of such shares, since the execution of the Voting Agreement, dated as of June 23, 2002 (the "Voting Agreement"), by and among certain stockholders of the Company, including the undersigned, Parent and Wink Interactive, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("WII," and together with Parent, the "Parent Parties"), at any meetings of stockholders of the Company, after the date hereof and at any adjournment or postponement thereof (each, a "Company Meeting") FOR approval and adoption of the Agreement and Plan of Merger, dated as of June 23, 2002 (the "Merger Agreement"), by and among the Company, Liberty Media Corporation, a Delaware corporation, the Parent Parties and Walnut Merger Corp., a Delaware corporation and a wholly owned subsidiary of WII, and the transactions contemplated thereby and AGAINST (a) any action, approval or agreement that would compete with or materially impede, interfere with, adversely effect or tend to discourage the transactions contemplated by the Merger Agreement or inhibit the timely consummation of such transactions, including, without limitation, any Alternative Proposal, (b) any action, approval or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement, or (c) except for the transactions contemplated by the Merger Agreement, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of the Company or its subsidiaries, and (ii) to withhold consents with respect to such New Shares for (a) any action, approval or agreement that would compete with or materially impede, interfere with, adversely effect or tend to discourage the transactions contemplated by the Merger Agreement or inhibit the timely consummation of such transactions, including, without limitation, any Alternative Proposal, (b) any action, approval or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement, or (c) except for the transactions contemplated by the Merger Agreement, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of the Company or its subsidiaries. This proxy is coupled with an interest and is irrevocable until such time as the Voting Agreement terminates in accordance with its terms, at which time this proxy shall expire.

                                          Dated           , 2002

                                          --------------------------------------
                                                (Signature of Stockholder)

                                                                      APPENDIX C

GREENBRIDGE PARTNERS LLC
--------------------------------------------------------------------------------
200 Greenwich Avenue - Greenwich, CT 06830 - Tel: (203) 862-6200 - Fax: (203) 862-6211

June 23, 2002

The Board of Directors
Wink Communications, Inc.
1001 Marina Village Parkway
Alameda, CA 94501

Members of the Board:

     Wink Communications, Inc. ("Wink") and Liberty Broadband Interactive Television, Inc. ("LBIT") propose to enter into an Agreement and Plan of Merger (the "Agreement"), substantially in the form of the draft dated June 21, 2002. As a result of the merger (the "Merger") contemplated by the Agreement, each issued and outstanding share of Wink's Common Stock, par value $0.001 per share, will be converted into and represent the right to receive, and shall be exchangeable for, $3.00 in cash (the "Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement.

     You have asked us whether, in our opinion, the Merger Consideration is fair from a financial point of view to the Wink shareholders.

     In arriving at the opinion set forth below, we have, among other things:

          (1) Reviewed certain publicly available business and financial information relating to Wink that we deemed to be relevant;

          (2) Reviewed certain information, including financial forecasts, relating to the business, revenue, operating expenses, cash flow, assets, liabilities and prospects of Wink;

          (3) Conducted discussions with representatives of Wink concerning the matters described in clauses 1 and 2 above;

          (4) Participated in certain discussions and negotiations among representatives of Wink, LBIT and Liberty and their respective financial and legal advisers;

          (5) Reviewed the market prices and trading history for Wink's Common Stock and compared it with those of certain publicly traded companies that we deemed to be relevant;

          (6) Reviewed the results of operations of Wink and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (7) Compared the proposed financial terms of the Agreement with the financial terms of certain other transactions that we deemed to be relevant;

          (8) Reviewed a draft of the Agreement and Plan of Merger dated June 21, 2002 and related draft Voting Agreement dated June 21, 2002; and

          (9) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions, as well as our experience in connection with similar transactions and securities valuation generally.

     In preparing our opinion, we have, with your permission, assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Wink. In addition, we have not assumed any obligation to and did not conduct any physical inspection of the properties or facilities of Wink. In our review of the long-term financial and operating projections of Wink furnished to us by the Company, Wink's management indicated that they believe there is significant risk and uncertainty in predicting and achieving those results. Based on the guidance from Wink and Greenbridge's understanding of the risks inherent in the Company's financial model, we have, with Wink's concurrence, not placed significant weight on such information in preparing our opinion. We have made no independent investigation of any legal matters or accounting advice given to Wink, LBIT or Liberty and their respective Boards of Directors, including, without limitation, advice as to the accounting and tax consequences of the Merger. In addition, we have relied on the representations and warranties in the Agreement. We have assumed that the final form of the Agreement will be substantially similar to the June 21, 2002 draft reviewed by us and that the Merger will be consummated in accordance with the terms set forth therein and without waiver of any of the material conditions to the Merger set forth in the Agreement for the benefit of Wink.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. Existing conditions are subject to rapid, substantial and unpredictable changes and such changes could impact our opinion.

     We are acting as financial advisor to Wink in connection with the Merger and will receive a fee from Wink for our services, a significant portion of which is contingent on consummation of the Merger. We will also receive a fee upon delivery of our opinion. In addition, Wink has agreed to indemnify us for certain liabilities arising out of our engagement.

     This opinion is for the use and benefit of the Board of Directors of Wink in its evaluation of the proposed Merger. We have not been asked to consider, and our opinion does not address, the merits of the underlying decision by Wink to engage in the Merger, the merits of the Merger over any alternative business transaction or strategies that might exist for Wink or the effect of any other transaction in which Wink might engage. Our opinion also is not intended to and does not constitute a recommendation of the Merger or a recommendation to any shareholder of Wink as to how such shareholder should vote on the proposed Merger or any matter related thereto. We are not expressing any opinion herein as to the prices at which the Common Stock of Wink will trade following the announcement of the Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Greenbridge Partners LLC be made, without our prior written consent.

     On the basis of and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair from a financial point of view to Wink's shareholders.

                                          Very truly yours,

                                          GREENBRIDGE PARTNERS LLC

                                          By: /s/ MICHAEL YAGEMANN
                                            ------------------------------------
                                            Michael Yagemann
                                            Managing Member

                                                                      APPENDIX D

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

SEC. 262. APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                  [WINK LOGO]

                         PROXY VOTING INSTRUCTION CARD

     Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all common shares of Wink Communications, Inc. that you are entitled to vote.

     Please consider the issues discussed in the proxy statement and cast your vote by:

     - Accessing the World Wide Web site http://www.eproxyvote.com/wink to vote via the Internet. YOU CAN ALSO REGISTER AT THIS SITE TO ACCESS FUTURE PROXY MATERIALS ELECTRONICALLY.

     - Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial [PHONE NUMBER] and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

     - Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to [TO COME].

     You can vote by phone or via the Internet anytime prior to [DATE], 2002. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.

                               FORM OF PROXY CARD

                                      PROXY

                            WINK COMMUNICATIONS, INC.

                  SPECIAL MEETING OF STOCKHOLDERS [DATE], 2002

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                 BOARD OF DIRECTORS OF WINK COMMUNICATIONS, INC.


         The undersigned stockholders of Wink Communications, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated [DATE], 2002, for the Special Meeting of Stockholders of Wink Communications, Inc., to be held on [DATE], 2002, at 10:00 a.m., Pacific time at Wink's corporate offices, 1001 Marina Village Parkway, Alameda, California 94501, and revoking all prior proxies, hereby appoints Mary Agnes Wilderotter and Timothy V. Travaille, and each of them, proxies and attorneys-in-fact, each with full power of substitution, and to represent and to vote, as designated on the reverse side, all shares of Common Stock of Wink Communications, Inc., held of record by the undersigned on [date], 2002 at the Special Meeting to be held on [DATE], 2002 or any postponement or adjournment of the Special Meeting.


                                SEE REVERSE SIDE


                              o FOLD DETACH HERE o

                                                                Please mark
                                                                your vote as [X]
                                                                indicated in
                                                                this example



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1



Adoption of the Agreement and Plan    FOR      AGAINST     ABSTAIN        In their discretion, the proxies
of Merger, dated as of June 23,       [ ]        [ ]         [ ]          and attorney's-in-fact are
2002, by and among Wink                                                   authorized to vote upon such
Communications, Inc., Liberty                                             other business as may properly
Broadband Interactive Television,                                         come before the Annual Meeting or
Inc., Wink Interactive, Inc.,                                             any adjournment(s) thereof.
Walnut Merger Corp and, for
purposes of Section 6.11 of the
agreement only, Liberty Media
Corporation.
                                                            Mark here for address change and note below [ ]

Signature                    Signature                                          Dated             ,2002
                             ---------                                          -----             -----

This Proxy should be dated, signed by the stockholder(s) exactly as his or her name(s) appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

                                      Detach here from proxy voting card